Exhibit 10.89

EXECUTION COPY

CREDIT AGREEMENT

among

EPICOR SOFTWARE CORPORATION

and

KEYBANK NATIONAL ASSOCIATION,

As Administrative Agent,

Sole Book Manager and

Letter Of Credit Issuing Lender

BANK OF AMERICA, N.A.,

As Documentation Agent

and

THE OTHER FINANCIAL

INSTITUTIONS PARTIES HERETO

Dated as of March 30, 2006

$100,000,000 Revolving Credit Facility

$100,000,000 Term Loan Facility

KEYBANC CAPITAL MARKETS

As Lead Arranger

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(continued)

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(continued)

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(continued)

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(continued)

Page

EXHIBITS

EXHIBIT A – Form of Request for Extension of Credit
EXHIBIT B – Form of Compliance Certificate
EXHIBIT C- 1 – Form of Revolving Note
EXHIBIT C- 2 – Form of Term Note
EXHIBIT D – Form of Assignment and Assumption
EXHIBIT E – Form of Stock Pledge Agreement
EXHIBIT F – Form of General Security Agreement
EXHIBIT G – Form of Guaranty
EXHIBIT H – Form of Acceptance Letter

SCHEDULES

SCHEDULE 2.1 – Commitments and Pro Rata Shares

SCHEDULE 10.2 – Offshore and Domestic Lending Offices, Addresses for Notices

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT (“Agreement”) is entered into as of March 30, 2006, by and among EPICOR SOFTWARE CORPORATION, a Delaware corporation (“Borrower”), each lender from time to time party hereto (collectively, “Lenders” and individually, a “Lender”), KEYBANK NATIONAL ASSOCIATION (as “Administrative Agent” and “Issuing Lender”), and BANK OF AMERICA, N.A. (as “Documentation Agent”).

RECITAL

Borrower has requested that the Lenders provide (a) a revolving line of credit, and (b) a term loan facility and Lenders and Administrative Agent are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

SECTION I

DEFINITIONS AND ACCOUNTING TERMS

1.1. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any line of business or any division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary); provided that such Person is in the same or related industry as Borrower.

“Adjusted Leverage Ratio” means, as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four (4) fiscal quarters ending on, or ending most recently prior to, such date.

“Administrative Agent” means KeyBank National Association, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.2, or such other address or account as Administrative Agent hereafter may designate by written notice to Borrower and Lenders.

“Administrative Agent-Related Persons” means Administrative Agent (including any successor agent), together with its Affiliates (including, in the case of KeyBank in its capacity as Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

Credit Agreement	Epicor Software Corporation

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with another Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement” means this Credit Agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

“Alternative Currency” means Australian Dollars, British Pounds, Canadian Dollars, Danish Kroner, Euros, Hong Kong Dollars, Japanese Yen, New Zealand Dollars, Singapore Dollars, Swedish Kroner, Swiss Francs, Mexican Pesos and each other lawful currency (other than Dollars) that is freely available and freely transferable and convertible into Dollars and which is approved by the Lenders in accordance with Section 2.14.

“Alternative Currency Sublimit” means an amount equal to the lesser of the combined Revolving Commitments and $30,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the combined Revolving Commitments.

“Anti-Terrorism Order” means Executive Order No. 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 Fed. Reg. 49,079 (2001), as amended.

“Applicable Margin” means the following amounts per annum (expressed in basis points per annum), based upon the Adjusted Leverage Ratio:

Adjusted Leverage Ratio (“X”)	Revolving Commitment Fee	Revolving Offshore Rate Margin	Revolving Base Rate Margin	Term Loan Offshore Rate Margin	Term Loan Base Rate Margin
X is > 2.5	45	265	80	250	90.0
X is > 2.0 but < 2.5	40	240	55	250	90.0
X is > 1.5 but < 2.0	35	215	30	250	90.0
X is > 1.0 but < 1.5	30	180	0	250	90.0
X is > 0.5 but < 1.0	25	155	0	250	90.0
X is < 0.5	20	135	0	250	90.0

For purposes of Borrower’s payment of interest in accordance with Section 2.6 and the commitment fee specified in Section 2.7(a), each Applicable Margin calculated in accordance with the most recent Compliance Certificate received by Administrative Agent shall be in effect from the date such Compliance Certificate is received by Administrative Agent to but excluding

Credit Agreement	Epicor Software Corporation

the date the next Compliance Certificate is received; provided, however, that the Applicable Margin from the Closing Date until Administrative Agent’s receipt of Borrower’s first Compliance Certificate shall be the amounts set forth above as applying when the Adjusted Leverage Ratio is > 2.0 but < 2.5.

“Applicable Payment Date” means, (a) as to any Offshore Rate Loan, the last day of the relevant Interest Period or every ninety (90) days, whichever is earlier, any date that such Loan is prepaid or converted in whole or in part and the applicable Maturity Date; and (b) as to any other Obligations, the last Business Day of each calendar quarter and the applicable Maturity Date; provided, however, that interest accruing at the Default Rate shall be payable from time to time upon demand of Administrative Agent.

“Applicable Time” means California time.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means KeyBank, in its capacity as sole arranger and sole book manager.

“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than Borrower or any Guarantor), in one transaction or a series of transactions, of all or any part of Borrower or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Equity Securities of any Subsidiaries, other than (i) inventory or other assets (including Cash or Cash Equivalents) sold, transferred or otherwise disposed of in the ordinary course of business consistent with past practice, (ii) sales of other assets for aggregate consideration of less than $2,000,000 with respect to any transaction or series of related transactions and less than $5,000,000 in the aggregate during any fiscal year, and (iii) leases, subleases, licenses and sublicenses, each to the extent entered into in the ordinary course of business, and (iv) transactions permitted by Section 7.4.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D.

“Attorney Costs” means and includes all reasonable attorney’s and other fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

“Audited Financial Statements” means the audited consolidated balance sheet, income statement and cash flows of Borrower and its Subsidiaries for each fiscal year ending December 31.

“Base Rate” means a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by KeyBank as its “prime rate.” Such prime rate is a rate set by KeyBank based upon various factors including KeyBank’s costs and desired return, general

Credit Agreement	Epicor Software Corporation

economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by KeyBank shall take effect at the opening of business on the day specified in the public announcement of such change. If KeyBank ceases to establish or publish a prime rate, the applicable Base Rate thereafter shall be instead the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported).

“Base Rate Loan” means a Loan made in not less than the Minimum Amount pursuant to Requisite Notice to Administrative Agent by delivering a Request for Extension of Credit not later than the Requisite Time and specified to be a Base Rate Loan or if not designated otherwise. Interest on each Base Rate Loan shall be calculated using the Applicable Margin for the Base Rate effective as of the date of the advance of such Base Rate.

“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Borrowing” and “Borrow” each mean a borrowing of Loans hereunder.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banks in Cleveland, Ohio; New York, New York; San Francisco, California; or (if interest is being determined by reference to the Offshore Rate) London, England are generally authorized or obligated, by law or executive order, to close and, with respect to advances or payments of Loans or any other matters relating to Loans denominated in an Alternative Currency, such day also shall be a day on which (i) dealings in deposits in the relevant Alternative Currency are carried on in the applicable interbank market, and (ii) all applicable banks into which Loan proceeds may be deposited are open for business and foreign exchange markets are open for business in the principal financial center of the country of such currency.

“Capital Leases” means any and all leases under which certain obligations are required to be capitalized on the books of a lessee in accordance with GAAP.

“Cash” or “Cash Equivalents” means assets properly classified as “marketable securities”, “cash”, “cash equivalents” or “short term investments” under GAAP.

“Change of Control” means the direct or indirect acquisition by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act, but excluding any employee benefit plan of Borrower or its Subsidiaries, or any person or entity acting it its capacity as trustee, agent or other fiduciary or administrator of any such plan) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), of (a) beneficial ownership of the issued and outstanding shares of voting stock or similar equity interests of a corporation or other entity, the result of which acquisition is that such person or group possesses in excess of 40% of the combined voting power of all then-issued and outstanding voting stock of such corporation or other entity, or (b) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the board of directors of such corporation or other entity.

“Closing Date” means the date all the conditions precedent in Section 4.1 are satisfied or waived in accordance with Section 4.1.

Credit Agreement	Epicor Software Corporation

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

“Commitment” means, for each Lender, such Lender’s commitment to make Loans (and to issue or participate in Letters of Credit) in the amount set forth opposite such Lender’s name on Schedule 2.1 attached hereto, as such amount may be reduced or adjusted from time to time in accordance with the terms of this Agreement (collectively, the “combined Commitments”).

“Commitment Fee” has the meaning set forth in Section 2.7(a).

“Compliance Certificate” means a certificate substantially in the form of Exhibit B, properly completed and signed by a Responsible Officer of Borrower.

“Consolidated Cash Balance” means unrestricted Investments of the type specified in clause (a) of the definition of Ordinary Course Investments.

“Consolidated EBITDA” means, for any period, the sum of the following, provided that the items contained in (b)-(e) below shall be added to (a) only to the extent they have been deducted in the calculation of Consolidated Net Income for such period and, therefore, form no part of Consolidated Net Income:

(a) Consolidated Net Income for such period, provided that (i) all gains and losses realized by Borrower and its Subsidiaries upon the sale or other disposition (including, without limitation, pursuant to sale and leaseback transactions) of property or assets that are not sold or otherwise disposed of in the ordinary course of business, or pursuant to the sale of any capital stock of Borrower or any Subsidiary, shall be excluded from such Consolidated Net Income, and (ii) all items of gain or income that are properly classified as extraordinary in accordance with GAAP or are unusual or non-recurring shall be excluded from such Consolidated Net Income; and

(b) Consolidated Interest Charges for such period; and

(c) The amount of income tax expense to the extent deducted in determining such Consolidated Net Income; and

(d) The amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, including any impairment of goodwill as defined under FAS 142 and GAAP; and

(e) Any non-cash stock based compensation charges in such period per GAAP.

“Consolidated Interest Charges” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses payable by Borrower and it Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) the portion of rent payable by Borrower and it Subsidiaries with respect to such period under Capital Leases that is

Credit Agreement	Epicor Software Corporation

treated as interest in accordance with GAAP and (c) the portion of rent payable by Borrower and its Subsidiaries with respect to such period under a Synthetic Lease Obligation that would be treated as interest in accordance with GAAP if the Synthetic Lease Obligation were treated as a Capital Lease under GAAP.

“Consolidated Net Income” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the net income of Borrower and its Subsidiaries in accordance with GAAP.

“Continuation” and “Continue” mean, with respect to any Offshore Rate Loan, the continuation of such Offshore Rate Loan as an Offshore Rate Loan on the last day of the Interest Period for such Loan.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

“Conversion” and “Convert” mean, with respect to any Loan, the conversion of such Loan from or into another type of Loan.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

“Declining Lender” has the meaning specified in Section 2.12.

“Default” means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to the Base Rate plus the applicable margin specified in the definition of Applicable Margin, if any, applicable to Base Rate Loans, plus 2% per annum; provided, however, that with respect to an Offshore Rate Loan, the Default Rate shall be an interest rate equal to the interest rate otherwise applicable to such Loan, plus the Applicable Margin specified for Offshore Rate Loans, plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Deposit Account Control Agreement” means a Deposit Account Control Agreement in substantially the form of Exhibit B attached to the General Security Agreement (or such similar agreements that Administrative Agent shall from time to time approve with respect to Deposit Accounts, investment accounts, securities accounts or other such accounts), as the same may from time to time hereafter be amended, modified or supplemented.

Credit Agreement	Epicor Software Corporation

“Disclosure Letter” means the Disclosure Letter dated March 30, 2006 from Borrower to the Administrative Agent.

“Disposition” or “Dispose” means the sale, transfer, License Disposition or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar,” “USD” and “$” mean lawful money of the United States of America.

“Dollar Equivalent” means, with respect to any amount of any currency, the Equivalent Amount of such currency expressed in Dollars.

“Eligible Assignee” means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least USD$100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least USD$100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; (d) another Lender; (e) any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies; or (f) other lenders or institutional investors consented to in writing in advance by Administrative Agent and Borrower. Neither Borrower nor any Affiliate of Borrower shall be an Eligible Assignee.

“Environmental Laws” means all Laws relating to environmental, health, safety and land use matters applicable to any property of Borrower and its Subsidiaries.

“Equity Securities” of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing, other than convertible debt securities which have not been converted into common stock, preferred stock, participations, shares, partnership interests or other equity interests in any such Person.

“Equivalent Amount” shall mean, at any time, as determined in good faith by the Administrative Agent in accordance with its customary practices (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the “Reference Currency”) which is to be computed as an equivalent amount of another currency (the “Equivalent Currency”): (i) if the Reference Currency and the Equivalent Currency are the same, the amount of such Reference Currency, or (ii) if the Reference Currency and the Equivalent Currency are not the same, the amount of such Equivalent Currency converted from such Reference Currency at the Administrative Agent’s spot selling rate (based on the market rates then prevailing and available to the Administrative Agent) for the sale of such Equivalent Currency for such Reference Currency at a time determined by the Administrative Agent on the second (2nd) Business Day immediately preceding the event for which such calculation is made.

Credit Agreement	Epicor Software Corporation

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor Federal statute.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing with the PBGC of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title N of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not, applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage by dividing (i) the Offshore Rate by (ii) one (1) minus the Eurodollar Reserve Percentage, The determination of the Eurodollar Reserve Percentage and the Offshore Rate by Administrative Agent shall be conclusive in the absence of manifest error.

“Event of Default” means any of the events specified in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal statute.

“Extension of Credit” means (a) a Borrowing, Conversion or Continuation of Loans and (b) a Letter of Credit Action wherein a new Letter of Credit is issued or which has the effect of increasing the amount of, extending the maturity of, or making a material modification to an outstanding Letter of Credit or the reimbursement of drawings thereunder.

Credit Agreement	Epicor Software Corporation

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to KeyBank on such day on such transactions as determined by Administrative Agent.

“Fee Letter” has the meaning specified in Section 2.7(b).

“Finally Paid” or “Final Payment” means, when used in connection with any Indebtedness, the full payment in cash of all obligations with respect to such Indebtedness (other than contingent indemnity obligations not expected to be incurred) and the irrevocable termination of all commitments related thereto.

“First Tier Foreign Subsidiary” means, at any date of determination, each foreign Material Subsidiary in which Borrower or any of its domestic subsidiaries owns directly more than 50%, in the aggregate, of the capital stock of such Subsidiary.

“Fixed Charge Coverage Ratio” means the ratio of (a) Consolidated EBITDA for the preceding four (4) fiscal quarters most recently ended to (b) (i) consolidated capital expenditures of Borrower and its Subsidiaries (as determined in accordance with GAAP) and Consolidated Interest Charges, for such period, plus (ii) Borrower’s and its Subsidiaries’ consolidated cash income taxes paid less cash income tax refunds actually received for such period, plus (iii) the amount of scheduled payments of principal of Indebtedness during such period (excluding scheduled payments of Revolving Loans and other Indebtedness subject to reborrowing to the extent not accompanied by a concurrent and permanent reduction of the Revolving Commitment or the commitment in respect of such Indebtedness).

“Foreign Lender” has the meaning specified in Section 10.22.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans or similar extensions of credit in the ordinary course of business.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Requisite Lenders shall so request, Administrative Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders) provided that, until so amended, (a) such ratio or

Credit Agreement	Epicor Software Corporation

requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide to Administrative Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

“General Security Agreement” means each of those certain Security Agreements (Personal Property) dated as of the date hereof, between Borrower (or, as the case may be, each Guarantor), as Debtor, and Administrative Agent (for the account of each Lender in accordance with its Pro Rata Share), securing the Obligations of Borrower, together with any Security Agreement executed hereafter pursuant to the terms of Section 6.13 hereof, in each case as the same may from time to time hereafter be amended, modified or supplemented.

“Governmental Authority” means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (c) any court, administrative tribunal or public utility.

“Guarantor” means each domestic Material Subsidiary in existence on the date hereof (as set forth in Schedule 5.1 attached to the Disclosure Letter) and thereafter any Person that may from time to time become a domestic Material Subsidiary and deliver a Guaranty hereafter pursuant to the terms of Section 6.13 hereof.

“Guaranty“ means each of those certain Guaranties dated as of the date hereof, as supplemented from time to time hereafter, from Guarantors in favor of the Administrative Agent and each Lender, together with any Guaranty executed hereafter pursuant to the terms of Section 6.13 hereof, as the same may from time to time hereafter be amended, modified or supplemented.

“Guaranty Obligation” means, as to any Person, any (a) guaranty by such Person of Indebtedness of, or other obligation payable or performable by, any other Person or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by such Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any “keep-well” or other arrangement of whatever nature, in each such case, given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

Credit Agreement	Epicor Software Corporation

“Hazardous Substance” means any substance, material or waste, including asbestos and petroleum (including crude oil or any fraction thereof), which is or becomes designated, classified or regulated as “toxic,” “hazardous,” a “pollutant” or similar designation under any Laws.

“Increase Notice” has the meaning specified in Section 2.12.

“Indebtedness” of any Person means:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, the termination value thereof, or (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;

(d) with or without recourse, all obligations of such Person to pay the deferred purchase price of property or services (if such deferral is greater than one hundred eighty (180) days), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements);

(e) Capital Leases or Synthetic Lease Obligations, provided, however, that Synthetic Lease Obligations shall be excluded from Indebtedness to the extent they are secured by cash collateral or a letter of credit. The amount of Indebtedness in the case of Capital Leases shall be the amount of the capitalized lease liability appearing on Borrower’s financial statements delivered in accordance with Sections 6.1(a) and (b) of this Agreement. The amount of Indebtedness in the case of Synthetic Lease Obligations shall be the sum of all outstanding principal advances and any other sums advanced and outstanding pursuant to the Synthetic Lease Obligations; and

(f) all Guaranty Obligations of such Person in respect of any of the foregoing obligations of any other Person.

For all purposes of this Agreement, the Indebtedness of any Person shall include, at any such time as such partnership or joint venture is not Solvent, the Indebtedness of any partnership or joint venture (to the extent the joint venture consists of a legal entity where a joint venturer has pass-through liability for all of the debts of the joint venture) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person (subject to customary recourse exceptions acceptable to Requisite Lenders).

“Indemnified Liabilities” has the meaning set forth in Section 10.14.

Credit Agreement	Epicor Software Corporation

“Indemnitees” has the meaning set forth in Section 10.14.

“Intangible Assets” means assets that are required to be disclosed as intangible assets in accordance with GAAP on Borrower’s balance sheet, including customer lists, goodwill, computer software, copyrights, trade names, trade marks, patents, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Interest Period” means for each Offshore Rate Loan, (i) initially, the period commencing on the date such Offshore Rate Loan is disbursed or Continued or Converted into such Offshore Rate Loan, and (ii) thereafter, the period commencing on the last day of the preceding Interest Period, and ending, in each case, on the earlier of (x) the scheduled Maturity Date, or (y) one, two, three, six, nine or twelve months thereafter, as elected by Borrower; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) unless Administrative Agent otherwise consents, there may not be more than fifteen (15) Interest Periods for Offshore Rate Loans in effect at any time.

“Investment” means, as to any Person, any investment by such Person, whether by means of the purchase or other acquisition of stock or other securities of any other Person or by means of a loan, creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“Issuing Lender” means KeyBank, or any other Lender, who from time to time effects a Letter of Credit Action in accordance with the terms of this Agreement.

“KeyBank” means KeyBank National Association.

“Laws” or “Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

Credit Agreement	Epicor Software Corporation

“Lender” means each lender from time to time party hereto and, as the context requires, Issuing Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.2, or such other office or offices as a Lender may from time to time notify Administrative Agent.

“Letter of Credit” means any standby letter of credit issued or outstanding hereunder. A Letter of Credit may be a performance letter of credit or a financial letter of credit.

“Letter of Credit Action” means the issuance, supplement, amendment, renewal, extension, modification or other action relating to a Letter of Credit hereunder.

“Letter of Credit Application” means an application for a Letter of Credit Action from time to time in use by Issuing Lender.

“Letter of Credit Expiration Date” means the scheduled Maturity Date for Revolving Loans.

“Letter of Credit Sublimit” means an amount equal to USD$20,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the combined Revolving Commitments.

“Letter of Credit Usage” means, as at any date of determination, the aggregate undrawn face amount of outstanding Letters of Credit plus the aggregate amount of all drawings under the Letters of Credit not reimbursed by Borrower or converted into Revolving Loans.

“License Disposition” means, in respect of any patent, trademark, copyright, mask work, trade secret or other intellectual property right owned or held by Borrower or any of its Subsidiaries (the “IP Holder”) which is material to Borrower or any of its Subsidiaries (together, “Material IP”), (i) the granting by the IP Holder of an exclusive license across all or substantially all fields, uses or regions to any Person other than Borrower or another Subsidiary, (ii) the granting of any license by the IP Holder that conveys directly or indirectly to any Person other than Borrower or its Subsidiaries all or substantially all of the economic value of such Material IP, or (iii) the abandonment by the IP Holder of such Material IP.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement (including in the nature of, cash collateral accounts or security interests), encumbrance, lien (statutory or other), fixed or floating charge, or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

“Loan” means any advance made by any Lender to Borrower as provided in Section 2 that is either a Revolving Loan or a Term Loan (collectively, the “Loans”).

“Loan Documents” means this Agreement and each Note, each General Security Agreement, each Stock Pledge Agreement, each Guaranty, each Letter of Credit Application,

Credit Agreement	Epicor Software Corporation

each Request for Extension of Credit, each certificate, each fee letter, and each other instrument or agreement from time to time executed by Borrower or any of its Subsidiaries or any Responsible Officer and delivered in connection with this Agreement.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” means any set of circumstances or events which (a) has any material adverse effect upon the validity or enforceability of any Loan Document, (b) is material and adverse to the financial condition, business, assets or operations of Borrower and all of its Subsidiaries taken as a whole, (c) has any material adverse effect upon the value or condition of the Collateral under the General Security Agreement or the Stock Pledge Agreement, or (d) materially impairs the ability of Borrower or any Guarantor to perform the Obligations.

“Material Subsidiary” means each Subsidiary of Borrower which has assets with a total book value greater than 10% of the consolidated total assets of Borrower and its Subsidiaries determined as of the end of the fiscal quarter immediately preceding the date of determination.

“Maturity Date” means (a) with respect to Revolving Loans, March 30, 2009, (b) with respect to Term Loans, March 30, 2012, or (c) such earlier date upon which the combined Commitments may be terminated in accordance with the terms of this Agreement.

“Minimum Amount” means, with respect to each of the following actions, the minimum amount and any multiples in excess thereof set forth opposite such action:

Type of Action	Minimum Amount	Multiples in excess thereof

Borrowing or prepayment of, or Conversion into, Base Rate Loans	USD$1,000,000	USD$1,000,000

Borrowing, prepayment or Continuation of, or Conversion into, Offshore Rate Loans denominated in Dollars	USD$1,000,000	USD$1,000,000

Borrowing, prepayment or Continuation of, or Conversion into, Offshore Rate Loans denominated in an Alternative Currency	USD$500,000 (Dollar Equivalent)	USD$500,000 (Dollar Equivalent)

Letter of Credit Action	USD$50,000	None

Reduction in Commitment	USD$1,000,000	USD$1,000,000

“Modified Note” has the meaning specified in Section 2.12.

“Moody’s” means Moody’s Investors Service, Inc.

Credit Agreement	Epicor Software Corporation

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash (or Cash Equivalents) payments or proceeds received by Borrower or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any costs incurred by Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Borrower or such Subsidiary in respect thereof, and (b) any costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.

“Net Asset Sales Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Borrower or any of its Subsidiaries from such Asset Sale, minus (ii) any direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Borrower or any of its Subsidiaries in connection with such Asset Sale.

“New Lenders” has the meaning specified in Section 2.12.

“New Note” has the meaning specified in Section 2.12.

“Note” means a promissory note made by Borrower in favor of a Lender evidencing the Loans made by such Lender, substantially in the form of Exhibit C (collectively, the “Notes”).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, Borrower arising under any Loan Document, including any Swap Contracts executed by Borrower and any Lender, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any Debtor Relief Laws by or against Borrower or any Subsidiary or Affiliate of Borrower.

“Offshore Rate” means for any Interest Period with respect to each Offshore Rate Loan comprising part of the same Borrowing, a rate per annum determined by Administrative Agent as the offered rate for Dollar deposits in the approximate amount of the requested Offshore Rate Loan and having a maturity comparable to such Interest Period, which rate appears (i) on the British Bankers’ Association internet web page (http://www.bba.org.uk/public/libor/), or via (ii) Reuters (BBALIBORS), Bloomberg, Moneyline Telerate (Page 3750) or any other information

Credit Agreement	Epicor Software Corporation

provider of the British Bankers’ Association daily Libor rates as of 11:00 A.M., London time, on the date (an “Interest Determination Date”) which is the second day on which banks are open for interbank deposits in London prior to the commencement of such Interest Period. If, on the Interest Determination Date for such Interest Period, the Administrative Agent is unable to obtain any quotation as provided above, the Offshore Rate for the relevant Interest Period shall be the rate per annum that the Administrative Agent determines in good faith to be the arithmetic mean (rounded, if necessary, to the nearest sixth decimal place) of all the per annum rates of interest at which deposits in Dollars in an amount comparable to the requested Offshore Rate Loan in Dollars in respect of which the Offshore Rate is then being determined for a period comparable to such Interest Period are offered by Administrative Agent to prime banks in the London interbank market at approximately 11:00 A.M., London time on such Interest Determination Date. The Administrative Agent shall provide to Borrower, upon request, details as to the manner in which the Offshore Rate is calculated, but such calculation shall be conclusive and binding absent manifest error.

“Offshore Rate Loan” means a Loan made in not less than the Minimum Amount pursuant to Requisite Notice to Administrative Agent and by deliverance of a Request for Extension of Credit not later than the Requisite Time and specified to be an Offshore Rate Loan. Interest on each Offshore Rate Loan shall be calculated using the Applicable Margin for the Offshore Rate effective as of the date of the advance of such Offshore Rate.

“Ordinary Course Dispositions” means:

(a) Dispositions of surplus equipment or damaged, obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions in the ordinary course of business;

(c) Dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement property or where Borrower or any Subsidiary determines in good faith that the failure to replace such equipment will not be detrimental to the business of Borrower or such Subsidiary;

(d) Dispositions of assets or property by any Subsidiary of Borrower to Borrower or another Subsidiary of Borrower, or by Borrower to any Subsidiary of Borrower;

(e) Dispositions which constitute the making or liquidating of Permitted Investments; and

(f) Dispositions which constitute the incurrence (but not the enforcement) of Permitted Liens;

provided, however, that, other than with respect to Dispositions of the types described in clauses (a) and (c) of this definition, no such Disposition shall be for less than the fair market value of the property being disposed of.

Credit Agreement	Epicor Software Corporation

“Ordinary Course Indebtedness” means:

(a) Indebtedness under the Loan Documents;

(b) Intercompany Guaranty Obligations of Borrower or any of its Subsidiaries guarantying Indebtedness otherwise permitted hereunder of Borrower or any Subsidiary of Borrower;

(c) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds or from the endorsement of instruments for collection in the ordinary course of Borrower’s or any Subsidiary’s’ business;

(d) Permitted Swap Obligations;

(e) Indebtedness of Borrower or any of its Subsidiaries with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business with respect to agreements providing for indemnification, adjustment of purchase price, earnest money or similar obligations in connection with Acquisitions or Dispositions otherwise permitted by this Agreement; and

(f) Indebtedness with respect to cash deposited by customers to obtain the right to delivery of future goods or services; provided, however, that all such cash deposits are held in an account subject to a Deposit Account Control Agreement.

“Ordinary Course Investments” means Investments consisting of

(a) Investments in assets properly classified as “marketable securities”, “cash”, “cash equivalents” or “short term investments” under GAAP, and which conform to the investment policies adopted by the Board of Directors of Borrower from time to time;

(b) Advances to officers, directors and employees of Borrower and its Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

(c) Investments of Borrower in any of its Subsidiaries and Investments of any Subsidiary of Borrower in Borrower or another Subsidiary of Borrower;

(d) Extensions of credit to customers or suppliers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

(e) Guaranty Obligations permitted by Section 7.1;

(f) Investments received by Borrower or any of its Subsidiaries as distributions on claims in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

Credit Agreement	Epicor Software Corporation

(g) Investments of any Subsidiary existing at the time it becomes a Subsidiary of Borrower, provided that such Investments were not made in anticipation of such Person becoming a Subsidiary of Borrower; and

(h) Investments consisting of loans to employees, officers and directors, the proceeds of which shall be used to purchase Equity Securities of Borrower or its Subsidiaries and other loans to non-executive officers and employees.

“Ordinary Course Liens” means:

(a) Liens pursuant to any Loan Document;

(b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) pledges or deposits in connection with worker’s compensation, unemployment insurance and other social security legislation;

(e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (including, without limitation, Liens securing all those obligations described in clause (e) of the definition of Ordinary Course Indebtedness);

(f) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Person;

(g) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings (and not otherwise an Event of Default hereunder) in the ordinary course of business that are currently being contested in good faith by appropriate proceedings, for which adequate reserves have been set aside, and no material property is subject to a material risk of loss or forfeiture;

(h) Liens on the property or assets of any Subsidiary of Borrower in favor of Borrower or any other Subsidiary of Borrower;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties and in connection with the importation of goods in the ordinary course of Borrower’s and its Subsidiaries’ businesses;

Credit Agreement	Epicor Software Corporation

(j) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by Borrower or any Subsidiary to provide collateral to the depository institution;

(k) Liens on insurance proceeds in favor of insurance companies with respect to the financing of insurance premiums; and

(l) Purported Liens evidenced by the filing of UCC precautionary financing statements relating to operating leases entered into in the ordinary course of business.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership or joint venture agreement and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

“Outstanding Obligations” means, as of any date, and giving effect to making any Extensions of Credit requested on such date and all payments, repayments and prepayments made on such date, (a) when reference is made to all Lenders, the sum of (i) the aggregate outstanding principal amount of all Loans, and (ii) all Letter of Credit Usage, and (b) when reference is made to one Lender, the sum of (i) the aggregate outstanding principal amount of all Loans made by such Lender, and (ii) such Lender’s ratable risk participation in all Letter of Credit Usage.

“Participant” has the meaning specified in Section 10.4(d).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto established under ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

“Permitted Indebtedness” has the meaning specified in Section 7.1.

“Permitted Investments” has the meaning specified in Section 7.5.

“Permitted Liens” has the meaning specified in Section 7.2.

Credit Agreement	Epicor Software Corporation

“Permitted Swap Obligations” means all obligations (contingent or otherwise) of Borrower or any of its Subsidiaries existing or arising under Swap Contracts, provided that such obligations are (or were) entered into by such Person for the purpose of (i) directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder; or (ii) directly mitigating the dilution associated with the issuance of convertible securities by Borrower, and not for purposes of speculation or taking a “market view.”

“Person” means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority, or otherwise.

“Plan” means any employee benefit plan maintained or contributed to by Borrower or by any trade or business (whether or not incorporated) under common control with Borrower as defined in Section 4001(b) of ERISA and insured by the PBGC under Title IV of ERISA.

“Pro Rata Share” means: (a) with respect to a Lender’s obligation to make Revolving Loans, participate in Letters of Credit, reimburse the Issuing Lender, and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (x) prior to the Revolving Commitment being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender’s Revolving Commitment, by (ii) the aggregate Revolving Commitment of all Lenders and (y) from and after the time the Revolving Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender’s Revolving Outstandings by (ii) the aggregate unpaid principal amount of all Revolving Outstandings;

(b) with respect to a Lender’s obligation to make a Term Loan and receive payments of interest, fees, and principal with respect thereto, (x) prior to the making of the Term Loans, the percentage obtained by dividing (i) such Lender’s Term Loan Commitment, by (ii) the aggregate amount of all Lenders’ Term Loan Commitments, and (y) from and after the making of the Term Loans, the percentage obtained by dividing (i) the principal amount of such Lender’s Term Loan by (ii) the principal amount of all Term Loans of all Lenders; and

(c) with respect to all other matters as to a particular Lender, (x) during any period when Revolving Commitments have not been terminated or Revolving Outstandings or the Term Loan has not been Finally Paid, the percentage obtained by dividing (i) such Lender’s Revolving Commitment plus the aggregate outstanding principal amount of Term Loans held by such Lender, by (ii) the aggregate amount of Revolving Commitment of all Lenders plus the aggregate outstanding principal amount of Term Loans; provided that in the event the Commitments have been terminated or reduced to zero, Pro Rata Share shall be the percentage obtained by dividing (A) the principal amount of such Lender’s Revolving Outstandings plus the unpaid principal amount of such Lender’s Term Loan by (B) the principal amount of all outstanding Revolving Outstandings plus the unpaid outstanding principal amount of all Term Loans of all Lenders.

“PT” means Pacific Time.

Credit Agreement	Epicor Software Corporation

“Register” has the meaning specified in Section 10.4(d).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and partners, directors, officers, employees, agents, advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

“Request for Extension of Credit” means, unless otherwise specified herein, (a) with respect to a Borrowing, Conversion or Continuation of Loans, a written request substantially in the form of Exhibit A, and (b) with respect to a Letter of Credit Action, a Letter of Credit Application; in each case duly completed and signed by a Responsible Officer of Borrower and delivered by Requisite Notice.

“Requested Increase” has the meaning specified in Section 2.12.

“Requisite Lenders” shall mean (a) with respect to matters relating to Revolving Lenders, Revolving Lenders holding or being responsible for 51% or more of the sum of all outstanding Revolving Loans and all unutilized Revolving Commitments to make Advances, (b) with respect to matters relating to Term Lenders, Term Lenders holding or being responsible for 51% or more of the sum of all outstanding Term Loans, and (c) with respect to all other matters, Lenders holding or being responsible for 51% or more of all outstanding Loans and unutilized Commitments.

“Requisite Notice” means, unless otherwise provided herein, (a) irrevocable written notice to the intended recipient or (b) except with respect to Letter of Credit Actions (which must be in writing), irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient. Such notices shall be (i) delivered to such recipient at the address or telephone number specified on Schedule 10.2 or as otherwise designated by such recipient by Requisite Notice to Administrative Agent, and (ii) if made by Borrower, given or made by a Responsible Officer of Borrower. Any written notice delivered in connection with any Loan Document shall be in the form, if any, prescribed herein or therein. Any notice sent by other than hardcopy shall be promptly confirmed by a telephone call to the recipient and, if requested by Administrative Agent, by a manually-signed hardcopy thereof.

“Requisite Time” means, with respect to any of the actions listed below, the time and date set forth below opposite such action:

Type of Action	Applicable Time	Date of Action

Delivery of Request for Extension of Credit for, or notice for:

• Borrowing or prepayment of, or Conversion into, Base Rate Loans	10:00 a.m. PT	Same date as such Borrowing, prepayment or Conversion

• Borrowing, prepayment or Continuation of, or Conversion into, Offshore Rate Loans (whether denominated in Dollars or an Alternative Currency)	10:00 a.m. PT	3 Business Days prior to such Borrowing, prepayment, Continuation or Conversion

• Letter of Credit Action	10:00 a.m. PT	2 Business Days prior to such action (or such lesser time which is acceptable to Issuing Lender)

• Payments by Lenders or Borrower to Administrative Agent	10:00 a.m. PT	On date payment is due

Credit Agreement	Epicor Software Corporation

“Responsible Officer” means the chief executive officer, president, the chief financial officer, any vice president of finance, the controller, the treasurer or the assistant treasurer of Borrower. Any document or certificate hereunder that is signed by a Responsible Officer of Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of Borrower.

“Restricted Payment” means:

(a) the declaration or payment of any dividend or distribution by Borrower or any Subsidiary, either in cash or property, on any shares of Equity Securities of any class of Borrower or any Subsidiary, and

(b) any other payment or distribution by Borrower or any Subsidiary in respect of its Equity Securities, either directly or indirectly.

“Revaluation Date” means each of the following: (a) each date of a Borrowing of an Offshore Rate Loan denominated in an Alternative Currency; (b) each date of a continuation of an Offshore Rate Loan denominated in an Alternative Currency; and (c) such additional dates as the Administrative Agent or the Requisite Lenders shall specify.

“Revolving Commitment” means, in the aggregate USD$100,000,000, as increased from time to time pursuant to Section 2.12 or reduced from time to time pursuant to Section 2.5, and, with respect to any Revolving Lender, such Revolving Lender’s Pro Rata Share of such amounts as set forth on Schedule 2.1 attached hereto.

“Revolving Lender” means any Lender with a Revolving Commitment.

“Revolving Loan” has the meaning specified in Section 2.1(a).

Credit Agreement	Epicor Software Corporation

“Revolving Loan Availability” means, at any time, the remainder of (a) the aggregate Revolving Commitments at such time minus (b) the aggregate Revolving Outstandings at such time.

“Revolving Outstandings” means, at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, plus (b) the aggregate amount of all Letter of Credit Usage.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.

“Security Documents” means the General Security Agreement and the Stock Pledge Agreements and any similar documents delivered after the date hereof pursuant to the terms of the Loan Documents (including, without limitation, Section 6.13 hereof).

“Shareholders’ Equity” means, as of any date of determination for Borrower and its Subsidiaries on a consolidated basis, shareholders’ equity as of that date determined in accordance with GAAP.

“Shortfall” has the meaning specified in Section 2.12.

“Solvent” means, as to any Person at any time, that (i) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code of the United States of America; (ii) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Stock Pledge Agreements” means collectively (i) that certain Security and Pledge Agreement dated as of even date herewith between Borrower, as Debtor, and Administrative Agent (for the account of each Lender in accordance with its Pro Rata Share), as Lender, and (ii) the other pledge agreements, securing the Obligations of Borrower, together with any stock pledge agreements executed hereafter pursuant to the terms of Section 6.13 hereof, in each case as the same may from time to time hereafter be amended, modified or supplemented.

“Subordinated Debt” means any subordinated debt permitted by Section 7.1.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned or controlled, directly, or indirectly through one or more

Credit Agreement	Epicor Software Corporation

intermediaries, or both, by such Person. Unless otherwise specified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

“Synthetic Lease Obligations” means all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as secured debt of such Person (without regard for accounting treatment).

“Taxes” has the meaning specified in Section 3.1(a).

“Term Lender” means any Lender with a Term Loan Commitment.

“Term Loan” has the meaning specified in Section 2.1(b).

“Term Loan Commitment” means, in the aggregate, USD$100,000,000 and, with respect to any Term Lender, such Term Lender’s Pro Rata Share of such amounts as set forth on Schedule 2.1 attached hereto.

“Threshold Amount” means USD$15,000,000.

“To the best knowledge of” means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by such Person (or,

Credit Agreement	Epicor Software Corporation

(i) in the case of Borrower, known by any Responsible Officer or executive officer of Borrower, or, (ii) in the case of any other Person other than a natural Person, known by any officer of such Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by such Person (or, (i) in the case of Borrower, would have been known by any Responsible Officer or executive officer of Borrower, or, (ii) in the case of any other Person other than a natural Person, would have been known by any executive officer of such Person).

“Total Commitments” means an amount equal to the aggregate amount of all Commitments (i.e., initially USD$200,000,000), as the same may decrease pursuant to Section 2.5.

“Type” of Loan means (a) a Base Rate Loan and (b) an Offshore Rate Loan.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“USA Patriot Act” means United States Public Law 107-56, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001), as amended from time to time and the rules and regulations promulgated thereunder from time to time in effect.

1.2. Use of Certain Terms.

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

(b) As used herein, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and plural include one another.

(c) The words “herein” and “hereunder” and words of similar import when used in any Loan Document shall refer to the Loan Documents as a whole and not to any particular provision thereof. The term “including” is by way of example and not limitation. References herein to a Section, subsection or clause shall, unless the context otherwise requires, refer to the appropriate Section, subsection or clause in this Agreement.

(d) The term “or” is disjunctive; the term “and” is conjunctive. The term “shall” is mandatory; the term “may” is permissive.

1.3. Accounting Terms. All accounting terms not specifically or completely defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, and applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

Credit Agreement	Epicor Software Corporation

1.4. Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number), to the number of places by which such ratio is expressed in this Agreement.

1.5. Exhibits and Schedules. All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

1.6. References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall include all amendments, restatements, extensions, supplements and other modifications thereto (unless prohibited by any Loan Document), and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION II

THE COMMITMENTS AND EXTENSIONS OF CREDIT

2.1. Loans; Maximum Amounts. Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make Loans to (and to issue or participate in Letter of Credit for the account of) the Borrower as follows:

(a) Revolving Loans. Each Revolving Lender severally agrees to make, Convert and Continue loans on a revolving basis (“Revolving Loans”) in Dollars or (in the case of Offshore Rate Loans only) in one or more Alternative Currencies from time to time until the Maturity Date in such Revolving Lender’s Pro Rata Share of such aggregate amounts as Borrower may from time to time request from all such Revolving Lenders; provided, however, that (i) the Revolving Outstandings of all Revolving Lenders shall not exceed at any time the combined Revolving Commitments, as the same may be from time to time adjusted in accordance with this Agreement; (ii) the Revolving Outstandings of each Revolving Lender shall not at any time exceed such Revolving Lender’s Revolving Commitment, as the same may be from time to time adjusted in accordance with this Agreement; (iii) the Dollar Equivalent of the Revolving Outstandings shall not exceed the combined Revolving Commitments, as the same may be from time to time adjusted in accordance with this Agreement; (iv) the Dollar Equivalent of the aggregate Revolving Outstandings of any Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitment, as the same may be from time to time adjusted in accordance with this Agreement; and (v) the Dollar Equivalent of the combined Revolving Outstandings of all Revolving Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. The amount of the combined Revolving Commitments initially

Credit Agreement	Epicor Software Corporation

totals USD$100,000,000. This is a revolving credit and, subject to the terms and conditions hereof, Borrower may borrow, Convert, Continue, prepay and reborrow Revolving Loans as set forth herein without premium or penalty.

(b) Term Loan. Subject to the terms and conditions set forth in this Agreement, each Term Lender severally agrees to make a loan to the Borrower (the “Term Loan”) in Dollars and consisting of one (1) Type of Loan on March 31, 2006 in such Term Lender’s Pro Rata Share of the Term Loan Commitment. The Term Loan Commitment shall expire concurrently with the making of the Term Loan on March 31, 2006. Once prepaid or repaid, the Term Loan may not be reborrowed. The Term Loan may only be incurred and, for a period of fourteen (14) days after the Closing Date, maintained as a Base Rate Loan. Thereafter, the Term Loan may, except as set forth herein, at the option of the Borrower, be maintained as, or converted into, a Loan that is a Base Rate Loan or an Offshore Rate Loan, in each case denominated in Dollars. The Term Loan shall be repaid in accordance with Section 2.4 and Section 2.6.

(c) Letters of Credit. Subject to Section 2.3, the Issuing Lender agrees to issue Letters of Credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender (each, a “Letter of Credit”), at the request of and for the account of the Borrower from time to time before the Letter of Credit Expiration Date, and, as more fully set forth in Section 2.3, each Revolving Lender agrees to purchase a participation in each such Letter of Credit.

(d) Notes. Loans made by each Lender shall, at the request of any Lender, be evidenced by one or more Notes. The date, amount and maturity of each Lender’s Loans and payments and other particulars with respect thereto may be endorsed on schedule(s) attached to its Note by each Lender and/or recorded on one or more loan accounts or records maintained by such Lender in the ordinary course of business. Such Notes, loan accounts and records shall be conclusive absent manifest error of the amount of such Loans and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loans.

2.2. Borrowings, Conversions and Continuations of Loans.

(a) Borrower may irrevocably request a Borrowing, Conversion or Continuation of Loans in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to Administrative Agent not later than the Requisite Time therefore. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead, with respect to Revolving Loans only, must be prepaid in the original currency of such Revolving Loan and reborrowed in the other currency. All Borrowings, Conversions and Continuations of Loans shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the prior sentence.

(b) Following receipt of a Request for Extension of Credit, Administrative Agent shall promptly notify each Lender of its Pro Rata Share thereof by Requisite Notice. In the case of a Borrowing of Loans, each Lender shall make the funds for its Loan available to Administrative Agent at Administrative Agent’s office not later than the Requisite Time

Credit Agreement	Epicor Software Corporation

therefore on the Business Day specified in such Request for Extension of Credit. Upon satisfaction of the applicable conditions set forth in Section 4.2 (and, in the case of an initial Extension of Credit hereunder, Section 4.1), all funds so received shall be made available to Borrower in Dollars or, in the case of Revolving Loans that are also Offshore Rate Loans only, in one or more Alternative Currencies. Administrative Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Loan other than a Base Rate Loan upon determination of same.

(c) Except as otherwise provided herein, an Offshore Rate Loan may be Continued or Converted only on the last day of the Interest Period for such Offshore Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, Converted into or Continued as Offshore Rate Loans without the consent of Requisite Lenders, and Requisite Lenders may demand that any or all of the then outstanding Offshore Rate Loans be Converted immediately into Base Rate Loans. Furthermore, during the existence of a Default or Event of Default, no Revolving Loans may be made in an Alternative Currency and, at the option of Requisite Lenders, each Offshore Rate Loan denominated in an Alternative Currency shall be converted into its Dollar Equivalent.

(d) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or Lenders, as the case may be, shall, unless Administrative Agent otherwise requests, make available to Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

(e) The failure of any Lender to make any Loan on any date shall not relieve any other Lender of any obligation to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Loan.

2.3. Letters of Credit.

(a) The Letter of Credit Sublimit. Subject to the terms and conditions set forth in this Agreement, until the Letter of Credit Expiration Date, Issuing Lender shall take such Dollar denominated Letter of Credit Actions as Borrower may from time to time request; provided, however, that (i) the Revolving Outstandings of each Revolving Lender shall not at any time exceed such Revolving Lender’s Revolving Commitment; (ii) the Revolving Outstandings of all Revolving Lenders shall not at any time exceed the combined Revolving Commitments; and (iii) Letter of Credit Usage shall not at any time exceed the Letter of Credit Sublimit. No Letter of Credit shall be denominated in any Alternative Currency.

(b) Letter of Credit Actions. Subject to the terms and conditions set forth in this Agreement, until the Letter of Credit Expiration Date, Issuing Lender shall take such Letter of Credit Actions as Borrower may from time to time request. Subject to subsection (g) below and unless consented to by Issuing Lender and Requisite Lenders, no Letter of Credit may expire more than twelve (12) months after the date of its issuance or last renewal; provided, however, that no Letter of Credit shall expire after the Letter of Credit Expiration Date unless Borrower shall post cash collateral with respect to such Letter of Credit in such manner as is reasonably satisfactory to Issuing Lender and the amount of the Letter of Credit does not exceed the Letter of Credit Sublimit.

Credit Agreement	Epicor Software Corporation

(c) Requesting Letter of Credit Actions. Borrower may irrevocably request a Letter of Credit Action in a Minimum Amount therefor by delivering a Letter of Credit Application therefor to Issuing Lender, with a copy to Administrative Agent (who shall notify all Revolving Lenders) by Requisite Notice not later than the Requisite Time therefor. Each Letter of Credit Action shall be in a form acceptable to Issuing Lender in its sole discretion. Unless Administrative Agent notifies’ Issuing Lender that such Letter of Credit Action is not permitted hereunder, or Issuing Lender notifies Administrative Agent that it has determined that such Letter of Credit Action is contrary to any Laws or policies of Issuing Lender, Issuing Lender shall, upon satisfaction of the applicable conditions set forth in Section 4.2 with respect to any Letter of Credit Action constituting an Extension of Credit, effect such Letter of Credit Action. This Agreement shall control in the event of any conflict with any Letter of Credit Application. Upon the issuance of a Letter of Credit, each Revolving Lender shall be deemed to have purchased from Issuing Lender a risk participation therein in an amount equal to such Revolving Lender’s Pro Rata Share times the amount of such Letter of Credit.

(d) Reimbursement of Payments Under Letters of Credit. Borrower shall reimburse Issuing Lender through Administrative Agent for any payment that Issuing Lender makes under a Letter of Credit on or before the date of such payment; provided, however, that if the conditions precedent set forth in Section 4.2 can be satisfied, Borrower may request a Borrowing of a Revolving Loan to reimburse Issuing Lender for such payment pursuant to Section 2.3, or, failing to make such request, Borrower shall be deemed to have requested a Borrowing of Base Rate Loans on such payment date pursuant to subsection (e) below.

(e) Funding by Lender When Issuing Lender Not Reimbursed. Upon any drawing under a Letter of Credit, Issuing Lender shall notify Administrative Agent and Borrower. If Borrower fails to timely make the payment required pursuant to subsection (d) above, Issuing Lender shall notify Administrative Agent of such fact and the amount of such unreimbursed payment. Administrative Agent shall promptly notify each Revolving Lender of its Pro Rata Share of such amount by Requisite Notice. Each Revolving Lender shall make funds in an amount equal its Pro Rata Share of such amount available to Administrative Agent at Administrative Agent’s Office not later than the Requisite Time therefor on the Business Day specified by Administrative Agent, Administrative Agent shall remit the funds so received to Issuing Lender. The obligation of each Revolving Lender to so reimburse Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default or Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse Issuing Lender for the amount of any payment made by Issuing Lender under any Letter of Credit, together with interest as provided herein.

(f) Nature of Revolving Lenders’ Funding. If the conditions precedent set forth in Section 4.2 can be satisfied (except for the giving of a Request for Extension of Credit) on any date Borrower is obligated to, but fails to, reimburse Issuing Lender for a drawing under a Letter of Credit, the funding by Revolving Lenders pursuant to the previous subsection shall be deemed to be a Borrowing of Base Rate Loans (without regard to the Minimum Amount

Credit Agreement	Epicor Software Corporation

therefor) deemed requested by Borrower. If the conditions precedent set forth in Section 4.2 cannot be satisfied on the date Borrower is obligated to, but fails to, reimburse Issuing Lender for a drawing under a Letter of Credit, the funding by Revolving Lenders pursuant to the previous subsection shall be deemed to be a funding by each Revolving Lender of its risk participation in such Letter of Credit, and each Revolving Lender making such funding shall thereupon acquire a pro rata participation, to the extent of its reimbursement, an interest in the claim of Issuing Lender against Borrower in respect of such payment and shall share in accordance with that pro rata participation, in any payment made by Borrower with respect to such claim. Any amounts made available by a Revolving Lender under its risk participation shall be payable by Borrower upon demand of Administrative Agent, and shall bear interest at a rate per annum equal to the Default Rate.

(g) Obligations Absolute. The obligation of Borrower to pay to Issuing Lender the amount of any payment made by Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, Borrower’s obligation shall not be affected by any of the following circumstances:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) any amendment or waiver of or any consent to departure from such Letter of Credit, this Agreement, or any other agreement or instrument relating hereto or thereto;

(iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against Issuing Lender, Administrative Agent or any Lender, any beneficiary of such Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

(iv) any demand, statement, or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

(v) any payment made by Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Laws;

(vi) the existence, character, quality, quantity, condition, packing, value or delivery of any property purported to be represented by documents presented in connection with such Letter of Credit or for any difference between any such property and the character, quality, quantity, condition, or value of such property as described in such documents;

Credit Agreement	Epicor Software Corporation

(vii) the time, place, manner, order or contents of shipments or deliveries of property as described in documents presented in connection with such Letter of Credit or the existence, nature and extent of any insurance relative thereto;

(viii) the solvency or financial responsibility of any party issuing any documents in connection with such Letter of Credit;

(ix) any failure or delay in notice of shipments or arrival of any property;

(x) any error in the transmission of any message relating to such Letter of Credit not caused by Issuing Lender, or any delay or interruption in any such message;

(xi) any error, neglect or default of any correspondent of Issuing Lender in connection with such Letter of Credit;

(xii) any consequence arising from acts of God, wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of Issuing Lender;

(xiii) so long as Issuing Lender in good faith determines that the document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to Issuing Lender in connection with such Letter of Credit; and

(xiv) any other circumstances whatsoever where Issuing Lender has acted in good faith.

In addition, Borrower will promptly examine a copy of each Letter of Credit and amendments thereto delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will immediately notify Issuing Lender in writing. Borrower shall be conclusively deemed to have waived any such claim against Issuing Lender and its correspondents unless such notice is given as aforesaid.

(h) Role of Issuing Lender. Each Revolving Lender and Borrower agree that, in paying any drawing under a Letter of Credit, Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of Issuing Lender shall be liable to any Lender for any action taken or omitted in connection herewith at the request or with the approval of Revolving Lenders or Requisite Lenders, as applicable; any action taken or omitted in the absence of gross negligence or willful misconduct; or the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or

Credit Agreement	Epicor Software Corporation

under any other agreement. No Administrative Agent-Related person, nor any of the respective correspondents, participants or assignees of Issuing Lender, shall be liable or responsible for any of the matters described in subsection (g) above. In furtherance and not in limitation of the foregoing, Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or, the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(i) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by Issuing Lender and Borrower when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by Issuing Lender, its correspondents, and beneficiaries will be governed by, with respect to standby Letters of Credit, the rules of the “International Standby Practices 1998” (ISP98) or such later revision as may be published by the International Chamber of Commerce (the “ICC”).

(j) Letter of Credit Fee. On each Applicable Payment Date, Borrower shall pay to Administrative Agent in arrears, for the account of each Revolving Lender in accordance with its Pro Rata Share, a Letter of Credit fee equal to the Applicable Margin for Offshore Rate Loans on a per annum basis times the actual daily maximum amount available to be drawn under each Letter of Credit for the period since the later of the Closing Date and the previous Applicable Payment Date. If there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

(k) Fronting Fee and Documentary and Processing Charges Payable to Issuing Lender. On each Applicable Payment Date, Borrower shall pay to Administrative Agent for the sole account of Issuing Lender a fronting fee in an amount equal to 0.125% per annum on the daily average face amount of all outstanding Letters of Credit, payable in arrears. In addition, Borrower shall pay directly to Issuing Lender, upon demand, for its sole account its customary documentary and processing charges in accordance with its standard schedule, as from time to time in effect, for any Letter of Credit Action or other occurrence relating to a Letter of Credit for which such charges are customarily made. Such fees and charges are nonrefundable.

2.4. Prepayments.

(a) Voluntary. Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time voluntarily prepay Loans in part in the Minimum Amount therefor or in full without premium or penalty (but with the amounts set forth in Section 3.5); provided, however, that with respect to any voluntary prepayment of the Term Loan occurring anytime prior to the one (1) year anniversary of the Closing Date, Borrower shall pay an additional amount of 1.0% of the principal amount of the Term Loan then being prepaid. Administrative Agent will promptly notify each Lender thereof and of such Lender’s Pro Rata Share of such prepayment. All voluntary prepayments of the Term Loan shall be applied pro rata to the then remaining amortization payments due under the Term Loan. Borrower shall specify in its notice to the Administrative Agent whether such

Credit Agreement	Epicor Software Corporation

prepayment is to be applied to Revolving Loans or the Term Loan or both. If Borrower does not specify the application of such prepayment then the Administrative Agent shall apply the same pro rata in accordance with each Lender’s Pro Rata Share first to the Revolving Loans and then to the Term Loans.

(b) Mandatory. In addition to the payments required by Section 2.6(b) hereof, Borrower shall make mandatory prepayments of Loans as set forth below. Subject to Section 2.4(c) below, all such prepayments required under Sections 2.4(b)(ii) through (v) shall be applied pro rata to the then remaining amortization payments due under the Term Loan.

(i) Exceeding Commitment. If for any reason the Revolving Outstandings exceed the combined Revolving Commitments as in effect or as reduced because of any limitation set forth in this Agreement or otherwise, Borrower shall immediately prepay Revolving Loans in an aggregate amount equal to such excess. If the Administrative Agent notifies the Borrower at any time that the Dollar Equivalent of the Revolving Outstandings denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, the Borrower shall, within two (2) Business Days after receipt of such notice prepay Revolving Loans in an aggregate amount sufficient to reduce the Dollar Equivalent of such Revolving Outstandings as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect. The Administrative Agent may, at any time and from time to time after the initial prepayment, request that additional prepayments be provided in order to protect against the results of exchange rate fluctuations. Any prepayment of an Offshore Rate Loan shall be accompanied by all accrued interest thereon, together with the amounts set forth in Section 3.5.

(ii) Asset Sales. No later than the first Business Day following the date of receipt by Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds (on the 271st day if the first proviso hereto applies), Borrower shall prepay, subject to the provisions of Section 2.4(c) below, the Term Loans in an aggregate amount equal to such Net Asset Sale Proceeds; provided that, so long as no Event of Default shall have occurred and be continuing, Borrower need not so apply such Net Asset Sale Proceeds so long as Borrower or one or more of its Subsidiaries invests such Net Asset Sale Proceeds within two hundred seventy (270) days of receipt thereof in assets of the general type used in the business of Borrower and its Subsidiaries (including acquisitions of assets by way of stock purchase, merger or acquisition of assets of a company or business unit in compliance with Section 7.8); provided, further, pending any such investment all such Net Asset Sale Proceeds shall be (x) applied to prepay Revolving Loans to the extent outstanding (without a reduction in Revolving Commitments) on the last day of the current Interest Period(s) thereof, or (y) invested in Cash or Cash Equivalents and deposited in a segregated account of Borrower and held therein until such time as such Net Asset Sale Proceeds are applied in payment of such investment. Any prepayment of an Offshore Rate Loan shall be accompanied by all accrued interest thereon, together with the amounts set forth in Section 3.5.

(iii) Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by Borrower or any of its Subsidiaries (on the

Credit Agreement	Epicor Software Corporation

271st day if the first proviso hereto applies), or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds in excess of $3,000,000 from the Closing Date through the applicable date of determination, Borrower shall prepay, subject to the provisions of Section 2.4(c) below, the Term Loan in an aggregate amount equal to such Net Insurance/Condemnation Proceeds in excess of $3,000,000 from the Closing Date; provided so long as no Event of Default shall have occurred and be continuing, Borrower need not so apply such Net Insurance/Condemnation Proceeds so long as Borrower or one or more of its Subsidiaries invests such Net Insurance/Condemnation Proceeds within two hundred seventy (270) days of receipt thereof in assets of the general type used in the business of Borrower and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof; provided, further, pending any such investment all such Net Insurance/Condemnation Proceeds, as the case may be, shall be (x) applied to prepay Revolving Loans to the extent outstanding (without a reduction in Revolving Commitments) on the last day of the current Interest Period(s) thereof, or (y) invested in Cash or Cash Equivalents and deposited in a segregated account of Borrower and held therein until such time as such Net Asset Sale Proceeds are applied in payment of such investment. Any prepayment of an Offshore Rate Loan shall be accompanied by all accrued interest thereon, together with the amounts set forth in Section 3.5.

(iv) Issuance of Debt. On the date of receipt by Borrower or any of its Subsidiaries of any Cash proceeds from incurrence of any Indebtedness of Borrower or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 7.1), Borrower shall prepay, subject to the provisions of Section 2.4(c) below, the Term Loans in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other costs and expenses associated therewith, including legal fees and expenses. Any prepayment of an Offshore Rate Loan shall be accompanied by all accrued interest thereon, together with the amounts set forth in Section 3.5.

(c) Term Lenders’ Right to Decline Certain Mandatory Prepayments. Each Term Lender has the right to decline requiring Borrower to pay to it the mandatory prepayment(s) described in Sections 2.4(b)(ii), (iii), (iv) and (v) above. In the event some, but not all, of the Term Lenders decline any such prepayment, the amount prepaid shall be applied pro rata to the remaining amortization payments of the Term Loan allocable to the Term Lenders who do not decline such prepayment.

2.5. Reduction or Termination of Commitments. Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time, without premium or penalty, permanently and irrevocably reduce the Revolving Commitments in a Minimum Amount therefor to an amount not less than the Revolving Outstandings at such time or terminate the Revolving Commitments. Any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Revolving Commitments being reduced or terminated. Administrative Agent shall promptly notify Revolving Lenders of any such request for reduction or termination of the Revolving Commitments. Each Revolving Lender’s Commitment shall be reduced by an amount equal to such Revolving Lender’s Pro Rata Share times the amount of such reduction.

Credit Agreement	Epicor Software Corporation

2.6. Principal and Interest.

(a) Except as otherwise provided hereunder, if not sooner paid, Borrower agrees to pay the outstanding principal amount of each Loan on the Maturity Date.

(b) The Term Loan of each Lender shall be paid in installments equal to such Lender’s Pro Rata Share of the aggregate principal amount of the installments of the Term Loan as follows:

Payment Date	Amount (in Dollars)
June 30, 2006	$250,000
September 30, 2006	$250,000
December 31, 2006	$250,000
March 31, 2007	$250,000
June 30, 2007	$250,000
September 30, 2007	$250,000
December 31, 2007	$250,000
March 31, 2008	$250,000
June 30, 2008	$250,000
September 30, 2008	$250,000
December 31, 2008	$250,000
March 31, 2009	$250,000
June 30, 2009	$250,000
September 30, 2009	$250,000
December 31, 2009	$250,000
March 31, 2010	$250,000
June 30, 2010	$250,000
September 30, 2010	$250,000
December 31, 2010	$250,000
March 31, 2011	$250,000
June 30, 2011	$250,000
September 30, 2011	$250,000
December 31, 2011	$250,000
March 30, 2012	$94,250,000

Credit Agreement	Epicor Software Corporation

(c) Subject to subsection (d) below, and unless otherwise specified herein, Borrower shall pay interest on the unpaid principal amount of each Loan (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) on each Applicable Payment Date at a rate per annum equal to the interest rate determined in accordance with the definition of such type of Loan, plus the Applicable Margin specified in the definition in this Agreement of Applicable Margin with respect to such type of Loan.

(d) Notwithstanding subsection (c) of this Section, while any Event of Default exists or after acceleration, Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at the Default Rate.

2.7. Fees.

(a) Commitment Fee. Borrower shall pay to Administrative Agent (for the account of each Revolving Lender according to its Pro Rata Share) the respective commitment fee (the “Commitment Fee”) set forth in the definition in this Agreement of “Applicable Margin”, calculated on the full amount of the combined Revolving Commitments. The Commitment Fee shall accrue from the Closing Date until the Maturity Date and shall be calculated and payable quarterly in arrears on each Applicable Payment Date. The Commitment Fee shall accrue at all times, including at any time during which one or more conditions in Section 4 are not met.

(b) Agency and Arrangement Fees. Borrower shall pay to Administrative Agent and Arranger an administrative agency fee and a structuring and arrangement fee, respectively, in such amounts and on the Closing Date as set forth in a separate letter agreement dated March 30, 2006 among Borrower, Administrative Agent and Arranger (the “Fee Letter”). Such fees are for the services to be performed by Administrative Agent in acting as Administrative Agent and for the services of Arranger in structuring and arranging the credit facilities under this Agreement, respectively, and are fully earned on the date paid. Such fees are solely for Administrative Agent’s and Arranger’s own account and are nonrefundable.

2.8. Computation of Interest and Fees. Computation of interest on Base Rate Loans when the Base Rate is determined by KeyBank’s “prime rate” shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to Lenders than a method based on a year of 365 or 366 days, or, in the case of interest in respect of Revolving Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practices. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

Credit Agreement	Epicor Software Corporation

2.9. Making Payments.

(a) Except as otherwise provided herein, all payments by Borrower or any Lender hereunder shall be made to Administrative Agent at Administrative Agent’s Office not later than the Requisite Time for such type of payment. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America. All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

(b) Upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly pay amounts received in accordance with the prior subsection available in like funds as received, as follows: (i) if payable to Borrower, by crediting such account as Borrower may designate in writing to Administrative Agent from time to time, and (ii) if payable to any Lender, by wire transfer to such Lender at its Lending Office. In the case of amounts held by Administrative Agent that are payable to Borrower, if any applicable terms and conditions are not so satisfied, Administrative Agent shall return any funds it is holding that would otherwise be payable to Borrower to the Lenders making such funds available, without interest.

(c) Subject to the definition of “Interest Period,” if any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest and fees.

(d) Unless Borrower or any Lender has notified Administrative Agent prior to the date any payment to be made by it is due, that it does not intend to remit such payment, Administrative Agent may, in its sole and absolute discretion, assume that Borrower or Lender, as the case may be, has timely remitted such payment and may, in its sole and absolute discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to Administrative Agent in immediately available funds, then:

(i) if Borrower failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent at the Federal Funds Rate; and

(ii) if any Lender failed to make such payment, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such amount is paid to Administrative Agent, at a rate per annum equal to the

Credit Agreement	Epicor Software Corporation

daily Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent promptly shall notify Borrower, and Borrower shall pay such corresponding amount to Administrative Agent together with interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, at a rate per annum equal to the interest rate applicable to such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

(e) If Administrative Agent or any Lender is required at any time to return to Borrower, or to a trustee, receiver, liquidator, custodian, or any official under any proceeding under Debtor Relief Laws, any portion of a payment made by Borrower, each Lender shall, on demand of Administrative Agent, return its share of the amount to be returned, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the daily Federal Funds Rate.

2.10. Funding Sources. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.11. Collateral. Borrower’s Obligations are secured by or will be secured by the General Security Agreement and the Stock Pledge Agreements.

2.12. [Intentionally Reserved].

2.13. Exchange Rates; Currency Equivalents. (a) The Administrative Agent shall determine the spot rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Revolving Outstandings denominated in Alternative Currencies. Such spot rates shall become effective as of such Revaluation Date and shall be the spot rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent, which determination shall be conclusive in the absence of manifest error.

(b) Wherever in this Agreement in connection with a Borrowing, Conversion, Continuation or prepayment of a Revolving Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Revolving Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Alternative Currency), as determined by the Administrative Agent, which determination shall be conclusive in the absence of manifest error.

Credit Agreement	Epicor Software Corporation

2.14. Additional Alternative Currencies. The Borrower may from time to time request that Offshore Rate Loans be made in a currency other than those specifically listed in the definition of “Alternative Currency” provided that such requested currency otherwise meets the requirements set forth in such definition. Any such request shall be made to the Administrative Agent (which shall promptly notify each Revolving Lender thereof) not later than 11:00 a.m., Cleveland time, ten (l0) Business Days prior to the date of the desired Extension of Credit. Each Revolving Lender shall notify the Administrative Agent, not later than 11:00 a.m., Cleveland time, five (5) Business pays after receipt of such request whether it consents, in its sole discretion, to making such Offshore Rate Loans in such requested currency. Any failure by a Revolving Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Lender to make Offshore Rate Loans in such requested currency. If all the Revolving Lenders consent to making Offshore Rate Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder.

SECTION III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.1. Taxes.

(a) Any and all payments by Borrower to or for the account of Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of Administrative Agent and each Lender, (i) taxes imposed on or measured by its net income, (ii) franchise taxes imposed on it (in lieu of net income taxes) by the jurisdiction (or any political subdivision thereof) under the Laws of which Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office; (iii) any branch profits tax imposed by the United States or any similar tax imposed by another jurisdiction in which the Borrower is located; (iv) applicable withholding tax imposed by Sections 1441 and 1442 of the Code that is withheld by Administrative Agent from a payment to any Foreign Lender (as defined in Section 10.22 of this Agreement) pursuant to Section 10.22; and (v) any penalties, interest, costs and expenses (including Attorney Costs) imposed on Administrative Agent or any Lender arising from the assertion by any Governmental Authority that Administrative Agent did not properly withhold any tax or other amount from payments made in respect of any Foreign Lender (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender (other than as a result of a breach by a Foreign Lender of its obligations under Section 10.22 of this Agreement), (A) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) Borrower shall make such deductions, (C) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (D)

Credit Agreement	Epicor Software Corporation

within thirty (30) days after the date of such payment, Borrower shall furnish to Administrative Agent (who shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

(b) In addition, Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c) Borrower agrees to indemnify, defend and hold Administrative Agent and each Lender harmless for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Administrative Agent and such Lender, and (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided that (A) Borrower shall not be obligated to indemnify the Administrative Agent or any Lender for any penalties described in clause (ii) above to the extent the Administrative Agent or such Lender (1) had actual knowledge of the existence of the tax, interest, or expense, the non-payment of which gave rise to such penalties, and (2) failed to give Borrower notice of such tax, interest or expense within ten (10) Business Days after the Administrative Agent or such Lender received actual knowledge of the existence thereof; and (B) except to the extent contemplated in clause (A) of this Section 3.1(c), nothing contained in this subsection (c) shall be deemed to imply any obligation on the part of the Administrative Agent or any Lender to provide Borrower with the notice of any such tax, penalty, interest or expense. Payment under this subsection (c) shall be made within thirty (30) days after the date the Lender or the Administrative Agent makes a demand therefor.

3.2. Illegality. If any Lender determines that any Laws have made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Offshore Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Offshore Rate, then, on notice thereof by Lender to Borrower through Administrative Agent, any obligation of such Lender to make Offshore Rate Loans shall be suspended until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or Convert all Offshore Rate Loans of such Lender, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if Lender may not lawfully continue to maintain such Offshore Rate Loans. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.3. Inability to Determine Rates. If, in connection with any Request for Extension of Credit involving any Offshore Rate Loan, Administrative Agent determines that (a) Dollar deposits are not being offered to banks in the applicable offshore dollar market for the applicable amount and Interest Period of the requested Offshore Rate Loan, (b) adequate

Credit Agreement	Epicor Software Corporation

and reasonable means do not exist for determining the underlying interest rate for such Offshore Rate Loan, or (c) such underlying interest rate does not adequately and fairly reflect the cost to Lender of funding such Offshore Rate Loan, Administrative Agent will promptly notify Borrower and all Lenders. Thereafter, the obligation of all Lenders to make or maintain such Offshore Rate Loan shall be suspended until Administrative Agent revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of Offshore Rate Loans or, failing that, be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.4. Increased Cost and Reduced Return; Capital Adequacy.

(a) If any Lender determines that any Laws announced after the date hereof:

(i) impose on such Lender any Tax, duty, or other charge with respect to any Offshore Rate Loans or its obligation to make Offshore Rate Loans (other than as a result of any change in the rate of applicable taxes imposed on or measured by net income);

(ii) change the basis on which Taxes are imposed on any amounts payable to such Lender under this Agreement in respect of any Offshore Rate Loans;

(iii) impose or modify any reserve, special deposit, or similar requirement (other than the reserve requirement utilized in the determination of the Offshore Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including its Commitment); or

(iv) impose on such Lender or on the offshore Dollar interbank market any other condition affecting this Agreement or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender of making, Converting into, Continuing, or maintaining any Offshore Rate Loans or to reduce any sum received or receivable by such Lender under this Agreement with respect to any Offshore Rate Loans, then from time to time upon demand of such Lender (with a copy of such demand to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction (except to the extent that such increased cost or reduction is an amount subject to Section 3.1, in which case the sum received or receivable by such Lender shall be increased in accordance with the provisions of Section 3.1).

(b) If any Lender determines that any change in or the interpretation of any Laws announced after the date hereof have the effect of reducing the rate of return on the capital of such Lender or compliance by such Lender (or its Lending Office) or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction; provided, however, that Borrower shall not be

Credit Agreement	Epicor Software Corporation

required to pay additional amounts to compensate any Lender for (i) any applicable withholding tax imposed by Sections 1441 and 1442 of the Code that is withheld by Administrative Agent from a payment to any Foreign Lender pursuant to Section 10.22, (ii) any reduction in connection with any penalties, interest, costs and expenses (including Attorney Costs) arising from the assertion by any Governmental Authority that Administrative Agent did not properly withhold any tax or other amount from payments made in respect of any Foreign Lender; or (iii) any change in the rate of applicable taxes imposed on or measured by net income.

3.5. Breakfunding Costs. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any Continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, Continue or Convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

3.6. Matters Applicable to all Requests for Compensation.

(a) The Administrative Agent or any Lender claiming compensation under this Section III, Lender shall deliver to Borrower a certificate setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder, which shall be conclusive in the absence of clearly demonstrable error. In determining such amount, Lenders may use any reasonable averaging and attribution methods. For purposes of this Section III, a Lender shall be deemed to have funded each Offshore Rate Loan at the Offshore Rate for such Loan by a matching deposit or other borrowing in the offshore Dollar interbank market, whether or not such Offshore Rate Loan was in fact so funded.

(b) Borrower shall not be obligated to pay any amount under this Section III which arose prior to the date which is 180 days preceding the date of such demand or is attributable to periods prior to the date which is 180 days preceding the date of such demand; provided, however, that in the event any Law is enacted that retroactively imposes any cost or charge upon the Administrative Agent or any Lender that would otherwise be a basis for compensation under Sections 3.1 through 3.5, the Administrative Agent or such Lender may make a demand for such compensation through and including the date which is 180 days after the date upon which such Law takes effect.

(c) Upon any Lender making a claim for compensation under Section 3.1 or 3.4, Borrower may remove and replace such Lender in accordance with Section 10.22.

Credit Agreement	Epicor Software Corporation

3.7. Survival. All of Borrower’s obligations under this Section III shall survive for a period of one (1) year after the later of termination of the Commitments or payment in full of all Obligations; provided, however, that the obligation of Borrower to make any payment under this Section III is contingent upon the receipt by Borrower of the certificate described in Section 3.6(a) within the later of (a) 180 days after the later of the repayment of all Loans, the termination of all Letters of Credit and the termination of the Commitment, or (b) in the case of any Law retroactively imposing any cost or charge upon the Administrative Agent or any Lender, 180 days after the date upon which such Law takes effect.

SECTION IV

CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT

4.1. Conditions of Initial Extension of Credit. The obligation of each Lender to make its initial Extension of Credit hereunder is subject to satisfaction of the following conditions precedent:

(a) Unless waived by Administrative Agent and Lenders, Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of Borrower, each dated on, or in the case of third-party certificates, recently before the Closing Date and each in form and substance satisfactory to Administrative Agent, Lenders and their legal counsel:

(i) executed counterparts of this Agreement, sufficient in number for distribution to Administrative Agent, Lenders and Borrower;

(ii) executed originals of the Notes (to the extent so requested by any Lender) executed by Borrower in favor of each Lender, each in a principal amount equal to such Lender’s Commitment;

(iii) executed counterparts of the General Security Agreement in the form attached as Exhibit F hereto from each of Borrower and each Guarantor;

(iv) executed counterparts of the Stock Pledge Agreement in the form attached as Exhibit E hereto;

(v) executed counterparts of the Guaranty in the form attached as Exhibit G hereto from each Guarantor;

(vi) the original Fee Letter and the original Disclosure Letter;

(vii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of Borrower (and each Guarantor) as Administrative Agent may require to establish the identities of and verify the authority and capacity of each such Responsible Officer thereof authorized to act as a Responsible Officer thereof;

Credit Agreement	Epicor Software Corporation

(viii) such evidence as Administrative Agent and any Lender may reasonably require to verify that Borrower (and each Guarantor) is duly organized or formed, validly existing, in good standing and qualified to engage in business in Delaware and California, including certified copies of Borrower’s (and each Guarantor’s) certificates of good standing and/or qualification to engage in business, tax clearance certificates, and the like;

(ix) a certificate signed by a Responsible Officer of Borrower certifying (A) that the representations and warranties made by Borrower herein are true and correct on and as of the Closing Date (except to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date), (B) that Borrower is in compliance with all the terms and provisions of the Loan Documents to which it is a party, and no Default or Event of Default shall have occurred and be continuing or result from such proposed Extension of Credit, and (C) that there has been no event or circumstance since the date of the Audited Financial Statements which has a Material Adverse Effect;

(x) opinions of counsel to Borrower and any Subsidiary in form and substance satisfactory to Administrative Agent;

(xi) the Term Loans shall have received a rating of at least “B1” from Moody’s and “B+” from S&P at least five (5) days prior to the Closing Date; and

(xii) such other assurances, certificates, documents, consents or opinions as Administrative Agent, Issuing Lender or Requisite Lenders reasonably may require.

(b) Any fees (including, without limitation, those set forth in the Fee Letter) required to be paid on or before the Closing Date shall have been paid.

(c) Unless waived by Administrative Agent, Borrower shall have paid all Attorney Costs of Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and Administrative Agent).

4.2. Conditions to all Extensions of Credit. In addition to any applicable conditions precedent set forth elsewhere in this Section 4 or in Section 2, the obligation of each Lender to honor any Request for Extension of Credit other than a Conversion or Continuation is subject to the following conditions precedent:

(a) the representations and warranties of Borrower contained in Section 5 shall be correct on and as of the date of such Extension of Credit, except to the extent that such representations and warranties specifically refer to an earlier date;

Credit Agreement	Epicor Software Corporation

(b) no Default or Event of Default exists, or would result from such proposed Extension of Credit;

(c) Administrative Agent shall have timely received a Request for Extension of Credit by Requisite Notice by the Requisite Time therefor;

(d) Administrative Agent shall have received the certificate required by Section 6.2(b) of this Agreement for the calendar quarter immediately preceding the date of the Request for Extension of Credit (or, in the case of a Request for Extension of Credit made during the first ten (10) Business Days of a quarter, Administrative Agent shall have received such certificate for the second calendar month preceding the date of the Request for Extension of Credit), and such certificate shall have certified that the Consolidated Cash Balance of Borrower and its Subsidiaries equaled $20,000,000 or more;

(e) The sum of the Outstanding Obligations plus the advances requested pursuant to the Request for Extension of Credit shall not exceed the Total Commitments; and

(f) Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Administrative Agent and Requisite Lenders reasonably may require.

Each Request for Extension of Credit by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.2(a) and (b) have been satisfied on and as of the date of such Extension of Credit.

SECTION V

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Administrative Agent and Lenders that:

5.1. Existence and Qualification; Power; Compliance with Laws. Borrower and each Guarantor is a corporation duly incorporated, validly existing and in good standing under the Laws of the state of its incorporation, has the corporate power and authority and the legal right to own, lease and operate its properties and to conduct its business as currently conducted, and, in the case of the Borrower, is duly qualified and in good standing under the Laws of Delaware, California and, in the case of the Borrower and each Guarantor, in all other jurisdictions in which it conducts business, except where the failure to be so qualified could not be reasonably expected to have a Material Adverse Effect, and is in compliance with all Laws except to the extent that noncompliance could not be reasonably expected to have a Material Adverse Effect. Schedule 5.1 attached to the Disclosure Letter lists, as of the Closing Date, each Material Subsidiary and each First Tier Foreign Subsidiary of the Borrower.

5.2. Power; Authorization; Enforceable Obligations. Borrower and each Guarantor has the corporate power and authority and the legal right to make, deliver and perform each Loan Document to which it is a party and Borrower and each Guarantor has the

Credit Agreement	Epicor Software Corporation

corporate power and authority to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents. The Loan Documents have been duly executed and delivered by Borrower, and constitute a legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms. The Loan Documents to which any Guarantor is a party have been duly executed and delivered by each such Guarantor, and constitute a legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms.

5.3. No Legal Bar. The execution, delivery, and performance by Borrower and each Guarantor of the Loan Documents to which it is a party and compliance with the provisions thereof have been duly authorized by all requisite action on the part of Borrower and each such Guarantor and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) any Organization Documents of Borrower or any of its Subsidiaries, (ii) any material applicable Laws, rules, or regulations or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any material Contractual Obligation of Borrower or any of its Subsidiaries or by which any of them or any of their property is bound or subject, (b) constitute a default under any such material agreement or instrument, or (c) result in, or require, the creation or imposition of any Lien on any of the properties of Borrower or any of its Subsidiaries (other than the Liens granted in connection herewith).

5.4. Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) to the extent required by GAAP, show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof.

(b) Since the date of the Audited Financial Statements for the period ended December 31, 2004, there has been no event or circumstance which has a Material Adverse Effect.

5.5. Litigation. Except as disclosed in the Disclosure Letter, no litigation, investigation or proceeding of or before an arbitrator or Governmental Authority is pending or, to the best of knowledge of Borrower, threatened by or against Borrower or any of its Subsidiaries or against any of their properties or revenues which could reasonably be expected to have a Material Adverse Effect.

Credit Agreement	Epicor Software Corporation

5.6. No Default. Neither Borrower nor any of its Subsidiaries are in default under or with respect to any Contractual Obligation which could reasonably be expected to have a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing or will result from the consummation of this Agreement or any of the other Loan Documents, or the making of the Extensions of Credit hereunder.

5.7. Ownership of Property; Liens. Borrower and its Subsidiaries have valid fee or leasehold interests in all real property which they use in their respective businesses, and Borrower and its Subsidiaries have good and marketable title to all their other property, and none of such property is subject to any Lien, except as permitted in Section 7.2.

5.8. Taxes. Borrower and its Subsidiaries have filed all material tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by Borrower or its respective Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained, and (b) immaterial taxes; provided, however, that in each case no material item or portion of property of Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

5.9. Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

(a) Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Extensions of Credit hereunder will be used for “purchasing” or “carrying” “margin stock” as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors.

(b) Neither Borrower nor any of its Subsidiaries (i) is a holding company, or a subsidiary company of a holding company, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.10. ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws. Each Plan or other employee benefit plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the

Credit Agreement	Epicor Software Corporation

Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. There has been no prohibited transaction (which is not otherwise exempt under Section 4975 of the Code) or violation of the fiduciary responsibility rules under ERISA with respect to any Plan that has or could reasonably be expected to have a Material Adverse Effect.

(b) (i) No ERISA Event has occurred or, to the best of knowledge of Borrower or any ERISA Affiliate, is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or, to the best of knowledge of Borrower or any ERISA Affiliate, reasonably expects to incur, any liability (and, to the best of knowledge of Borrower or any ERISA Affiliate, no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.11. Intangible Assets. Borrower and its Subsidiaries own, or possess the right to use, all trademarks, trade names, copyrights, patents, patent rights, franchises, licenses and other intangible assets that are used in the conduct of their respective businesses as now operated or could obtain such right without causing a Material Adverse Effect, and none of such items, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict has or could reasonably be expected to have a Material Adverse Effect.

5.12. Compliance With Laws. Borrower and its Subsidiaries are in compliance in all material respects with all material Laws that are applicable such Person.

5.13. Environmental Compliance. Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrower has reasonably concluded that such Environmental Laws and claims do not, individually or in the aggregate, have a Material Adverse Effect.

5.14. Insurance. The properties of Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or such Subsidiary operates.

5.15. Swap Obligations. Neither Borrower nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. Borrower has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

Credit Agreement	Epicor Software Corporation

5.16. Disclosure. No statement, information, report, representation, or warranty made by Borrower in any Loan Document or furnished to Lender in connection with any Loan Document contains any untrue statement of a material fact or, when viewed together with Borrower’s periodic reports filed under the Exchange Act and the rules and regulations promulgated thereunder, omits to state any material fact necessary to make the statements herein or therein not misleading.

5.17. Patriot Act. (a) Neither the Loans contemplated hereunder nor the use of the proceeds thereof will violate the USA Anti-Terrorism Order, the Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b) Neither the Borrower nor any Subsidiary (1) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order, or (2) to the best of the Borrower’s knowledge after reasonable investigation, engages in any dealings or transactions with any such Person. The Borrower and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c) No part of the proceeds from the Loans hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION VI

AFFIRMATIVE COVENANTS

So long as any Obligation (excluding inchoate indemnity obligations) remains unpaid or unperformed, or any portion of the Commitments remain outstanding, Borrower shall, and shall (except in the case of Borrower’s reporting covenants set forth in Sections 6.1 and 6.2(a)-(c)), cause each Subsidiary, to:

6.1. Financial Statements. Deliver to Administrative Agent and each Lender, in form and detail satisfactory to Administrative Agent and Requisite Lenders:

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Borrower, a consolidated balance sheet, a consolidated statement of income and a consolidated cash flow statement of Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and

Credit Agreement	Epicor Software Corporation

opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to Requisite Lenders;

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet, a consolidated statement of income and a consolidated cash flow statement of Borrower and its Subsidiaries as at the end of such fiscal quarter, and for such fiscal quarter and for the portion of Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c) Reports required to be delivered pursuant to clauses (a) and (b) of this Section 6.1 shall be deemed to have been delivered on the date on which Borrower posts such reports on Borrower’s internet website at the website address listed on Schedule 10.2 hereof or when such report is posted on the Securities and Exchange Commission’s website at www.sec.gov; provided that (x) Borrower shall notify Administrative Agent of the posting of any such new material, and (y) in every instance Borrower shall provide paper copies of the Compliance Certificates required by clause (a) of Section 6.2 to Administrative Agent and each Lender. Except for the Compliance Certificates referred to in such clause (a) of Section 6.2, Administrative Agent shall have no obligation to request the delivery or to maintain copies of the reports referred to in clauses (a) and (b) of this Section 6.1, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such reports.

6.2. Certificates, Notices and Other Information. Deliver to Administrative Agent and each Lender, in form and detail satisfactory to Administrative Agent and Requisite Lenders:

(a) within five (5) days after the delivery of the financial statements referred to in Sections 6.1(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Borrower;

(b) quarterly on or before the tenth Business Day of each calendar quarter, certified copies of reports or account statements signed by a Responsible Officer of Borrower detailing the total Consolidated Cash Balance held by Borrower and its Subsidiaries as of the last day of the immediately preceding calendar quarter;

(c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration

Credit Agreement	Epicor Software Corporation

statements which Borrower may file or be required to file with the Securities and Exchange Commission under Sections 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to Administrative Agent pursuant hereto;

(d) promptly after the occurrence thereof, notice of any Default or Event of Default;

(e) notice of any change in accounting policies or financial reporting practices by Borrower or any Subsidiary that is material to Borrower or to Borrower and its Subsidiaries on a consolidated basis;

(f) promptly after the commencement thereof, notice of any litigation, investigation or proceeding affecting Borrower where the reasonably expected damages to Borrower exceed the Threshold Amount, or in which injunctive relief or similar relief is sought, which relief, if granted, could reasonably be expected to have a Material Adverse Effect;

(g) promptly after the occurrence thereof, notice of any Reportable Event with respect to any Plan or the intent to terminate any Plan, or the institution of proceedings or the taking or expected taking of any other action to terminate any Plan or withdraw from any Plan;

(h) promptly after the occurrence thereof, notice of any Material Adverse Effect;

(i) not later than March 31 of each calendar year (commencing with March 31, 2007, a projected budget of the Borrower and its consolidated Subsidiaries for such calendar year; and

(j) promptly, such other data and information as from time to time may be reasonably requested by any Lender.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto. The annual reports, proxies, financial statements or other communications required by Section 6.2(c) above shall be deemed to have been delivered on the date on which Borrower posts such reports on Borrower’s website on the Internet at the website address listed on Schedule 10.2 hereof or when such report is posted on the Securities and Exchange Commission’s website at www.sec.gov; provided that Borrower shall notify Administrative Agent of the posting of any such new material. No Lender shall have any obligation to request the delivery or to maintain copies of the reports and communications referred to in Section 6.2(c), and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such reports and communications.

Credit Agreement	Epicor Software Corporation

6.3. Payment of Taxes. Pay and discharge when due all material taxes, assessments, and governmental charges, except for any such tax, assessment, charge, or levy which is an Ordinary Course Lien under subsection (b) of the definition of such term.

6.4. Preservation of Existence. Preserve and maintain its existence, licenses, permits, rights, franchises and privileges necessary or desirable in the normal conduct of its business, except (i) as permitted by Section 7.3, or (ii) where failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.5. Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of its properties, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.6. Maintenance of Insurance. Maintain liability and casualty insurance with responsible insurance companies satisfactory to the Requisite Lenders in such amounts and against such risks as is customary for similarly situated businesses.

6.7. Compliance With Laws.

(a) Comply with the requirements of all applicable Laws and orders of any Governmental Authority, noncompliance with which would reasonably be expected to have a Material Adverse Effect.

(b) Conduct its operations and keep and maintain its property in material compliance with all Environmental Laws.

6.8. Inspection Rights. At any time during regular business hours and as often as reasonably requested upon reasonable notice, permit Administrative Agent or any Lender, or any employee, agent or representative thereof, to examine, audit and make copies and abstracts from Borrower’s records and books of account and to visit and inspect its properties and to discuss its affairs, finances and accounts with any of its officers and key employees, and, upon request, furnish promptly to Administrative Agent or any Lender true copies of all financial information and internal management reports made available to their senior management. Notwithstanding any provision of this Agreement to the contrary, so long as no Default or Event of Default shall have occurred and be continuing, neither Borrower nor any of its Subsidiaries shall be required to disclose, permit the inspection, examination, photocopying or making extracts of, or discuss, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, or (ii) the disclosure of which to any Lender, or their designated representative, is then prohibited by law or any agreement binding on Borrower or any of its Subsidiaries that was not entered into by Borrower or any such Subsidiary for the purpose of concealing information from the Lenders. Borrower shall, however, furnish to Administrative Agent such information concerning Borrower’s intellectual property (including, without limitation, application and registration numbers for any filings in connection with such intellectual property) as is reasonably necessary to permit Administrative Agent (on behalf of itself and the other Lenders) to perfect a security interest in such intellectual property.

Credit Agreement	Epicor Software Corporation

6.9. Keeping of Records and Books of Account. Keep records and books of account adequate to prepare financial statements in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or any applicable Subsidiary.

6.10. Compliance with ERISA. Cause, and cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws; (b) to take all actions to cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

6.11. Compliance With Agreements. Promptly and fully comply with all Contractual Obligations to which any one or more of them is a party, except for any such Contractual Obligations (a) the nonperformance of which would not cause a Default or Event of Default, (b) then being contested by any of them in good faith by appropriate proceedings, or (c) if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.12. Stock Pledge Agreement. Within forty-five (45) days of the Closing Date (or such later deadline as may hereinafter be agreed to between Administrative Agent and Borrower, but in no event to exceed ninety (90) days from the Closing Date), Borrower shall provide to Administrative Agent a Stock Pledge Agreement or other applicable document in the form and substance reasonably satisfactory to Administrative Agent, fully executed on behalf of Borrower, and take such other actions as are necessary to pledge sixty-six and 66/100ths percent (66.66%) of its holdings of Scala Business Solutions N.V. (“Scala”) stock, or of the stock of the Subsidiary that acquired Scala stock, if that is the case, and deliver legal opinions of counsel to Borrower and its Subsidiary in form and substance satisfactory to Administrative Agent.

6.13. Material Subsidiaries.

(a) In the event that Borrower creates or acquires a domestic Material Subsidiary, Borrower shall within forty-five (45) days (unless a longer period is agreed to by Administrative Agent) (i) cause such Material Subsidiary (A) to execute and deliver a Guaranty, in form and substance satisfactory to Administrative Agent, in favor of Administrative Agent (for the benefit of each Lender in accordance with its Pro Rata Share), and (B) to execute and deliver a security agreement, substantially in the form of the General Security Agreement, granting a security interest in its assets to secure the Guaranty; (ii) pledge to Administrative Agent (for the benefit of each Lender in accordance with its Pro Rata Share) the ownership interests in such Material Subsidiary pursuant to a pledge agreement substantially in the form of the Stock Pledge Agreement; and (iii) deliver to Administrative Agent (for the benefit of each Lender in accordance with its Pro Rata Share) the outstanding shares certificates (or other evidence of its equity) evidencing such pledged ownership interests.

Credit Agreement	Epicor Software Corporation

(b) In the event that Borrower creates or acquires a First Tier Foreign Subsidiary, Borrower shall within ninety (90) days (unless a longer period is agreed to by Agent) (i) pledge to Administrative Agent (for the benefit of each Lender in accordance with its Pro Rata Share) sixty-six and 66/100ths percent (66.66%) of the ownership interests in such foreign Material Subsidiary owned by Borrower pursuant to a pledge agreement substantially in the form of the Stock Pledge Agreement; (ii) deliver to Administrative Agent (for the benefit of each Lender in accordance with its Pro Rata Share) the outstanding shares certificates (or other evidence of its equity) evidencing such pledged ownership interests; and (iii) take such further actions as Administrative Agent requests to perfect the security interest in such pledged ownership interests.

6.14. Use of Proceeds. Use the proceeds of Extensions of Credit for lawful general corporate purposes including working capital, share repurchase and general corporate purposes, including Acquisitions, not otherwise in contravention of this Agreement.

6.15. Rating. Maintain ratings in respect of the credit facilities hereunder with each of S&P and Moody’s and shall pay all fees and costs in respect thereof. For avoidance of doubt, the Borrower shall not have any obligation to maintain any particular minimum rating in respect of such credit facilities.

SECTION VII

NEGATIVE COVENANTS

So long as any Obligations remain unpaid or unperformed, or any portion of the Commitments remain outstanding, Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.1. Indebtedness. Create, incur, assume or suffer to exist any indebtedness except for the following (“Permitted Indebtedness”):

(a) Indebtedness under this Agreement;

(b) Indebtedness outstanding on the date hereof and listed on the Disclosure Letter and any refinancings, refundings, renewals or extensions thereof, provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amount paid, and fees and expenses incurred, in connection with such refinancing and by an amount equal to any utilized commitments thereunder, and (ii) the weighted average life of the principal payments pursuant to such refinanced, refunded, renewed or extended Indebtedness shall be no shorter than the weighted average life of such payments pursuant to such Indebtedness immediately prior to such refinancing, refunding, renewal or extension;

(c) Ordinary Course Indebtedness;

(d) Indebtedness of Borrower and its Subsidiaries under loans and Capital Leases incurred by Borrower or any of its Subsidiaries, or in existence at the time any

Credit Agreement	Epicor Software Corporation

Person becomes a Subsidiary of Borrower, to finance the acquisition by such Person of real property, improvements, fixtures, equipment or other fixed assets (together with attachments, ascensions, additions, “soft costs” and proceeds thereof), provided that in each case, (i) such Indebtedness is incurred by such Person at the time of, or not later than six (6) months after, the acquisition by such Person of the property so financed, (ii) such Indebtedness does not exceed the purchase price of the property so financed, and (iii) such Indebtedness shall not exceed $10,000,000 in the aggregate at any time;

(e) Indebtedness of Borrower and any of its Subsidiaries under Synthetic Lease Obligations;

(f) Indebtedness of Borrower and its Subsidiaries under initial or successive refinancings, refundings, renewals or extensions of any Indebtedness permitted by subsections (d) and (e) above, provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amount paid, and fees and expenses incurred, in connection with such refinancing, and (ii) the weighted average life of the principal payments pursuant to such refinanced, refunded, renewed or extended Indebtedness shall be no shorter than the weighted average life of such payments pursuant to such Indebtedness immediately prior touch refinancing, refunding, renewal or extension;

(g) Indebtedness of Borrower to any of Borrower’s Subsidiaries, Indebtedness of any of Borrower’s Subsidiaries to Borrower or Indebtedness of any of Borrower’s Subsidiaries to any of Borrower’s other Subsidiaries;

(h) Subordinated Debt of Borrower to any Person, provided that (A) such Indebtedness contains subordination provisions as reasonably approved by Administrative Agent; and (B) the maturity date of the Subordinated Debt shall not be earlier than the Business Day next following the Term Loan Maturity Date; and

(i) other Indebtedness not included in (a) through (h) above and not exceeding, in the aggregate at any time, 10% of the total consolidated assets of Borrower and its Subsidiaries determined as of the end of the most recent fiscal quarter.

7.2. Liens. Incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (“Permitted Liens”):

(a) Liens existing on the date hereof and listed on the Disclosure Letter and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.1(a);

(b) Ordinary Course Liens;

(c) Liens securing Investments which constitute Permitted Investments under Section 7.5(d);

Credit Agreement	Epicor Software Corporation

(d) Liens on the property or assets of any Person which becomes a Subsidiary of Borrower after the date of this Agreement or acquired after the date of this Agreement, provided that (i) such Liens exist at the time such Person became a Subsidiary or the assets were acquired for the Permitted Indebtedness, and (ii) such Liens were not created in contemplation of the acquisition of such Person or such acquisition of assets;

(e) Rights of vendors or lessors under conditional sale agreements, Capital Leases or other agreements relating to indebtedness described in Section 7.1(d) or other title retention agreements, provided that in each case, (i) such rights secure or otherwise relate to Permitted Indebtedness, (ii) such rights do not extend to any property other than property acquired with the proceeds of such Permitted Indebtedness (together with accessions, additions, replacements and proceeds thereof), and (iii) such rights do not secure any Indebtedness other than Permitted Indebtedness;

(f) Liens securing Indebtedness and any related obligations of Borrower or any of its Subsidiaries which constitutes Permitted Indebtedness under Section 7.1(f) (or refinancings of such Indebtedness under Section 7.1(g)), provided that such Liens cover only those assets subject to Synthetic Lease Obligations (together with accessions, additions, replacements and proceeds thereof);

(g) Liens incurred in connection with leases, subleases, licenses and sublicenses granted to Persons not interfering in any material respect with the business of Borrower and its Subsidiaries and any interest or title of a lessee or licensee under any such leases, subleases, licenses or sublicenses;

(h) Liens arising in connection with judgments not constituting an Event of Default pursuant to Section 8.1(h); and

(i) Liens not otherwise permitted hereunder on the property or assets of Borrower and any of its Subsidiaries securing (i) borrowed money Indebtedness, or (ii) all obligations of Borrower arising other than in connection with any securitization which are evidenced by bonds, debentures, notes or other similar instruments, but only in the event that there is no Default or Event of Default existing at the time of incurrence of such lien or immediately thereafter.

7.3. Fundamental Changes. Merge or consolidate with or into any Person or liquidate, wind-up or dissolve itself, or permit or suffer any liquidation or dissolution or sell all or substantially all of its assets, except that:

(a) any Subsidiary may merge with (i) Borrower, provided that Borrower shall be the continuing or surviving corporation, (ii) any one or more Subsidiaries, and (iii) any joint venture, partnership or other Person, so long as such joint venture, partnership and other Person will, as a result of making such merger and all other contemporaneous related transactions, become a Subsidiary;

(b) any Subsidiary may sell or transfer all or substantially all of its assets (through voluntary liquidation, dissolution or winding up or otherwise), to Borrower or to another Subsidiary;

Credit Agreement	Epicor Software Corporation

(c) Borrower may merge into or consolidate with any other Person, provided that (i) Borrower is the surviving corporation, and (ii) immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing; and

(d) any Subsidiary may merge or consolidate with or into any other Person or sell all or substantially all of its assets to the extent such transaction is a Disposition otherwise permitted under Section 7.4 or an Investment otherwise permitted under Section 7.5 and immediately after giving effect to such merger or consolidation; no Default or Event of Default shall have occurred and be continuing.

7.4. Dispositions. Make any Dispositions, except:

(a) Ordinary Course Dispositions; and

(b) Dispositions permitted by Section 7.3.

7.5. Investments. Make any Investments, except for the following (“Permitted Investments”):

(a) Investments existing on the Closing Date;

(b) Ordinary Course Investments;

(c) Investments permitted by Section 7.1 or Section 7.3;

(d) Investments arising from rights received by Borrower and its Subsidiaries upon the required payment of any permitted contingent obligations of Borrower and its Subsidiaries;

(e) Investments in the nature of Acquisitions, provided that (i) immediately after the Acquisition Borrower and its Subsidiaries will meet the financial covenants set forth in Section 7.12 on a pro forma basis, (ii) the Acquisition is not in the nature of a hostile takeover, (iii) after giving effect to the Acquisition, there would be no breach under Section 7.8, and (iv) the purchase price for all Acquisitions made prior to the Term Loan Maturity Date shall not constitute, in the aggregate, Cash payments of more than USD$100,000,000;

(f) Investments of Borrower and its Subsidiaries in Swap Contracts, provided that all such arrangements are entered into in connection with bona fide hedging operations and not for speculation; and

(g) other Investments not exceeding, in the aggregate at any time, five percent (5%) of the total consolidated assets of Borrower and its Subsidiaries determined as of the end of the most recent fiscal quarter.

Credit Agreement	Epicor Software Corporation

7.6. Restricted Payments. Make any Restricted Payments, except as follows:

(a) Borrower or any Subsidiary, as applicable, may pay dividends or other distributions (i) payable solely in shares of capital stock of Borrower, or (ii) payable by a Subsidiary to Borrower or to another Subsidiary;

(b) Borrower may distribute rights pursuant to a shareholder rights plan or redeem such rights, provided that such redemption is in accordance with the terms of such shareholder rights plan;

(c) Borrower may make Restricted Payments in connection with or pursuant to any of its employee benefits plans or in connection with the employment, termination or compensation of its employees, officers or directors;

(d) Borrower may declare or pay any dividends in respect of its Equity Securities or purchase or redeem shares of its Equity Securities, including pursuant to one or more stock repurchase programs or make distributions to shareholders of otherwise permitted hereunder; provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) after giving effect to any such repurchases Borrower shall be in compliance with Section 7.12; and (iii) when combined with the amount of all dividends, purchases or redemptions made under Section 7.6(e), the total of all such purchases of Equity Securities shall not exceed the sum of USD$10,000,000 in the aggregate over the life of this Agreement;

(e) Any Subsidiary of Borrower may declare or pay any dividends in respect of its Equity Securities or purchase or redeem shares of its Equity Securities, including pursuant to one or more stock repurchase programs or make distributions to shareholders not otherwise permitted hereunder, provided that (i) the aggregate amount paid or distributed in any period of four consecutive quarters (excluding any amounts covered by subsection (b) above) does not exceed 5% of consolidated assets as determined as of the fiscal quarter immediately preceding the date of determination; and (ii) when combined with the amount of all purchases of Equity Securities made under Section 7.6(d), the total of all such dividends, purchases or redemptions shall not exceed the sum of USD$10,000,000 in the aggregate in the aggregate over the life of this Agreement; and

(f) Borrower may repurchase fractional shares of capital stock arising out of stock dividends, splits or combinations, business combinations or conversion of convertible securities.

7.7. ERISA. At any time engage in a transaction which could be subject to Sections 4069 or 4212(c) of ERISA, or permit any Pension Plan to (a) engage in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), which, with respect to each event listed above, has a Material Adverse Effect.

7.8. Change In Nature of Business. Engage, either directly or indirectly through Affiliates or Acquisitions in any line of business other than the enterprise software business, any other business incidental or reasonably related thereto, or any businesses that are, as determined by the Board of Directors of Borrower, appropriate extensions thereof.

Credit Agreement	Epicor Software Corporation

7.9. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate (other than transactions among Borrower or any of its Subsidiaries and any Subsidiary) of Borrower other than arm’s-length transactions with Affiliates that are otherwise permitted hereunder and except as follows:

(a) reasonable and customary fees in the industry paid to members of the board of directors (or similar governing body) of Borrower or its Subsidiaries; and

(b) reasonable compensation arrangements and benefit plans for officers and other employees of Borrower and its Subsidiaries entered into or maintained in the ordinary course of business; provided that such transactions do not have a Material Adverse Effect on Borrower or any Subsidiary.

7.10. Use of Proceeds. Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) for any Acquisition unless such Acquisition has been approved in writing by the board of directors or equivalent governing body of the acquiree, or (ii) to acquire any security in any transaction that is subject to Section 13 (other than an Investment Transaction) or Section 14 of the Exchange Act unless, prior to the time such transaction becomes subject to such Section 13 or 14, the board of directors or other applicable governing body of the Person that is the issuer of such securities has adopted a resolution approving such transaction and approving any “change in control” with respect to such Person whereby Borrower or such Subsidiary may acquire control of such Person. For purposes of this Section 7.10, (x) an “Investment Transaction” means a transaction subject to Section 13(d), but not Section 16, of the Exchange Act, provided that in connection with such transaction Borrower or its Subsidiary (as the case may be) has reported and at all times continues to report to the Securities Exchange Commission that such transaction is undertaken for investment purposes only and not for any of the purposes specified in clauses 4(a) through (j), inclusive, of the special instructions for complying with Schedule 13D under the Exchange Act, and (y) “change in control” means, for any Person, an Acquisition with respect to such Person.

7.11. Certain Indebtedness Payments, Etc. Neither Borrower nor any of its Subsidiaries shall (i) pay, prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled payment thereof any Subordinated Debt except as otherwise permitted under this Section 7.11; or (ii) or amend, modify or otherwise change the terms of any document, instrument or agreement evidencing Subordinated Debt such that such amendment, modification or change would (a) cause the outstanding aggregate principal amount of all such Subordinated Debt so amended, modified or changed to be increased (except as a consequence of the deferral of cash interest payments by adding such payments to the principal amount thereof) as a consequence of such amendment, modification or change, (b) increase the interest rate applicable thereto, or (c) accelerate the scheduled payment thereof.

Credit Agreement	Epicor Software Corporation

7.12. Financial Covenants.

(a) Minimum Latest Twelve Months Consolidated EBITDA. Borrower shall not permit Consolidated EBITDA, determined as of the last day of any fiscal quarter of Borrower commencing with the fiscal quarter ending December 31, 2005 (measured on a rolling four quarter basis for the four fiscal quarters ending on such dates), to be less than the following:

For the twelve (12) month period ending:	Consolidated EBITDA (Dollars)
December 31, 2005	$30,000,000
March 31, 2006	$32,500,000
June 30, 2006	$35,000,000
September 30, 2006	$37,500,000
December 31, 2006	$40,000,000
March 31, 2007	$42,500,000
June 30, 2007	$45,000,000
September 30, 2007	$47,500,000
December 31, 2007	$50,000,000
March 31, 2008	$52,500,000
June 30, 2008	$55,000,000
September 30, 2008	$57,500,000
December 31, 2008	$60,000,000
March 31, 2009	$62,500,000
June 30, 2009	$65,000,000
September 30, 2009	$67,500,000
December 31, 2009	$70,000,000
March 31, 2010	$72,500,000
June 30, 2010 and Thereafter	$75,000,000

(b) Maximum Adjusted Leverage Ratio. Borrower shall not permit the Adjusted Leverage Ratio, determined as of the last day of any fiscal quarter of Borrower (measured on a rolling four quarter basis), to be greater than 3.00 to 1.00.

(c) Minimum Fixed Charge Coverage Ratio. Borrower shall not permit the Fixed Charge Coverage Ratio, determined as of the last day of any fiscal quarter of Borrower (i) ending on or before December 31, 2009, to be less than 3.00 to 1.00, and (ii) thereafter, to be less than 2.50 to 1.00.

Credit Agreement	Epicor Software Corporation

(d) Minimum Unrestricted Cash. Borrower shall not permit Borrower’s Consolidated Cash Balance at any time through the Term Loan Maturity Date to fall below USD$20,000,000. The Consolidated Cash Balance covenants set forth in this Section 7.12(d) shall be tested quarterly in accordance with the reports to be delivered to Administrative Agent pursuant to Section 6.2(b) of this Agreement.

7.13. Accounting Changes. Change (i) its fiscal year (currently January 1 to December 31), or (ii) its accounting practices except as permitted by GAAP.

SECTION VIII

EVENTS OF DEFAULT AND REMEDIES

8.1. Events of Default. Any one or more of the following events shall constitute an Event of Default:

(a) Borrower fails to pay any principal on any Outstanding Obligation (other than fees) as and on the date when due; or

(b) Borrower fails to pay any interest on any Outstanding Obligation or any fees specified in Sections 2.3 and 2.7 due hereunder within five (5) Business Days after the date when due; or fails to pay any other fees or amount payable to Administrative Agent or any Lender under any Loan Document within ten (10) Business Days after the date due; or

(c) Any default occurs in the observance or performance of any agreement contained in Section 7; or

(d) Any default occurs in the observance or performance of any agreement contained in Section 6.1 and such default continues for five (5) days; or

(e) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or Borrower fails to perform or observe any other covenant or agreement (not specified in subsections (a), (b) (c) or (d) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or

(f) Any representation or warranty in any Loan Document proves to have been incorrect in any material respect when made or deemed made; or

(g) Borrower or any Subsidiary (x) defaults on any payment when due, which remains uncured beyond any applicable cure period, of principal or interest on any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount in excess of the Threshold Amount, or (y) defaults in the observance or performance of any other agreement or covenant relating to any Indebtedness (other than Indebtedness hereunder) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on

Credit Agreement	Epicor Software Corporation

behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, any Indebtedness in excess of the Threshold Amount to become payable or cash collateral in respect thereof to be demanded on account of such default or other event; or (ii) the occurrence under any Swap Contract of an Early Termination Date (as defined in such Swap Contract) resulting from (x) any event of default under such Swap Contract as to which Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (y) any termination event under any Swap Contract (as defined therein) as to which Borrower or any Subsidiary is an affected party (as so defined) (other than termination events resulting solely from changes in the value of Borrower’s stock price or other rates, prices or indices underlying any such Swap Contract), and as to which, in either event, the Swap Termination Value owed by Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(h) Except as otherwise permitted in Section 10.1(c), any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or Borrower or any Guarantor denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document except as otherwise permitted Section 10.1(c); or

(i) A final judgment against Borrower or any Subsidiary is entered for the payment of money in excess of the Threshold Amount, or any non-monetary final judgment is entered against Borrower or any Subsidiary which has a Material Adverse Effect and such judgment is not stayed within thirty (30) days.

(j) Borrower or any of its Material Subsidiaries institutes or consents to the institution of any proceeding under Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty (60) days; or any proceeding under Debtor Relief Laws relating to any such Person or to all or any part of its property is instituted without the consent of that Person and continues undismissed or unstayed for sixty (60) days, or an order for relief is entered in any such proceeding; or

(k) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds the Threshold Amount; or (iii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

Credit Agreement	Epicor Software Corporation

(l) There occurs (i) any Change of Control, or (ii) any event relating to a change in the corporate ownership, control or governance of Borrower or any Subsidiary as issuer (“Issuer”) of any notes, bonds, debentures, Subordinated Debt or other debt securities, the result of which is to cause Indebtedness evidenced by any such notes, bonds, debentures, Subordinated Debt or other debt securities to be subject to mandatory redemption or repurchase by Issuer, provided the outstanding amount of such outstanding Indebtedness exceeds the Threshold Amount.

8.2. Certain Financial Covenant Defaults. In the event that, after taking into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of Borrower (a “Charge”), and if solely by virtue of such Charge, there would exist an Event of Default due to breach of Section 7.12 as of such fiscal period end date, such Event of Default shall be deemed to arise upon the earlier of (i) the date after such fiscal period end date on which Borrower announces publicly it will take, is taking or has taken such Charge (including an announcement in the form of a statement in a report fled with the Securities Exchange Commission) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (ii) the date Borrower delivers to Administrative Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.

8.3. Remedies Upon Event of Default. Without limiting any other rights or remedies of Administrative Agent or Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

(a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 8.1(j):

(i) Requisite Lenders may request Administrative Agent to, and Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and/or

(ii) Issuing Lender, with the approval of Administrative Agent on behalf of Requisite Lenders, may demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letter of Credit Usage to be held in a blocked Letter of Credit cash collateral account held with Issuing Lender.

(b) Upon the occurrence of any Event of Default described in Section 8.1(j):

(i) the Commitments and all other obligations of Administrative Agent or Lenders shall automatically terminate without notice to or demand upon Borrower, which are expressly waived by Borrower;

Credit Agreement	Epicor Software Corporation

(ii) the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

(iii) an amount equal to the aggregate amount of all outstanding Letter of Credit Usage shall be immediately due and payable to Issuing Lender without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held in a blocked Letter of Credit cash collateral account held with Administrative Agent.

(c) Upon the occurrence of any Event of Default, Lenders and Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or, demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed to (but only with the consent of Requisite Lenders) protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and such other rights and remedies as are provided by Law or equity (including, without limitation, the provisions of the applicable Uniform Commercial Code).

(d) Except as permitted by Section 10.5, no Lender may exercise any rights or remedies with respect to the Obligations without the consent of Requisite Lenders in their sole and absolute discretion. The order and manner in which Administrative Agent’s and Lenders’ rights and remedies are to be exercised shall be determined by Requisite Lenders in their sole and absolute discretion. Regardless of how a Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder, payments shall be applied first, to costs and expenses (including Attorney Costs) incurred by Administrative Agent and each Lender, second, to the payment of accrued and unpaid interest on the Loans to and including the date of such application, third to the payment of the unpaid principal of the Loans, and fourth, to the payment of all other amounts (including fees) then owing to Administrative Agent and Lenders under the Loan Documents, in each case paid pro rata to each Lender in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all Lenders, without priority or preference among Lenders. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity.

Credit Agreement	Epicor Software Corporation

SECTION IX

ADMINISTRATIVE AGENT

9.1. Appointment and Authorization of Administrative Agent.

(a) Each Lender hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Issuing Lender shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as Administrative Agent may agree at the request of Requisite Lenders to act for such Issuing Lender with respect thereto; provided, however, that Issuing Lender shall have all of the benefits and immunities (i) provided to Administrative Agent in this Section 9 with respect to any acts taken or omissions suffered by Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Section 9 included Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to Issuing Lender.

9.2. Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

9.3. Liability of Administrative Agent. No Administrative Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other

Credit Agreement	Epicor Software Corporation

document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower’s Subsidiaries or Affiliates.

9.4. Reliance by Administrative Agent.

(a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under any other Loan Document unless it shall first receive such advice or concurrence of Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Requisite Lenders or all Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders. Where this Agreement expressly permits or prohibits an action unless Requisite Lenders otherwise determine, and in all other instances, Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

(c) Each Lender hereby authorizes Administrative Agent, upon payment of the amount certified by Borrower as the full and final payment of all principal, interest, fees and other charges outstanding under this Agreement, and following termination of the Commitments, to execute with and in favor of Borrower a termination letter that, inter alia, terminates Borrower’s obligation to observe any or all of the covenants in Sections III, VI and VII hereof.

9.5. Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written

Credit Agreement	Epicor Software Corporation

notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by Requisite Lenders in accordance with Section VIII; provided, however, that unless and until Administrative Agent has received any such direction, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

9.6. Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Administrative Agent-Related Person has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender as to any matter, including whether Administrative Agent-Related Persons have disclosed material information in their possession. Each Lender, including any Lender by assignment, represents to Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its Subsidiaries which may come into the possession of any Administrative Agent-Related Person.

9.7. Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person’s gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand

Credit Agreement	Epicor Software Corporation

for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

9.8. Administrative Agent in Individual Capacity. KeyBank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates as though KeyBank were not Administrative Agent or Issuing Lender hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, KeyBank or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, KeyBank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent or Issuing Lender.

9.9. Successor Administrative Agent. Administrative Agent may, and at the request of Requisite Lenders shall, resign as Administrative Agent upon thirty (30) days’ notice to Lenders. If Administrative Agent resigns under this Agreement, Requisite Lenders shall appoint from among Lenders a successor administrative agent for Lenders which successor administrative agent shall be approved by Borrower. If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Borrower and upon approval of Borrower (other than at any time as there exists an Event of Default) which will not be unreasonably withheld, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 9 and Sections 10.3 and 10.11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent (whether due to absence of Borrower approval or otherwise) by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as Requisite Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, KeyBank may not be removed as Administrative Agent at the request of Requisite Lenders unless KeyBank shall also simultaneously be replaced as “Issuing Lender” hereunder pursuant to documentation inform and substance reasonably satisfactory to KeyBank.

Credit Agreement	Epicor Software Corporation

9.10. Syndication Agent; Documentation Agent. None of Lenders (or Affiliates of Lenders) identified on the facing page or signature pages of this Agreement as a “Syndication Agent” or “Documentation Agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity. Without limiting the foregoing, none of Lenders (or Affiliates of Lenders) so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders (or Affiliates of Lenders) so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION X

MISCELLANEOUS

10.1. Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower therefrom shall be effective unless in writing signed by Requisite Lenders and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Except as otherwise expressly provided herein, without the approval in writing of Administrative Agent and all Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

(a) To reduce the amount of principal, principal prepayments or the rate of interest payable on, any Loan, or the amount of any fee or other amount payable to any Lender under the Loan Documents (unless such modification is consented to by each Lender entitled to receive such fee) or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any commitment fee;

(b) To postpone any date fixed for any payment of principal of, prepayment of principal of, or any installment of interest on, any Loan or any installment of any commitment fee, to extend the term of, or increase the amount of, any Lender’s Commitment (it being understood that a waiver of an Event of Default shall not constitute an extension or increase in the Commitment of any Lender) or modify the Pro Rata Share of any Lender;

(c) To release Borrower or any Guarantor from its obligations under any Loan Document;

(d) Except to the extent any release of collateral is contemplated under this Agreement or the other Loan Documents, to release collateral in which Lenders have a security interest to secure the performance of Borrower’s obligations under the Loan Documents constituting more than 20% of the value of Borrower’s consolidated assets;

(e) To amend the definition of “Requisite Lenders” or the provisions of Section 4, Section 9, this Section 10.1 or Section 10.6; or

Credit Agreement	Epicor Software Corporation

(f) To amend any provision of this Agreement that expressly requires the consent or approval of all Lenders; provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by Issuing Lender in addition to Requisite Lenders or all Lenders, as the case may be, affect the rights or duties of Issuing Lender or affect any Letter of Credit related matter, (ii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Requisite Lenders or all Lenders, as the case may be, affect the rights or duties of Administrative Agent; and (iii) the fee letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto. Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all Lenders and Administrative Agent.

Notwithstanding anything in this Agreement to the contrary, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of any Revolving Loan shall be effective against the Revolving Lenders unless the Requisite Lenders described in clause (a) of the definition thereof shall have concurred with such waiver or modification.

10.2. Transmission and Effectiveness of Communications and Signatures.

(a) Modes of Delivery. Except as otherwise provided in any Loan Document, notices, requests, demands, directions, agreements and documents delivered in connection with the Loan Documents (collectively, “communications”) shall be transmitted by Requisite Notice to the number and address set forth on Schedule 10.2, may be delivered by the following modes of delivery, and shall be effective as follows:

Mode of Delivery	Effective on earlier of actual receipt and:
Courier	Scheduled delivery date

Facsimile	When transmission in legible form complete

Mail	Fourth Business Day after deposit in U.S. mail first class postage pre-paid

Personal delivery	When received

Telephone	When conversation completed

provided, however, that communications delivered to Administrative Agent pursuant to Section 2 must be in writing and shall not be effective until actually received by Administrative Agent.

(b) Reliance by Administrative Agent and Lenders. Administrative Agent and Lenders shall be entitled to rely and act on any communications purportedly given by or on behalf of Borrower even if (i) such communications (A) were not made in a manner specified herein, (B) were incomplete or (C) were not preceded or followed by any other notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any subsequent related communications provided for herein. Borrower shall indemnify Administrative Agent and Lenders from any loss, cost, expense or liability as a result of relying on any communications permitted herein.

Credit Agreement	Epicor Software Corporation

(c) Effectiveness of Facsimile Documents and Signatures. Documents and agreements delivered from time to time in connection with the Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as hardcopies with manual signatures and shall be binding on all Borrower and its Subsidiaries and Administrative Agent and Lenders. Administrative Agent may also request that any such documents and signature be confirmed by a manually-signed hardcopy thereof; provided, however, that the failure to request or deliver any such manually-signed hardcopy shall not affect the effectiveness of any facsimile documents or signatures.

10.3. Attorney Costs, Expenses and Taxes. Borrower agrees (a) to pay or reimburse Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Loan Documents, and the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Loan Documents, and any other documents prepared in connection herewith or therewith, including all reasonable Attorney Costs, and (b) to pay or reimburse Administrative Agent and each Lender for all costs and expenses incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization), collection and enforcement or attempted enforcement, or preservation of any rights under any Loan Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a “workout” or of any insolvency or bankruptcy proceeding, including Attorney Costs. The foregoing costs and expenses shall include all reasonable search, filing, and appraisal charges and fees and documentary, stamp or similar taxes related thereto, and other out-of-pocket expenses incurred by Administrative Agent or any Lender and the cost of independent public accountants and other outside experts retained by Administrative Agent or any Lender. Any amount payable by Borrower under this Section shall bear interest from the tenth (10th) Business Day following the date of demand for payment at the Default Rate, unless waived by Administrative Agent. The agreements in this Section shall survive repayment of all Obligations.

10.4. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section 10.4, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 10.4 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section 10.4 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto,

Credit Agreement	Epicor Software Corporation

their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section 10.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section 10.4, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than USD$5,000,000, in the case of any assignment in respect of a Revolving Loan/Revolving Commitment, or USD$1,000,000, in the case of any assignment in respect of a Term Loan, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that simultaneous assignment by or to two (2) or more entities that are Affiliates or related funds shall be aggregated to determine compliance with the minimum assignment amounts.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Loan tranches (i.e., either Revolving Loans/Revolving Commitments or Term Loans) on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section 10.4 and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

Credit Agreement	Epicor Software Corporation

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) a Revolving Loan/Revolving Commitment if such assignment is to a Person that is not a Revolving Lender with a Revolving Commitment, an Affiliate of such Revolving Lender or an Approved Fund with respect to such Revolving Lender or (ii) a Term Loan to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of USD$3,500 (provided that only one such fee shall be due with respect to simultaneous assignment by or to two (2) or more entities that are Affiliates or related funds), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 10.4, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections III, 10.3, 10.14 and 10.15 of this Agreement with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 10.4

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Cleveland, Ohio a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the

Credit Agreement	Epicor Software Corporation

Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver which (A) extends the Maturity Date as to such Participant or any other date upon which any payment of money is due to such Participant, (B) reduces the rate of interest owing to such Participant, any fee or any other monetary amount owing to such Participant, or (C) reduces the amount of any installment of principal owing to such Participant all as described in Sections 10.1(a) and 10.1(b). Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section III to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.4. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.5 as though it were a Lender, provided such Participant agrees to be subject to Section 10.6 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section III than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section III unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.22 as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Credit Agreement	Epicor Software Corporation

10.5. Set-off. In addition to any rights and remedies of Administrative Agent and Lenders or any assignee or participant of any Lender or any Affiliate thereof (each, a “Proceeding Party”) provided by law, upon the occurrence and during the continuance of any Event of Default, each Proceeding Party is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to proceed directly, by right of set-off, banker’s lien, or otherwise, against any assets of Borrower and its Subsidiaries which may be in the hands of such Proceeding Party (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Proceeding Party to or for the credit or the account of Borrower) and apply such assets against the Obligations, irrespective of whether such Proceeding Party shall have made any demand therefor and although such Obligations may be unmatured. Each Lender agrees promptly to notify Borrower and Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

10.6. Sharing of Payments. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker’s lien or counterclaim against Borrower or otherwise, receives payment on account of the Outstanding Obligations held by it that is ratably more than any other Lender receives in payment on account of the Outstanding Obligations held by such other Lender, then, subject to applicable Laws: (a) the Lender exercising the right of setoff, banker’s lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Outstanding Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Outstanding Obligations held by each Lender after the exercise of the right of setoff, banker’s lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker’s lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all Lenders share any payment obtained in respect of the Outstanding Obligations ratably in accordance with each Lender’s share of the Outstanding Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker’s lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Outstanding Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Outstanding Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Outstanding Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker’s lien or counterclaim with respect to the participation as fully as if Lender were the original owner of the Obligation purchased.

Credit Agreement	Epicor Software Corporation

10.7. No Set-off. As to any and all funds, securities or other assets of Borrower which are now or hereafter held by Administrative Agent or any Lender as collateral pursuant to the Credit Agreement or any other Loan Document for any of the obligations thereunder (collectively the “Collateral Assets”), Administrative Agent and the Lenders agree that they shall not exercise any right of setoff or recoupment against nor shall they assert any security interest in the Collateral Assets in connection with any other obligation owed to Administrative Agent or any Lender which is unrelated to the Credit Agreement or the Loan Documents, except for: (i) recovery for any items deposited with Administrative Agent or any Lender and returned unpaid or as to which claims have been asserted as to breach of transfer or presentment warranties, (n) overdrafts on any account which generated the funds which constitute part of the Collateral Assets, (iii) automated clearing house entries, and (iv) Administrative Agent or any Lender’s usual and customary fees for services rendered in connection with the assets or bank accounts which constitute the Collateral Assets.

10.8. No Waiver; Cumulative Remedies.

(a) No failure by any Lender or Administrative Agent to exercise, and no delay by any Lender or Administrative Agent in exercising, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Without limiting the generality of the foregoing, the terms and conditions of Section 4 may be waived in whole or in part, with or without terms or conditions, in respect of any Extension of Credit without prejudicing Administrative Agent’s or Lender’s rights to assert them in whole or in part in respect of any other Extension of Credit.

(b) The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Any decision by Administrative Agent or any Lender not to require payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document or to calculate any amount payable by a particular method on any occasion shall in no way limit or be deemed a waiver of Administrative Agent’s or Lender’s right to require full payment thereof, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

(c) The terms and conditions of Section 9 are for the sole benefit of Administrative Agent and Lenders.

10.9. Usury. Notwithstanding anything to the contrary contained in any Loan Document, the interest and fees paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest or a fee in an amount that exceeds the Maximum Rate, the excessive interest or fee shall be applied to the principal of the Outstanding Obligations or, if it exceeds the unpaid principal, refunded to Borrower. In determining whether the interest or a fee contracted for, charged, or received by Administrative Agent or any Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an

Credit Agreement	Epicor Software Corporation

expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

10.10. Counterparts. This Agreement maybe executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.11. Integration. This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of Administrative Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.12. Nature of Lenders’ Obligations. Nothing contained in this Agreement or any other Loan Document and no action taken by Administrative Agent or Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make Lenders a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. Each Lender’s obligation to make any Extension of Credit pursuant hereto is several and not joint or joint and several, provided that, in the case of the initial Extension of Credit only, each lender’s obligation is conditioned upon the performance by all other Lenders of their obligations to make the initial Extension of Credit. A default by any Lender will not increase the Pro Rata Share attributable to any other Lender.

10.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any Loan Document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery thereof but shall terminate the later of (a) when the Commitments are terminated and (b) when no Obligations remain outstanding under any Loan Document. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, notwithstanding any investigation made by Administrative Agent or any Lender or on their behalf.

10.14. Indemnity by Borrower. Borrower agrees to indemnify, defend, save and hold harmless each Administrative Agent-Related Person and each Lender and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively, the “Indemnities”) from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against Borrower, any of its Affiliates or any its officers or directors; (b) any and all claims, demands, actions or causes of action arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitments, the use or contemplated use

Credit Agreement	Epicor Software Corporation

of the proceeds of any Loan, property that is the subject of any Material Lease or any other collateral given to secure the obligations of Borrower under this Agreement, or the relationship of Borrower, Administrative Agent and Lenders under this Agreement; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim; demand, action or cause of action described in subsection (a) or (b) above; and (d) all liabilities, claims, actions, loss, damages, including, without limitation, foreseeable and unforeseeable consequential damages, costs and expenses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of Indemnitees’ counsel) directly or indirectly arising out of or resulting from any Hazardous Substance being present at any time in or around any part of Borrower’s properties (leasehold or fee), or in the soil, groundwater or soil vapor on or under Borrower’s properties (leasehold or fee), including those incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work, or any resulting damages or injuries to the person or property of any third parties or to any natural resources; (e) any and all liabilities, losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding, including those liabilities caused by an Indemnitee’s own negligence (all the foregoing, collectively, the “Indemnified Liabilities”); provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee.

10.15. Nonliability of Lender.

Borrower acknowledges and agrees that:

(a) Any inspections of any property of Borrower made by or through Administrative Agent or Lenders are for purposes of administration of the Loan Documents only, and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

(b) By accepting or approving anything required to be observed, performed, fulfilled or given to Administrative Agent or Lenders pursuant to the Loan Documents, neither Administrative Agent nor Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Administrative Agent or Lenders;

(c) The relationship between Borrower and Administrative Agent and Lenders is, and shall at all times remain, solely that of borrower and lenders; neither Administrative Agent nor Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither Administrative Agent nor any Lender undertakes or assumes any responsibility or duty to

Credit Agreement	Epicor Software Corporation

Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lenders and neither Borrower nor any other person is entitled to rely thereon; and

(d) Neither Administrative Agent nor Lenders shall be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds Administrative Agent and Lenders harmless from any such loss, damage, liability or claim.

10.16. No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, Administrative Agent and Lenders in connection with the Extensions of Credit, and is made for the sole benefit of Borrower, Administrative Agent and Lenders, and Administrative Agent and Lenders’ successors and assigns. Except as provided in Sections 10.13 and 10.21, no other Person shall have any rights of any nature hereunder or by reason hereof.

10.17. Severability. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.18. Confidentiality. Administrative Agent and each Lender shall use any confidential non-public information concerning Borrower and its Subsidiaries that is furnished t Administrative Agent or such Lender by or on behalf of Borrower and its Subsidiaries in connection with the Loan Documents (collectively, “Confidential Information”) solely for the purpose of evaluating and providing products and services to them and administering and enforcing the Loan Documents, and it will hold the Confidential Information in confidence. Notwithstanding the foregoing, Administrative Agent and each Lender may disclose Confidential Information to: (a) their Affiliates, or any of their or their Affiliates’ directors, officers, employees, advisors, or representatives (collectively, the “Representatives”) whom it determines need to know such information for the purposes set forth in this Section; (b) any bank or financial institution or other entity to which such Lender has assigned or desires to assign an interest or participation in the Loan Documents or the Obligations, provided that any such foregoing recipient of such Confidential Information agrees to keep such Confidential Information confidential as specified herein; (c) any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of Administrative Agent’s or such Lender’s business or that of their Representatives in connection with the exercise of such authority or claimed authority; (d) the extent necessary or appropriate to effect or preserve Administrative Agent or such Lender’s or any of their Affiliates’ security (if any) for any Obligation or to enforce any right or remedy or in connection with any claims asserted by or against Administrative Agent or such Lender or any of its Representatives; and

Credit Agreement	Epicor Software Corporation

(e) pursuant to any subpoena or any similar legal process so long as Borrower is, or has been, given notice of such legal process and the opportunity to seek a protective order. For purposes hereof, the term “Confidential Information” shall not include information that (x) is in Administrative Agent’s or such Lender’s possession prior to its being provided by or on behalf of Borrower and its Subsidiaries, provided that such information is not known by Administrative Agent or such Lender to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to, Borrower, (y) is or becomes publicly available (other than through a breach hereof by Lender), or (z) becomes available to Administrative Agent or such Lender on a nonconfidential basis, provided that the source of such information was not known by Administrative Agent or such Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

10.19. Further Assurances. Borrower and its Subsidiaries shall, at their expense and without expense to Administrative Agent or Lenders, do, execute and deliver such further acts and documents as any Lender or Administrative Agent from time to time reasonably requires for the assuring and confirming unto Lender of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

10.20. Headings. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

10.21. Time of the Essence. Time is of the essence of the Loan Documents.

10.22. Foreign Lenders. Each Lender that is a “foreign corporation, partnership or trust” within the meaning of the Code (a “Foreign Lender”) shall deliver to Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two (2) duly signed completed copies of either Form W-8BEN or any successor thereto (relating to such Person and entitling it to a complete exemption from withholding on all payments to be made to such Person by Borrower pursuant to this Agreement) or Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence satisfactory to Borrower and Administrative Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall (a) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement, and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Persons fail to deliver the above forms or

Credit Agreement	Epicor Software Corporation

other documentation, then Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code. If any Governmental Authority asserts that Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify Administrative Agent therefor, including all penalties and interest and costs and expenses (including Attorney Costs) of Administrative Agent. The obligation of Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

10.23. Removal and Replacement of Lenders.

(a) Under any circumstances set forth in this Agreement providing that Borrower shall have the right to remove and replace a Lender as a party to this Agreement, Borrower may, upon notice to such Lender and Administrative Agent, remove such Lender by (i) non-ratably terminating such Lender’s Commitment, and (ii) if being replaced, causing such Lender to assign its Commitment to one or more other Lenders or Eligible Assignees acceptable to Borrower, Administrative Agent and Issuing Lender; provided, however, that during the existence of any Event of Default, Borrower may not remove or replace a Lender pursuant to this Section 10.23. Any removed or replaced Lender shall be entitled to (x) payment in full of all principal, interest, fees and other amounts owing to such Lender or such Lender’s affiliated Indemnitees under any Loan Document through the date of termination or assignment (including any amounts payable pursuant to Section 3.5), (y) appropriate assurances and indemnities (which may include letters of credit) as such Lender may reasonably require with respect to its participation interest in any Letters of Credit and (z) a release of such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Acceptance covering such Lender’s Commitment, and shall otherwise comply with Section 10.4. Administrative Agent shall distribute an amended Schedule 2.1, which shall thereafter be incorporated into this Agreement, to reflect adjustments to Lenders and their Commitments.

(b) In order to make all Lender’s interests in any outstanding Extensions of Credit ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Extensions of Credit of all Lenders, together with any amounts due under Section 3.5. Borrower may then request Extensions of Credit from Lenders in accordance with their revised Pro Rata Shares.

10.24. Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE

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CENTRAL DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED HERETO. BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMTTTED BY THE LAW OF SUCH STATE.

10.25. Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.26. Patriot Act Notification. Each Lender subject to the Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower (and each Subsidiary) that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies Borrower (and, to the extent requested, each Subsidiary), which information includes the name and address of Borrower (and, to the extent requested, each Subsidiary) and other information that will allow such Lender or Administrative Agent to identify Borrower (and, to the extent requested, each Subsidiary) in accordance with the USA Patriot Act.

10.27. Entire Agreement. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

[Signatures on following page.]

Credit Agreement	Epicor Software Corporation

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EPICOR SOFTWARE CORPORATION, a Delaware corporation, as Borrower

By:	/s/ Michael A. Piraino
Name:	Michael A. Piraino
Title:	Chief Financial Office and Executive Vice President

Credit Agreement	Epicor Software Corporation

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent, Letter of Credit Issuing Lender, Sole Book Manager and Lender

By:	/s/ Thomas A. Crandell
Name:	Thomas A. Crandell
Title:	Senior Vice President

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BANK OF AMERICA, N.A., as Documentation Agent and Lender

By:	/s/ Fred L. Thorne
Name:	Fred L. Thorne
Title:	Managing Director

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HSBC BANK USA, NATIONAL ASSOCIATION, as Lender

By:	/s/ Andrew Hietala
Name:	Andrew Hietala
Title:	Vice President

Credit Agreement	Epicor Software Corporation

COMERICA BANK, as Lender

By:	/s/ Gary Reagan
Name:	Gary Reagan
Title:	Senior Vice President & Manager

Credit Agreement	Epicor Software Corporation

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Timothy D. Myers
Name:	Timothy D. Myers
Title:	Vice President

Credit Agreement	Epicor Software Corporation

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender

By:	/s/ Robert M. Kadlick
Name:	Robert M. Kadlick
Title:	Duly Authorized Signatory

SECURITY AGREEMENT

(Personal Property)

THIS GENERAL SECURITY AGREEMENT (“Security Agreement”) is made as of March 30, 2006, by and between EPICOR SOFTWARE CORPORATION, a Delaware corporation (“Debtor”), and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (“KeyBank” or “Administrative Agent”) for the parties identified as Lenders (together with KeyBank in its capacity as a Lender, the “Lenders”) under that certain Credit Agreement dated as of the date hereof (as amended from time to time, the “Credit Agreement”) among Debtor, Administrative Agent and the Lenders.

RECITALS

A. Concurrently herewith, Debtor is entering into the Credit Agreement, pursuant to which the Lenders shall provide Debtor with a senior term loan facility and a senior revolving credit facility (including certain letters of credit, collectively, the “Facility”).

B. It is a prerequisite to the Lenders’ entering into the Credit Agreement that Debtor enter into this Security Agreement and grant to the Administrative Agent for itself and the ratable benefit of the Lenders, the security interest hereafter provided to secure the Obligations.

C. Debtor as owner of the assets encumbered hereby, desires to enter into this Security Agreement to secure payment and performance of the Obligations.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. GENERAL.

1.1 Definitions. For purposes of this Security Agreement, the following terms shall have the meanings specified below. In addition, terms not defined below which are defined in Article 8 or Article 9 of the UCC or in the Credit Agreement shall have the meaning specified therein.

(a) Account Debtors. The term “Account Debtors” means all persons who now are or hereafter become in any way obligated, liable, or responsible for any payment of any kind in connection with any or all of the Accounts.

(b) Accounts. The term “Accounts” shall have the meaning provided in the UCC and shall include, without limitation, all presently existing and hereafter arising accounts (as defined in the UCC), contract rights, royalties, and other forms of obligations owing to Debtor arising out of (i) the sale or lease of goods, (ii) the sale or licensing of software, patents, trademarks, copyrights and other intellectual property or technology, (iii) the rendering of services (whether or not earned by performance), or (iv) any credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor.

Security Agreement	Epicor Software Corporation

(c) Administrative Agent. The term “Administrative Agent” shall have the meaning given to such term in the preamble to this Security Agreement.

(d) Bankruptcy Code. The term “Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978 (11 U.S.C. § 101-1330) as now enacted or hereafter modified.

(e) Certificates of Ownership. The term “Certificates of Ownership” shall mean all of Debtor’s certificates of title.

(f) Collateral. The term “Collateral” shall mean the personal property assets identified as “Collateral” in Exhibit A to this Security Agreement.

(g) Copyrights. The term “Copyrights” shall have the meaning provided in the UCC and shall include, without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

(h) Debtor’s Books. The term “Debtor’s Books” shall mean all of Debtor’s books and records including, but not limited to, minute books, ledgers, records indicating, summarizing or evidencing Debtor’s assets, liabilities, the Collateral, the Obligations, and all information relating thereto; records indicating, summarizing or evidencing Debtor’s business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information.

(i) Deposit Account. The term “Deposit Accounts” shall have the meaning provided in the UCC.

(j) Dispose or Disposition. The term “Dispose” or “Disposition” shall mean any sale, lease, transfer or other disposition of the Inventory (including any sale leaseback transaction).

(k) Equipment. The term “Equipment” shall have the meaning provided in the UCC, wherever located, and shall include, without limitation, machinery, machine tools, motors, controls, attachments, parts, tools, and accessories incidental thereto, computer and office equipment, furniture, furnishings, fixtures, motor vehicles, trailers and rolling stock; and all substitutions, replacements, accessories, additions, attachments, improvements, accessions, Proceeds and products of the foregoing.

(1) Event of Default. The term “Event of Default” shall have the meaning given to such term in Section 5 of this Security Agreement.

(m) General Intangibles. The term “General Intangibles” shall have the meaning provided in the UCC, and shall include without limitation, all interests or claims on insurance policies; all interests in any partnership; all Intellectual Property Collateral; trade

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names, trade name rights; trademarks, trademark rights; copyrights, patents, and all applications therefor; licenses, permits, franchises, and like privileges or rights issued by any governmental or regulatory authority; income tax refunds; customer lists; route lists, purchase orders, computer programs, computer disks, computer tapes; design rights, payments of insurance, claims and causes of action; and all guaranty claims which are not classified as supporting obligations, co-op memberships, leasehold interests in personal property, security interests or other security held by or granted to the Debtor to secure payment by an account debtor of any of the Accounts.

(n) Governmental Authority. The term “Governmental Authority” shall mean (i) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (ii) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (iii) any court, administrative tribunal or public utility.

(o) Intellectual Property Collateral. The term “Intellectual Property Collateral” shall mean all of the following assets now owned or hereafter acquired:

(i) Copyrights, Trademarks, Patents, and Mask Works;

(ii) Licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(iii) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(iv) Any and all design rights which may be available to Debtor now or hereafter existing, created, acquired or held;

(v) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(vi) All “domain names” of Debtor;

(vii) All amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works;

(viii) All contracts and contract rights relating to any of the foregoing; and

(ix) All Proceeds of the foregoing.

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(p) Inventory. The term “Inventory” shall have the meaning provided in the UCC, and shall include, without limitation, merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Debtor, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

(q) Lenders. The term “Lenders” shall have the meaning given to such term in the preamble to this Security Agreement.

(r) Lender Expenses. The term “Lender Expenses” means all costs and expenses incurred by Administrative Agent and/or the Lenders in connection with this Security Agreement or the transactions contemplated hereby, including, without limitation, (i) all costs or expenses required to be paid by Debtor under this Security Agreement which are paid or advanced by Administrative Agent and/or the Lenders; (ii) all costs or expenses required to be paid by Debtor under the Credit Agreement which are paid or advanced by Administrative Agent and/or the Lenders; (iii) taxes and insurance premiums of every nature and kind of Debtor paid by Administrative Agent and/or the Lenders; (iv) filing, recording, publication, search fees, appraiser fees, auditor fees paid or incurred by Lenders in connection with Administrative Agent’s and/or Lenders’ transactions with Debtor; (v) costs and expenses incurred by Administrative Agent and/or the Lenders in collecting or realizing upon the Collateral (with or without suit), to correct any default or enforce any provision of this Security Agreement, and costs and expenses of suit incurred by Administrative Agent and/or the Lenders in enforcing or defending this Security Agreement or any portion hereof; and (vi) reasonable attorneys’ fees and expenses incurred by Administrative Agent and/or the Lenders in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Security Agreement, any portion hereof, any agreement related hereto, or any of the transactions contemplated hereby, whether or not suit is brought, and including, but not limited to, any expenses incurred in any proceedings or case in the United States Bankruptcy Courts in enforcing or defending its rights in its collateral, under this Security Agreement or under any note or other document executed in connection with this Security Agreement.

(s) Licenses. The term “Licenses” shall mean all licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or right.

(t) Lien. The term “Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement (including in the nature of, cash collateral accounts or security interests), encumbrance, lien (statutory or other), fixed or floating charge, or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

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(u) Loan Documents. The term “Loan Documents” shall have the meaning given to such term in the Credit Agreement, including all extensions, modifications, renewals or amendments to such Loan Documents, and shall include all other documents executed in connection therewith.

(v) Mask Works. The term “Mask Works” shall have the meaning provided in the UCC and shall include without limitation all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired.

(w) Material Adverse Effect. The term “Material Adverse Effect” shall mean any set of circumstances or events which (i) has any material adverse effect upon the validity or enforceability of any Loan Document, (ii) is material and adverse to the financial condition, business, assets or operations of Debtor, or (iii) materially impairs the ability of Debtor to perform the Obligations.

(x) Negotiable Collateral. The term “Negotiable Collateral” shall mean all of Debtor’s present and future letters of credit (of which it is a beneficiary), notes, drafts, instruments, securities, documents of title, and chattel paper.

(y) Obligations. The term “Obligations” shall have the meaning given to such term in the Credit Agreement, including whether Debtor may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable, including all attorneys’ fees and costs now or hereafter payable by Debtor to the Administrative Agent and/or the Lenders under the Loan Documents or in connection with the collection and enforcement of such debts, obligations and liabilities. Notwithstanding anything to the contrary contained in this Security Agreement, this Security Agreement shall not secure and the term “Obligations” shall not include any debts that are or may hereafter constitute “consumer credit” which is subject to the disclosure requirements of the federal Truth-In Lending Act (15 U.S.C. Section 1601, et seq.) or any similar state law in effect from time to time, unless Administrative Agent and Debtor shall otherwise agree in a separate written agreement.

(z) Patents. The term “Patents” shall have the meaning provided in the UCC and shall include without limitation all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

(aa) Priority Liens. The term “Priority Liens” shall mean and refer to (i) Liens on any of Debtor’s personal property the purchase price and related acquisition costs of which are financed by third-party lender as permitted by the Credit Agreement; (ii) Liens in existence on the date any asset becomes Collateral, to the extent such asset is taken, with the express written consent of Administrative Agent, subject to such Lien; (iii) Liens that are

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Permitted Liens that must be perfected by possession and the third-party to whom such Lien is granted has possession of the Collateral relating thereto and such third-party has not entered into any agreement altering such priority; (iv) Liens (including tax liens) in favor of any Governmental Authority which pursuant to statute or law creating such Lien and other applicable law, have priority over the Liens granted under this Security Agreement and (v) Liens set forth on Exhibit C hereto.

(bb) Proceeds. The term “Proceeds” shall have the meaning provided in the UCC and shall include without limitation whatever is received upon the sale, lease, exchange, collection or other disposition of Collateral or proceeds, including, without limitation, proceeds of insurance covering Collateral, tax refunds, and any and all accounts, notes, instruments, chattel paper, equipment, money, deposit accounts, securities accounts, goods, or other tangible and intangible property of Debtor resulting from the sale or other disposition of the Collateral, and the proceeds thereof.

(cc) Security Agreement. The term “Security Agreement” shall mean this Security Agreement, any concurrent or subsequent rider to this Security Agreement and any extensions, supplements, amendments or modifications to this Security Agreement and/or to any such rider.

(dd) Trademarks. The term “Trademarks” shall have the meaning provided in the UCC and shall include without limitation any trademarks and service marks, whether registered or not, application to register and registrations of the same and like protections, and the entire goodwill of the business of Debtor connected with and symbolized by such trademarks.

(ee) UCC. The term “UCC” shall mean the Uniform Commercial Code of the State of California, as presently in force and effect and any replacements therefore as and when such replacements become effective.

1.2 Accounting Terms. All accounting terms and computations shall be based upon generally accepted accounting principles consistently applied.

2. SECURITY INTEREST.

2.1 Security Interest.

(a) As security for the prompt and complete payment and performance of all the Obligations, Debtor hereby grants to Administrative Agent (as Administrative Agent for itself and for the ratable benefit of the Lenders) a first priority security interest (subject to Priority Liens) in all of Debtor’s right, title interest in, to and under the Collateral described in Exhibit A. Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Collateral” shall not include (i) any General Intangibles of the Debtor (whether owned or held as licensee or lessee or otherwise) to the extent that the granting of a security interest therein would be contrary to applicable law or create a default under any agreement governing such property, right or license (but only if such restrictions are enforceable as a matter

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of law); or (ii) any equipment financed by another lender or lessor under documentation that prohibits the granting of a second lien thereon executed prior to the date of this Agreement or which is a Permitted Lien.

(b) Administrative Agent’s security interest in the Collateral shall attach to the Collateral without further act on the part of the Administrative Agent, Lenders or Debtor.

(c) Except for Priority Liens, in which case Administrative Agent’s security interest shall be junior to third parties holding such Priority Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, security interest in Collateral acquired after the date hereof.

2.2 Security Documents; Attorney-In-Fact.

(a) Administrative Agent may file all financing statements and continuation statements as it may deem necessary to perfect and maintain perfected Administrative Agent’s security interest. Debtor shall execute and deliver, or cause to be executed and delivered, to Administrative Agent, concurrently with Debtor’s execution of this Security Agreement, and at any time or times hereafter at the request of Administrative Agent, all documents which Administrative Agent may reasonably request, in form satisfactory to Administrative Agent, to perfect and maintain perfected Administrative Agent’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under this Security Agreement.

(b) Debtor hereby irrevocably makes, constitutes and appoints Administrative Agent to act on Debtor’s behalf as Debtor’s true and lawful attorney with power to sign the name of Debtor on any of the above-described documents or on any other similar documents which need to be executed, recorded, and/or filed in order to perfect or continue perfected Administrative Agent’s security interest in the Collateral.

(c) The appointment of Administrative Agent as Debtor’s attorney, and each and every one of Administrative Agent’s rights and powers, being coupled with an interest, are irrevocable so long as any Obligations remain unpaid or unperformed.

3. REPRESENTATIONS AND WARRANTIES. In addition to the representations and warranties of Debtor set forth in the Credit Agreement, which are incorporated herein by reference, Debtor represents and warrants that as of the date hereof and as of the date of each Request for Extension of Credit under the Credit Agreement:

3.1 State of Incorporation: Place of Business. Debtor is a corporation validly existing and in good standing under the laws of the State of Delaware; as of the date hereof, Debtor’s chief executive office and principal place of business is located at 18200 Von Karman Avenue, Suite 1000, Irvine, California 92612.

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3.2 Tangible Collateral. Tangible Collateral is in good operating condition and repair, normal wear and tear excepted.

3.3 No Offsets. To the best of Debtor’s knowledge, each account, account receivable and right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising or issued) a valid, genuine and legally enforceable obligation, subject to no defense, set off or counterclaim (other than those arising in the ordinary course of business) of the account debtor or other obligor named therein or in Debtor’s records pertaining thereto as being obligated to pay such obligation.

3.4 Warranties and Representations Cumulative. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Debtor shall give, or cause to be given, to Administrative Agent, either now or hereafter.

4. COVENANTS. Debtor hereby covenants and agrees that during the term hereof and until all Obligations (other than inchoate indemnity obligations) are fully paid and performed:

4.1 Accounts.

(a) Debtor will not discount any accounts owed by customers (including, without limitation, rights to payment evidenced by chattel paper or an instrument, commercial tort claims, investment property, and letter of credit rights) or evidence of indebtedness except (i) to Administrative Agent or (ii) for such discounts as are customarily provided for prompt payment or settlement of delinquent accounts.

(b) Debtor will not sell any account (including, without limitation, Accounts, rights to payment evidenced by chattel paper or an instrument, commercial tort claims, investment property, and letter of credit rights) or evidence of indebtedness except in the ordinary course of business.

4.2 Notifications. Debtor shall promptly notify Administrative Agent of any material loss or material damage to any material item of Collateral.

4.3 Good Repair. Debtor shall (i) maintain, preserve and protect the Collateral necessary in the operation of its business in good order and condition, subject to ordinary wear and tear in the ordinary course of business, (ii) not permit any waste of the Collateral, except where failure to do so would not reasonably be expected to have a Material Adverse Effect and (iii) keep and maintain the Collateral in material compliance with all environmental laws.

4.4 Inspection. At any time during regular business hours and as often as reasonably requested upon reasonable notice, permit Administrative Agent or any Lender, or any employee, agent or representative thereof, to examine, audit and make copies and abstracts from Debtor’s records and books of account related to the Collateral and to visit and inspect its

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properties and to discuss its affairs, finances and accounts with any of its officers and key employees, and, upon request, furnish promptly to Administrative Agent or any Lender true copies of all financial information and internal management reports made available to their senior management. Notwithstanding any provision of this Security Agreement to the contrary, so long as no Event of Default shall have occurred and be continuing, Debtor shall not be required to disclose, permit the inspection, examination, photocopying or making extracts of, or discuss, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, or (ii) the disclosure of which to Administrative Agent or any Lender, or their designated representative, is then prohibited by law or any agreement binding on Debtor that was not entered into by Debtor for the purpose of concealing information from Administrative Agent or Lenders. Debtor shall, however, furnish to Administrative Agent such information concerning Debtor’s intellectual property (including, without limitation, application and registration numbers for any filings in connection with such intellectual property) as is reasonably necessary to permit Administrative Agent (on behalf of itself and the other Lenders) to perfect a security interest in such intellectual property.

4.5 Reports. Upon the Administrative Agent’s request but in no event more than once in any twelve (12) consecutive months unless an Event of Default exists, Debtor shall deliver to Administrative Agent such reports and information available to Debtor’s management concerning the Collateral as Administrative Agent may reasonably request. All reports and information provided to Administrative Agent by Debtor shall be complete and accurate in all material respects at the time provided.

4.6 Delivery. Debtor shall, if Administrative Agent at any time so request (whether the request is made before or after the occurrence of an Event of Default), promptly deliver to Administrative Agent any instrument, document, chattel paper or Certificate of Ownership constituting Collateral, duly endorsed or assigned by Debtor.

4.7 Use. Debtor shall not use or keep any Collateral, or permit it to be used or kept, negligently or for any unlawful purpose or in violation of any Laws or orders of any Governmental Authority applicable to Debtor, its assets, its business and the Collateral, the noncompliance with which would reasonably be expected to have a Material Adverse Effect.

4.8 Fixtures. Debtor shall not permit any material item of tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of Administrative Agent that: (i) Administrative Agent’s Lien will be prior and senior to any interest or lien then held or thereafter acquired by any mortgagee or encumbrancer of such real property or the owner or purchaser of any interest therein; and (ii) Administrative Agent shall have the right to remove any Collateral from such real property at any time and without any unreasonable restraint or impediment.

4.9 Statutes. To the extent that the UCC is superceded by another statute, Debtor shall take such action as is reasonably requested by Administrative Agent to enforce, perfect, protect, implement, continue, maintain and preserve Administrative Agent’s right hereunder and under the other Loan Documents and the priority of the Administrative Agent’s lien.

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4.10 Deposit Accounts. For all Deposit Accounts that Debtor now or hereafter maintains with any financial institutions other than Administrative Agent (“Third Party Bank”), Debtor shall promptly execute a Deposit Account Control Agreement in substantially the form set forth in Exhibit B or other form reasonably acceptable to Administrative Agent and shall promptly execute, and obtain the execution of, such Deposit Account Control Agreement by the respective Third Party Bank.

4.11 Securities Accounts. For all Securities Accounts that Debtor now or hereafter maintains with any institutions other than Administrative Agent (“Third Party Institution”), Debtor shall promptly execute a Securities Account Control Agreement in a form reasonably acceptable to Administrative Agent and shall promptly obtain the execution of such Securities Account Control Agreement by the respective Third Party Institution. Debtor shall not hold any assets in any Securities Account maintained by Debtor that would not be subject to Administrative Agent’s perfected security interest, unless (i) Debtor executes and causes the execution of an account control agreement such that Administrative Agent’s security interest in such assets are perfected by such agreement, or (ii) Debtor has executed such other agreements or documents as are necessary to provide and perfect a lien on such assets.

4.12 Equipment. Without limiting the generality of this Section 4, upon Administrative Agent’s request, Debtor shall provide the Administrative Agent with complete and accurate schedules containing (i) a description of each material item of Equipment; and (ii) such other information regarding the Equipment as the Administrative Agent may reasonably require.

4.13 Letters of Credit. To the extent that Debtor holds as beneficiary any Letters of Credit, at the request of Administrative Agent, whether or not an Event of Default has occurred, Debtor will use its reasonable efforts to obtain the issuing bank’s consent to the Administrative Agent’s lien on such Letter of Credit and recognition of Administrative Agent’s right to draw on such Letter of Credit, in the place of Debtor and in accordance with the terms of such Letter of Credit, during the continuance of the Event of Default, in connection with Administrative Agent’s exercise of available remedies.

4.14 Lawsuits. To the extent the Debtor hereafter holds or acquires a cause of action for any claim in any material amount, at the request of Administrative Agent, whether or not an Event of Default has occurred, Debtor will execute such documents as Administrative Agent may request to grant and reflect Administrative Agent’s lien on such cause of action.

4.15 Inventory.

(a) Debtor shall not make any Disposition except in the ordinary course of business or as set forth in the Credit Agreement.

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(b) Without limiting the generality of Section 4.4 above, Debtor shall maintain records containing entries of all material reportable transactions relating to the Inventory, including accurate records showing (i) the current Inventory stock held by Debtor; (ii) the cost and sales records of the Inventory; and (iii) the kinds, types, qualities and quantities of the Inventory.

(c) Neither Administrative Agent nor any Lender shall be directly or indirectly liable or responsible in any way or under any circumstances to Debtor or any other party (i) for the safe keeping of the Inventory; (ii) any loss of, damage to or destruction of the Inventory occurring or arising in any manner from any cause (other than loss or damage arising from Administrative Agent’s or any Lender’s gross negligence or willful misconduct); (iii) any decrease in the value of the Inventory; or (iv) any act or omission by any carrier, warehouse operator, bailee, forwarding agent, or other party dealing with all or part of the Inventory.

4.16 Accounts.

(a) Upon Administrative Agent’s request exercised no more often than three (3) times during any period of twelve (12) consecutive months, Debtor shall furnish Administrative Agent access to copies of all contracts, orders, invoices, shipping instructions, delivery receipts, bills of lading, and other similar documents for any goods, the sale or disposition of which gives rise to an Account (collectively the “Accounts Receivable Documentation”). Upon Administrative Agent’s request, Debtor shall also furnish Administrative Agent with an aged accounts receivable report. Administrative Agent shall have the right from time to time to verify the validity, amount and any other matters relating to any or all of the Accounts directly with the respective Account Debtors in any manner, in Debtor’s name.

(b) Prior to the occurrence of an Event of Default, Debtor shall collect the Accounts, at Debtor’s sole cost and expense. Upon the occurrence and during the continuation of an Event of Default, upon the request of Administrative Agent (i) Administrative Agent shall have the exclusive right to make all collections on the Accounts and (ii) Debtor shall deliver any amounts collected on such Accounts to Administrative Agent, as directed by Administrative Agent.

(c) All checks, drafts, money orders, notes, instruments, documents, and other non-cash proceeds of the Accounts delivered to Administrative Agent in payment or on account of the Obligations shall not constitute payment except as provided in the UCC.

(d) Debtor shall at all times in all material respects perform and discharge all obligations of Debtor to each Account Debtor in accordance with the terms of all documents, contracts, invoices, and other agreements between Debtor and such Account Debtor.

(e) Without Administrative Agent’s prior written consent, Debtor shall not compromise, adjust, or grant any discount, credit, allowance, or extension of time for payment to any Account Debtors except in the ordinary course of Debtor’s business.

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4.17 Further Assurances. At any time and from time to time Debtor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Administrative Agent to effect the purposes of this Security Agreement and to maintain, preserve and protect the Collateral and Administrative Agent’s and Lenders’ security interest therein.

5. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default under this Security Agreement at the option of Administrative Agent:

5.1 Breach of Security Agreement. (i) Any representation or warranty hereunder or in any Loan Document proves to have been incorrect in any material respect when made or deemed made, (ii) Debtor breaches any provision of this Security Agreement which cannot be cured or (iii) the breach by Debtor of any other provision of this Security Agreement that remains uncured for a period of thirty (30) days.

5.2 Breach of Other Agreements. The occurrence and continuance of an Event of Default under the Credit Agreement.

5.3 Lien Priority. Administrative Agent shall cease to have a valid and perfected first priority security interest upon any material item of the Collateral subject only to Priority Liens.

5.4 Seizure of Assets. If all or any material item of the Collateral is attached, seized, subjected to a writ or distress warrant, or are levied upon and such occurrence could reasonably be expected to have a Material Adverse Effect.

6. ADMINISTRATIVE AGENT’S RIGHTS AND REMEDIES. The exercise of remedies hereunder shall be made by Administrative Agent on behalf of itself and for the ratable benefit of the Lenders upon the terms and conditions contained herein or as set forth in Section 8.3 of the Credit Agreement. If an Event of Default shall have occurred and is continuing and has not been cured or waived in accordance with the terms hereof or the terms of the Credit Agreement, Administrative Agent shall have the following rights and powers and may, at Administrative Agent’s option, without notice of its election and without demand to the extent permitted by Section 8.3 of the Credit Agreement, do any one or more of the following, all of which are hereby authorized by Debtor:

6.1 UCC Rights. Administrative Agent shall have all of the rights and remedies of a secured party under the UCC and under all other applicable laws.

6.2 Protection of Collateral. Administrative Agent may, without notice to or demand upon Debtor or any guarantor, make such payments and do such acts as Administrative Agent considers necessary or reasonable to protect its security interest in the Collateral, to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Administrative Agent appears to be prior or superior to Administrative Agent’s security interest and to pay all expenses incurred in connection therewith.

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6.3 Possession of Collateral. Administrative Agent, without a breach of the peace, may enter any of the premises of Debtor and search for, take possession of, remove, keep or store any or all of the Collateral. If Administrative Agent seeks to take possession of any or all of the Collateral by court process, Debtor irrevocably and unconditionally agrees that a receiver may be appointed by a court for such purpose without regard to the adequacy of the security for the Obligations. Administrative Agent shall have the right to remain on Debtor’s premises or cause a custodian to remain thereon in exclusive control of such premises without charge for as long as Administrative Agent deems necessary in order to complete the enforcement of its rights under this Security Agreement. If Administrative Agent seeks possession of any or all of the Collateral by court process, Debtor irrevocably waives (a) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident or condition to such possession; (b) any demand for possession prior to the commencement of any suit or action to recover possession; and (c) any requirement that Administrative Agent retain possession of and not dispose of such Collateral until after trial or final judgment.

6.4 Preparation of Collateral. Administrative Agent may complete processing, manufacturing or repair all or any part of the Collateral prior to a disposition and, for such purpose and for the purpose of removal, Administrative Agent shall have the right to use Debtor’s premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge. Administrative Agent may sell, ship, reclaim, lease or otherwise dispose of all or any part of the Collateral in its condition at the time Administrative Agent obtains possession of such Collateral or after further manufacturing, processing, or repair.

6.5 Foreclose on Collateral. Administrative Agent may sell, lease or otherwise dispose of the Collateral at either public or private sales, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Debtor’s premises) as is commercially reasonable in the opinion of Administrative Agent. It is not necessary that the Collateral be present at any such sale or that Administrative Agent have obtained possession of the Collateral.

(a) Administrative Agent shall give the Debtor and each holder of a security interest in the Collateral who has filed with Administrative Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made. The notice shall be personally delivered or mailed, postage prepaid, to Debtor as provided in Section 12.2 of this Security Agreement, at least ten (10) calendar days before the date fixed for the sale, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value or is to be sold on a recognized market. Notice to parties other than Debtor claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Administrative Agent. If the sale is to be a public sale, Administrative Agent shall also give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held.

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(b) In taking such action Administrative Agent shall have a license to use any trademarks, trade names or all Intellectual Property in disposing of the assets.

6.6 Accounts. With respect to the Accounts, and without limiting Administrative Agent’s rights above:

(a) Administrative Agent may direct any or all Account Debtors to make payment directly to Administrative Agent or to a specified agent of Administrative Agent.

(b) Administrative Agent may demand, collect, receive and give receipts for any and all money and other property due or to become due in connection with the Accounts, in Administrative Agent’s or Debtor’s name.

(c) Administrative Agent may file any claim and take any other action in any court of law or equity which Administrative Agent determines to be appropriate for the purpose of collecting any or all of the Accounts; provided, however, that Administrative Agent shall not be obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any action to collect or enforce the payment of any or all of the Accounts.

(d) Debtor, at Administrative Agent’s request, shall, and Administrative Agent, at Administrative Agent’s option may, give notice in form acceptable to Administrative Agent, to the Account Debtors: (i) of Debtor’s grant of a security interest in the Accounts to Administrative Agent; and (ii) of such additional information and instructions concerning Administrative Agent’s rights under this Security Agreement as Administrative Agent in Administrative Agent’s good faith business judgment determines to be necessary or appropriate.

(e) Debtor shall, promptly following Administrative Agent’s request, deliver to Administrative Agent the originals of all Accounts Receivable Documentation together with the originals of all instruments, chattel paper, security agreements, guaranties, and other documents and property evidencing or securing the Accounts in the same form as received by Debtor, each of which shall be properly endorsed by Debtor to Administrative Agent, with recourse.

(f) Administrative Agent shall have the right to settle, accept reduced amounts, adjust disputes and claims directly with, and give releases on behalf of Debtor to Account Debtors, upon such terms as Administrative Agent, in Administrative Agent’s good faith business judgment, determines to be appropriate.

(g) Except as otherwise provided by the UCC and except for any of the following arising from Administrative Agent’s or any Lender’s gross negligence or willful misconduct, Administrative Agent and each Lender shall not be directly or indirectly liable or responsible in any way or under any circumstances to Debtor or any other party for: (i) any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account; (ii) any act, omission, error or delay of any kind

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Security Agreement	Epicor Software Corporation

by Administrative Agent in settling, failing to settle, collecting, or failing to collect any Account, including any act or omission which results in the loss or impairment of the Debtor’s Account, including any act or omission which results in the loss or impairment of the Debtor’s rights against any third person; (iii) settling any Account for less than the full amount hereof; (iv) any failure or delay by Administrative Agent in enforcing or collecting any payment under any Account; or (v) the performance or observance of any or all of Debtor’s duties, obligations, representations, or the warranties under any other agreement or document relating to any or all of the Collateral, including the Accounts.

(h) If for any reason Debtor receives any payment in connection with any of the Accounts following the occurrence and during the continuance of an Event of Default, Debtor: (i) shall immediately pay or deliver such payment to Administrative Agent in the original form in which received by Debtor; (ii) shall endorse to Administrative Agent, with recourse, all checks, drafts, money orders, notes, and other instruments or documents representing such payment; (iii) shall not commingle such payment with any of Debtor’s other funds or property; and (iv) shall hold such payment separate and apart from Debtor’s other funds and property in an express trust for Lenders until paid or delivered to Administrative Agent.

6.7 Deposit and Investment Accounts. Administrative Agent may deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Deposit Account Control Agreement, Securities Account Control Agreement or similar agreement providing control of any Collateral.

6.8 Collection. Administrative Agent may take possession of and endorse and collect any or all notes, checks, drafts, money orders, or other instruments of payment relating to the Collateral (including payments made under or with respect to any policy of insurance).

6.9 Postponement. Any public sale of any or all of the Collateral may be postponed from time to time by public announcement at the time and place last scheduled for the sale.

6.10 Discharge of Other Claims. Administrative Agent’s sale or disposition of any or all of the Collateral shall transfer to the purchaser all of the Debtor’s rights in such Collateral and discharge all security interests and liens subordinate to Administrative Agent’s security interest in the Collateral, and the purchaser shall acquire such Collateral free of all such subordinate interests and liens.

6.11 Information. Without limiting the generality of this Section 6, it shall conclusively be deemed to be commercially reasonable for Administrative Agent to direct any prospective purchaser of any or all of the Collateral to Debtor to ascertain all information concerning the status of the Collateral.

6.12 Other Disposition. The Administrative Agent’s disposition of any or all of the Collateral in any manner which differs from the procedures specified above shall not be deemed to be commercially unreasonable to the extent such disposition complies with the applicable provisions of the UCC.

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Security Agreement	Epicor Software Corporation

6.13 Judicial Action. Administrative Agent may reduce Administrative Agent’s claims for breach of any of the Obligations to judgment and foreclose or otherwise enforce its security interest in any or all of the Collateral by any available judicial procedure. If Administrative Agent has reduced its claims for breach of any of the obligations to judgment, the lien of any levy which may be made on any or all of the Collateral by virtue of any execution based upon such judgment shall relate back to the date of Administrative Agent’s perfection of its security interest in such Collateral. A judicial sale pursuant to such execution shall constitute a foreclosure of Administrative Agent’s security interest by judicial procedure, and Administrative Agent may purchase at such sale and thereafter hold the Collateral free of all rights of Debtor therein.

6.14 Receiver. Administrative Agent may obtain the appointment of a receiver to take possession of and, at the option of Administrative Agent, to collect, sell or dispose of all or part of the Collateral.

6.15 Discharge Claims. Administrative Agent may discharge claims, demands, liens, security interests, encumbrances and taxes affecting any or all of the Collateral and take such other actions as Administrative Agent determines to be necessary or appropriate to protect the Collateral and Administrative Agent’s security interest therein. Administrative Agent, without releasing Debtor or any other party from any of the Obligations, may perform any of the Obligations in such manner and to such extent as Administrative Agent determine to be necessary or appropriate to protect the Collateral and Administrative Agent’s security interest therein.

6.16 Proceeds of Sale. The proceeds of any sale or disposition of the Collateral by Administrative Agent shall be applied in the following order of priority:

(a) First, to all liabilities, obligations, costs, and expenses, including reasonable attorneys’ fees and costs, incurred by Administrative Agent in exercising any of its rights or remedies under this Security Agreement, including the costs and expenses of retaking, holding, and selling any or all of the Collateral and the costs and expenses of enforcing and collecting upon any or all of the Accounts;

(b) Second, to the payment of the Obligations in such order and amounts as Administrative Agent may determine in Administrative Agent’s discretion as more fully set forth in the Credit Agreement;

(c) Third, to (i) the satisfaction of indebtedness secured by any subordinate security interest in the Collateral if written demand therefor is received by Administrative Agent before distribution of any such proceeds; and (ii) to the satisfaction of any subordinate attachment lien or execution lien if notice of the levy of attachment or execution is received by Administrative Agent before distribution of any such proceeds. If requested by

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Security Agreement	Epicor Software Corporation

Administrative Agent the holder of a subordinate security interest in the Collateral shall furnish Administrative Agent with proof of its interest in the Collateral acceptable to Administrative Agent, and unless such holder does so, Administrative Agent shall have no obligation to comply with such holder’s demand; and

(d) Fourth, the surplus, if any, shall be paid to Debtor.

6.17 Remedies Cumulative. The remedies of Administrative Agent, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Administrative Agent, and may be exercised as often as occasion therefor shall arise. No act of omission or commission by Administrative Agent, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Administrative Agent and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

7. LIABILITY FOR DEFICIENCY. Debtor shall at all times remain liable for any deficiency remaining on the Obligations for which Debtor is liable after any disposition of any or all of the Collateral and after Administrative Agent’s application of any proceeds to the Obligations.

8. POWER OF ATTORNEY. Debtor hereby irrevocably appoints Administrative Agent, with full power of substitution, as Debtor’s attorney-in-fact, coupled with an interest, with full power, in Administrative Agent’s own name or in the name of Debtor to do any or all of the following at any time after the occurrence and during continuation of an Event of Default:

(a) Endorse any checks, drafts, money orders, notes, and other instruments or documents representing or evidencing the Collateral, or proceeds of the Collateral;

(b) Pay or discharge claims, demands, liens, security interests, encumbrances, or taxes affecting or threatened against any or all of the Collateral;

(c) Collect or receive payment of all Accounts, General Intangibles, instruments or other Collateral;

(d) Execute any invoices relating to any Account, any draft against any Account Debtor, any notice to any Account Debtor, any proof of claim in bankruptcy, any notice of lien, claim of mechanic’s, materialman’s or other lien, or assignment or satisfaction of mechanic’s, materialman’s or other lien relating to any item of Collateral;

(e) Grant any extension of time to pay any Account, compromise claims and settle Accounts for less than face value thereof, and execute all releases and other documents in connection therewith;

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Security Agreement	Epicor Software Corporation

(f) Commence, prosecute or defend any action or proceeding relating to any of the Collateral;

(g) Receive and open all mail addressed to Debtor and, in the exercise of such right, Administrative Agent shall have the right, in Debtor’s name, to notify the Post Office authorities to change the address for the delivery of mail addressed to Debtor to such other address as Administrative Agent may designate, including Administrative Agent’s address. Administrative Agent shall promptly turn over to Debtor all of such mail not relating to the Collateral;

(h) Direct any financial institution which is a participant with Administrative Agent in extensions of credit to or for the benefit of Debtor, or which is an institution with which any deposit account or securities account is maintained, to pay to, Administrative Agent all monies on deposit by Debtor with said financial institution which are payable by said financial institution to Debtor, regardless of any loss of interest, charge or penalty as a result of payment before maturity;

(i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral, obtain payment of claim, and make all determinations and decisions with respect to any such policy of insurance, and endorse Debtor’s name on any check, draft, instrument or other item of payment or the proceeds of such policies of insurance;

(j) Instruct any accountant or other third person having custody or control of any books or records belonging or relating to the Collateral to give Administrative Agent full rights of access with respect thereto;

(k) Execute on behalf of Debtor any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease, as lessor or lessee, any real or personal property;

(l) Sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as though Administrative Agent were the owner thereof for all purposes; and

(m) Execute on behalf of Debtor any and all documents and instruments (including notices of assignment) required under the Federal Assignment of Claims Act for the direct payment of Accounts to Administrative Agent.

9. WAIVERS.

9.1 Application of Payments. Debtor waives the right to direct the application of any and all payments or collections at any time or times hereafter received by Administrative Agent on account of any Obligations, and Debtor agrees that Administrative Agent shall have the continuing exclusive right to apply and reapply such payments or collections to the Obligations in any manner as Administrative Agent may deem advisable.

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Security Agreement	Epicor Software Corporation

9.2 Notices of Demand, Etc. Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guaranties at any time held by Administrative Agent on which Debtor may in anyway be liable.

9.3 Confidentiality of Accounting. Debtor waives the right to assert a confidential relationship, if any, Debtor may have with any accounting firm and/or service bureau in connection with any information requested by Administrative Agent pursuant to or in accordance with this Security Agreement, and agrees that Administrative Agent may contact directly any such accounting firm and/or service bureau in order to obtain such information.

10. ACTIONS. Administrative Agent shall have the right, but not the obligation, to commence, appear in, or defend any action or proceeding which affects or which Administrative Agent determines may affect: (a) the Collateral; (b) Debtor’s or Administrative Agent’s rights or obligations under the Loan Documents; (c) Debtor’s or Administrative Agent’s rights under this Security Agreement; or (d) the Loans. Whether or not Debtor is in default under the Loan Documents, Administrative Agent shall at all times have the right to take any and all actions which Administrative Agent in Administrative Agent’s good faith business judgment determines to be necessary or appropriate to protect Administrative Agent’s interest in connection with the Loans.

11. INDEMNITY. Debtor agrees to defend, indemnify and hold harmless Administrative Agent and each Lender and their respective officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party related to or in connection with the transactions contemplated by this Security Agreement, or the Collateral and (b) all losses or expenses in any way suffered, incurred or paid by Administrative Agent or any Lender as a result of or in any way arising out of, following or consequential to the transactions between Lenders and Administrative Agent and Debtor, under this Security Agreement or the Collateral (including without limitation, reasonable attorneys fees and reasonable expenses), except for losses arising from or out of Administrative Agent’s or such Lender’s gross negligence or willful misconduct.

12. MISCELLANEOUS.

12.1 Taxes and Other Expenses Regarding the Collateral. If Debtor fails to pay promptly when due to any person or entity, monies which Debtor is required to pay by reason of any provision in this Security Agreement, Administrative Agent may, but need not, pay the same and charge Debtor’s account therefor, and Debtor shall promptly reimburse Administrative Agent therefor. All such sums shall be Administrative Agent Expenses hereunder. Any payments made by Administrative Agent shall not constitute: (a) an agreement by Administrative Agent to make similar payments in the future, or (b) a waiver by Administrative Agent of any default under this Security Agreement. Administrative Agent need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of the usual official notice for the payment thereof shall he conclusive evidence that the same was validly due and owing.

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Security Agreement	Epicor Software Corporation

12.2 Notices. Any notice, demand or request required hereunder shall be made in the, manner set forth in the Credit Agreement.

12.3 Release of Collateral. Administrative Agent shall promptly file UCC termination statements and any other instruments as necessary upon any Disposition by Debtor of any items or item of Collateral, to the extent such Disposition is permitted under the Credit Agreement.

12.4 Termination. At such time as Debtor shall completely satisfy all of the obligations secured hereunder, Administrative Agent shall execute and deliver to Debtor all instruments as may be necessary or proper to reinvest in Debtor full title to the property assigned hereunder, subject to any disposition thereof which may have been made by Administrative Agent pursuant hereto.

12.5 Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

12.6 Amendment. This Security Agreement may be modified only by a written agreement signed by Debtor and the Administrative Agent.

12.7 Agreement Binding, Assignment. This Security Agreement shall be binding and deemed effective when executed by Debtor and Administrative Agent. This Security Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Debtor may not assign this Security Agreement or any rights hereunder without Administrative Agent’s prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Administrative Agent shall release Debtor or any guarantor from their obligations to Administrative Agent or Lenders. Administrative Agent reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, any Administrative Agent’s rights and benefits hereunder to the extent and in the manner provided for in Section 10.4 of the Credit Agreement. In connection therewith, Administrative Agent or Lenders may disclose all documents and information which Administrative Agent or any Lender now have or hereafter may have relating to Debtor or Debtor’s business, subject to Debtor’s reasonable confidentiality requirements and the provisions of Section 9.3 hereof.

12.8 Article and Section Headings. Article and section headings and article and section numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each article and section applies equally to this entire Security Agreement.

12.9 Conflict or Credit Agreement Modifications. To the extent that there is an explicit conflict between the terms of the Credit Agreement and this Security Agreement, the terms of the Credit Agreement shall control. Any future changes or modifications to the Credit Agreement shall apply to and modify this Security Agreement, to the extent that such change or modification would reasonably be construed to apply to this Security Agreement.

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Security Agreement	Epicor Software Corporation

12.10 Construction. Neither this Security Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Administrative Agent, Lenders or Debtor, whether under any rule of construction or otherwise. On the contrary, this Security Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

12.11 Time of Essence. Time is of the essence of each provision of this Security Agreement.

12.12 No Third Party Beneficiaries. This Security Agreement and the Loan Documents are entered into for the sole protection and benefit of Administrative Agent, any Lenders, Debtor and guarantors (if any), as applicable, and their respective permitted successors and assigns. No other Person shall have any rights or causes of action under this Security Agreement or the Loan Documents.

12.13 Performance of Covenants. Debtor shall perform all of its covenants under this Security Agreement at its sole cost and expense.

12.14 No Waiver by Administrative Agent or Lenders. No waiver by the Administrative Agent or any Lender of any of their rights or remedies in connection with the Loan Documents shall be effective unless such waiver is in writing and signed by the Administrative Agent or Lenders as required by the Credit Agreement.

12.15 Term. This Security Agreement shall continue in full force and effect as long as any of the Obligations are outstanding.

12.16 Severability. Each provision of this Security Agreement shall be severable from every other provision of this Security Agreement for the purpose of determining the legal enforceability of any specific provision.

12.17 Integration. Except as to currently existing obligations of Debtor to Lenders, all prior agreements, understandings, representations, warranties, and negotiations between the parties whether written or oral, if any, relating to the subject matter hereof are merged into this Security Agreement.

12.18 Successors. This Security Agreement shall be binding upon and inure to the benefit of Debtor, the Administrative Agent and the Lenders and their respective permitted successors and assigns.

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Security Agreement	Epicor Software Corporation

12.19 Counterparts. This Security Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

[Signature page follows]

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Security Agreement	Epicor Software Corporation

IN WITNESS WHEREOF, Debtor has executed and delivered this Security Agreement, and Administrative Agent has accepted this Security Agreement, on the date first hereinabove written.

EPICOR SOFTWARE CORPORATION, a Delaware corporation

By:	/s/ Michael A. Piraino

Title:	Chief Financial Officer and Executive Vice President

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Thomas A. Crandell

Title:	Senior Vice President

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SECURITY AGREEMENT

(Personal Property)

THIS SECURITY AGREEMENT (“Security Agreement”) is made as of March 30, 2006, by and between CRS RETAIL SYSTEMS INC., a New York corporation (“Debtor”), and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (“KeyBank” or “Administrative Agent”) for the parties identified as Lenders (together with KeyBank in its capacity as a Lender, the “Lenders”) under that certain Credit Agreement dated as of March 30, 2006 (as amended from time to time, the “Credit Agreement”) among Epicor Software Corporation (the “Borrower”), Administrative Agent and the Lenders.

RECITALS

A. Pursuant to the Credit Agreement, the Lenders shall make various advances and will provide Borrower with certain letters of credit (the “Letters of Credit”).

B. Section 4.1(a) of the Credit Agreement requires that each Guarantor execute and deliver a security agreement substantially in the form of the Security Agreement and grant to Administrative Agent, for itself and the ratable benefit of the Lenders, a security interest in its assets to secure its Obligations.

C. Debtor is a Guarantor.

D. Debtor as owner of the assets encumbered hereby, desires to enter into this Security Agreement to secure payment and performance of the Obligations under the Guaranty.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. GENERAL.

1.1 Definitions. For purposes of this Security Agreement, the following terms shall have the meanings specified below. In addition terms not defined below which are defined in Article 8 or Article 9 of the UCC or in the Credit Agreement shall have the meaning specified therein.

(a) Account Debtors. The term “Account Debtors” means all persons who now are or hereafter become in any way obligated, liable, or responsible for any payment of any kind in connection with any or all of the Accounts.

(b) Accounts. The term “Accounts” shall have the meaning provided in the UCC and shall include, without limitation, all presently existing and hereafter arising accounts (as defined in the UCC), contract rights, royalties, and other forms of obligations owing to Debtor arising out of (i) the sale or lease of goods, (ii) the sale or licensing of software,

Security Agreement	CRS Retail Systems Inc.

patents, trademarks, copyrights and other intellectual property or technology, (iii) the rendering of services (whether or not earned by performance), or (iv) any credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor.

(c) Administrative Agent. The term “Administrative Agent” shall have the meaning given to such term in the preamble to this Security Agreement.

(d) Bankruptcy Code. The term “Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978 (11 U.S.C. § 101-1330) as now enacted or hereafter modified.

(e) Certificates of Ownership. The term “Certificates of Ownership” shall mean all of Debtor’s certificates of title.

(f) Collateral. The term “Collateral” shall mean the personal property assets identified as “Collateral” in Exhibit A to this Security Agreement.

(g) Copyrights. The term “Copyrights” shall have the meaning provided in the UCC and shall include, without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

(h) Debtor’s Books. The term “Debtor’s Books” shall mean all of Debtor’s books and records including, but not limited to, minute books, ledgers, records indicating, summarizing or evidencing Debtor’s assets, liabilities, the Collateral, the Obligations, and all information relating thereto; records indicating, summarizing or evidencing Debtor’s business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information.

(i) Deposit Account. The term “Deposit Accounts” shall have the meaning provided in the UCC.

(j) Dispose or Disposition. The term “Dispose” or “Disposition” shall mean any sale, lease, transfer or other disposition of the Inventory (including any sale leaseback transaction).

(k) Equipment. The term “Equipment” shall have the meaning provided in the UCC, wherever located, and shall include, without limitation, machinery, machine tools, motors, controls, attachments, parts, tools, and accessories incidental thereto, computer and office equipment, furniture, furnishings, fixtures, motor vehicles, trailers and rolling stock; and all substitutions, replacements, accessories, additions, attachments, improvements, accessions, Proceeds and products of the foregoing.

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(1) Event of Default. The term “Event of Default” shall have the meaning given to such term in Section 5 of this Security Agreement.

(m) General Intangibles. The term “General Intangibles” shall have the meaning provided in the UCC, and shall include without limitation, all interests or claims on insurance policies; all interests in any partnership; all Intellectual Property Collateral; trade names, trade name rights; trademarks, trademark rights; copyrights, patents, and all applications therefor; licenses, permits, franchises, and like privileges or rights issued by any governmental or regulatory authority; income tax refunds; customer lists; route lists, purchase orders, computer programs, computer disks, computer tapes; design rights, payments of insurance, claims and causes of action; and all guaranty claims which are not classified as supporting obligations, co-op memberships, leasehold interests in personal property, security interests or other security held by or granted to the Debtor to secure payment by an account debtor of any of the Accounts.

(n) Governmental Authority. The term “Governmental Authority” shall mean (i) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (ii) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (iii) any court, administrative tribunal or public utility.

(o) Intellectual Property Collateral. The term “Intellectual Property Collateral” shall mean all of the following assets now owned or hereafter acquired:

(i) Copyrights, Trademarks, Patents, and Mask Works;

(ii) Licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(iii) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(iv) Any and all design rights which may be available to Debtor now or hereafter existing, created, acquired or held;

(v) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(vi) All “domain names” of Debtor;

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(vii) All amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works;

(viii) All contracts and contract rights relating to any of the foregoing; and

(ix) All Proceeds of the foregoing.

(p) Inventory. The term “Inventory” shall have the meaning provided in the UCC, and shall include, without limitation, merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Debtor, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

(q) Lenders. The term “Lenders” shall have the meaning given to such term in the preamble to this Security Agreement.

(r) Lender Expenses. The term “Lender Expenses” means all costs and expenses incurred by Administrative Agent and/or the Lenders in connection with this Security Agreement or the transactions contemplated hereby, including, without limitation, (i) all costs or expenses required to be paid by Debtor under this Security Agreement which are paid or advanced by Administrative Agent and/or the Lenders; (ii) all costs or expenses required to be paid by Debtor under the Credit Agreement which are paid or advanced by Administrative Agent and/or the Lenders; (iii) taxes and insurance premiums of every nature and kind of Debtor paid by Administrative Agent and/or the Lenders; (iv) filing, recording, publication, search fees, appraiser fees, auditor fees paid or incurred by Lenders in connection with Administrative Agent’s and/or Lenders’ transactions with Debtor; (v) costs and expenses incurred by Administrative Agent and/or the Lenders in collecting or realizing upon the Collateral (with or without suit), to correct any default or enforce any provision of this Security Agreement, and costs and expenses of suit incurred by Administrative Agent and/or the Lenders in enforcing or defending this Security Agreement or any portion hereof; and (vi) reasonable attorneys’ fees and expenses incurred by Administrative Agent and/or the Lenders in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Security Agreement, any portion hereof, any agreement related hereto, or any of the transactions contemplated hereby, whether or not suit is brought, and including, but not limited to, any expenses incurred in any proceedings or case in the United States Bankruptcy Courts in enforcing or defending its rights in its collateral, under this Security Agreement or under any note or other document executed in connection with this Security Agreement.

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(s) Licenses. The term “Licenses” shall mean all licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or right.

(t) Lien. The term “Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement (including in the nature of, cash collateral accounts or security interests), encumbrance, lien (statutory or other), fixed or floating charge, or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

(u) Loan Documents. The term “Loan Documents” shall have the meaning given to such term in the Credit Agreement, including all extensions, modifications, renewals or amendments to such Loan Documents, and shall include all other documents executed in connection therewith.

(v) Mask Works. The term “Mask Works” shall have the meaning provided in the UCC and shall include without limitation all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired.

(w) Material Adverse Effect. The term “Material Adverse Effect” shall mean any set of circumstances or events which (i) has any material adverse effect upon the validity or enforceability of any Loan Document, (ii) is material and adverse to the financial condition, business, assets or operations of Debtor, or (iii) materially impairs the ability of Debtor or Borrower to perform the Obligations.

(x) Negotiable Collateral. The term “Negotiable Collateral” shall mean all of Debtor’s present and future letters of credit (of which it is a beneficiary), notes, drafts, instruments, securities, documents of title, and chattel paper.

(y) Obligations. The term “Obligations” shall have the meaning given to such term in the Credit Agreement and the Guaranty, including whether Debtor may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable, including all attorneys’ fees and costs now or hereafter payable by Debtor or the Borrower to the Administrative Agent and/or the Lenders under the Loan Documents or in connection with the collection and enforcement of such debts, obligations and liabilities. Notwithstanding anything to the contrary contained in this Security Agreement, this Security Agreement shall not secure and the term “Obligations” shall not include any debts that are or may hereafter constitute “consumer credit” which is subject to the disclosure requirements of the federal Truth-In Lending Act (15 U.S.C. Section 1601, et seq.) or any similar state law in effect from time to time, unless Administrative Agent and Debtor shall otherwise agree in a separate written agreement.

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(z) Patents. The term “Patents” shall have the meaning provided in the UCC and shall include without limitation all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

(aa) Priority Liens. The term “Priority Liens” shall mean and refer to (i) Liens on any of Debtor’s personal property the purchase price and related acquisition costs of which are financed by third-party lender as permitted by the Credit Agreement; (ii) Liens in existence on the date any asset becomes Collateral, to the extent such asset is taken, with the express written consent of Administrative Agent, subject to such Lien; (iii) Liens that are Permitted Liens that must be perfected by possession and the third-party to whom such Lien is granted has possession of the Collateral relating thereto and such third-party has not entered into any agreement altering such priority; (iv) Liens (including tax liens) in favor of any Governmental Authority which pursuant to statute or law creating such Lien and other applicable law, have priority over the Liens granted under this Security Agreement and (v) Liens set forth on Exhibit C hereto.

(bb) Proceeds. The term “Proceeds” shall have the meaning provided in the UCC and shall include without limitation whatever is received upon the sale, lease, exchange, collection or other disposition of Collateral or proceeds, including, without limitation, proceeds of insurance covering Collateral, tax refunds, and any and all accounts, notes, instruments, chattel paper, equipment, money, deposit accounts, securities accounts, goods, or other tangible and intangible property of Debtor resulting from the sale or other disposition of the Collateral, and the proceeds thereof.

(cc) Security Agreement. The term “Security Agreement” shall mean this Security Agreement, any concurrent or subsequent rider to this Security Agreement and any extensions, supplements, amendments or modifications to this Security Agreement and/or to any such rider.

(dd) Trademarks. The term “Trademarks” shall have the meaning provided in the UCC and shall include without limitation any trademarks and service marks, whether registered or not, application to register and registrations of the same and like protections, and the entire goodwill of the business of Debtor connected with and symbolized by such trademarks.

(ee) UCC. The term “UCC” shall mean the Uniform Commercial Code of the State of California, as presently in force and effect and any replacements therefore as and when such replacements become effective.

1.2 Accounting Terms. All accounting terms and computations shall be based upon generally accepted accounting principles consistently applied.

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2. SECURITY INTEREST.

2.1 Security Interest.

(a) As security for the prompt and complete payment and performance of all the Obligations, Debtor hereby grants to Administrative Agent (as Administrative Agent for itself and for the ratable benefit of the Lenders) a first priority security interest (subject to Priority Liens) in all of Debtor’s right, title interest in, to and under the Collateral described in Exhibit A. Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Collateral” shall not include (i) any General Intangibles of the Debtor (whether owned or held as licensee or lessee or otherwise) to the extent that the granting of a security interest therein would be contrary to applicable law or create a default under any agreement governing such property, right or license (but only if such restrictions are enforceable as a matter of law); or (ii) any equipment financed by another lender or lessor under documentation that prohibits the granting of a second lien thereon executed prior to the date of this Agreement or which is a Permitted Lien.

(b) Administrative Agent’s security interest in the Collateral shall attach to the Collateral without further act on the part of the Administrative Agent, Lenders or Debtor.

(c) Except for Priority Liens, in which case Administrative Agent’s security interest shall be junior to third parties holding such Priority Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, security interest in Collateral acquired after the date hereof.

2.2 Security Documents; Attorney-In-Fact.

(a) Administrative Agent may file all financing statements and continuation statements as it may deem necessary to perfect and maintain perfected Administrative Agent’s security interest. Debtor shall execute and deliver, or cause to be executed and delivered, to Administrative Agent, concurrently with Debtor’s execution of this Security Agreement, and at any time or times hereafter at the request of Administrative Agent, all documents which Administrative Agent may reasonably request, in form satisfactory to Administrative Agent, to perfect and maintain perfected Administrative Agent’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under this Security Agreement.

(b) Debtor hereby irrevocably makes, constitutes and appoints Administrative Agent to act on Debtor’s behalf as Debtor’s true and lawful attorney with power to sign the name of Debtor on any of the above-described documents or on any other similar documents which need to be executed, recorded, and/or filed in order to perfect or continue perfected Administrative Agent’s security interest in the Collateral.

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(c) The appointment of Administrative Agent as Debtor’s attorney, and each and every one of Administrative Agent’s rights and powers, being coupled with an interest, are irrevocable so long as any Obligations remain unpaid or unperformed.

3. REPRESENTATIONS AND WARRANTIES. In addition to the representations and warranties of Debtor set forth in the Credit Agreement, which are incorporated herein by reference, Debtor represents and warrants that as of the date hereof and as of the date of each Request for Extension of Credit under the Credit Agreement:

3.1 State of Incorporation: Place of Business. Debtor is a corporation validly existing and in good standing under the laws of the State of New York; as of the date hereof, Debtor’s chief executive office and principal place of business is located at 18200 Von Karman Avenue, Suite 1000, Irvine, California 92612.

3.2 Tangible Collateral. Tangible Collateral is in good operating condition and repair, normal wear and tear excepted.

3.3 No Offsets. To the best of Debtor’s knowledge, each account, account receivable and right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising or issued) a valid, genuine and legally enforceable obligation, subject to no defense, set off or counterclaim (other than those arising in the ordinary course of business) of the account debtor or other obligor named therein or in Debtor’s records pertaining thereto as being obligated to pay such obligation.

3.4 Warranties and Representations Cumulative. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Debtor shall give, or cause to be given, to Administrative Agent, either now or hereafter.

4. COVENANTS. Debtor hereby covenants and agrees that during the term hereof and until all Obligations (other than inchoate indemnity obligations) are fully paid and performed:

4.1 Accounts.

(a) Debtor will not discount any accounts owed by customers (including, without limitation, rights to payment evidenced by chattel paper or an instrument, commercial tort claims, investment property, and letter of credit rights) or evidence of indebtedness except (i) to Administrative Agent or (ii) for such discounts as are customarily provided for prompt payment or settlement of delinquent accounts.

(b) Debtor will not sell any account (including, without limitation, Accounts, rights to payment evidenced by chattel paper or an instrument, commercial tort claims, investment property, and letter of credit rights) or evidence of indebtedness except in the ordinary course of business.

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4.2 Notifications. Debtor shall promptly notify Administrative Agent of any material loss or material damage to any material item of Collateral.

4.3 Good Repair. Debtor shall (i) maintain, preserve and protect the Collateral necessary in the operation of its business in good order and condition, subject to ordinary wear and tear in the ordinary course of business, (ii) not permit any waste of the Collateral, except where failure to do so would not reasonably be expected to have a Material Adverse Effect and (iii) keep and maintain the Collateral in material compliance with all environmental laws.

4.4 Inspection. At any time during regular business hours and as often as reasonably requested upon reasonable notice, permit Administrative Agent or any Lender, or any employee, agent or representative thereof, to examine, audit and make copies and abstracts from Debtor’s records and books of account related to the Collateral and to visit and inspect its properties and to discuss its affairs, finances and accounts with any of its officers and key employees, and, upon request, furnish promptly to Administrative Agent or any Lender true copies of all financial information and internal management reports made available to their senior management. Notwithstanding any provision of this Security Agreement to the contrary, so long as no Event of Default shall have occurred and be continuing, Debtor shall not be required to disclose, permit the inspection, examination, photocopying or making extracts of, or discuss, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, or (ii) the disclosure of which to Administrative Agent or any Lender, or their designated representative, is then prohibited by law or any agreement binding on Debtor that was not entered into by Debtor for the purpose of concealing information from Administrative Agent or Lenders. Debtor shall, however, furnish to Administrative Agent such information concerning Debtor’s intellectual property (including, without limitation, application and registration numbers for any filings in connection with such intellectual property) as is reasonably necessary to permit Administrative Agent (on behalf of itself and the other Lenders) to perfect a security interest in such intellectual property.

4.5 Reports. Upon the Administrative Agent’s request but in no event more than once in any twelve (12) consecutive months unless an Event of Default exists, Debtor shall deliver to Administrative Agent such reports and information available to Debtor’s management concerning the Collateral as Administrative Agent may reasonably request. All reports and information provided to Administrative Agent by Debtor shall be complete and accurate in all material respects at the time provided.

4.6 Delivery. Debtor shall, if Administrative Agent at any time so request (whether the request is made before or after the occurrence of an Event of Default), promptly deliver to Administrative Agent any instrument, document, chattel paper or Certificate of Ownership constituting Collateral, duly endorsed or assigned by Debtor.

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4.7 Use. Debtor shall not use or keep any Collateral, or permit it to be used or kept, negligently or for any unlawful purpose or in violation of any Laws or orders of any Governmental Authority applicable to Debtor, its assets, its business and the Collateral, the noncompliance with which would reasonably be expected to have a Material Adverse Effect.

4.8 Fixtures. Debtor shall not permit any material item of tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of Administrative Agent that: (i) Administrative Agent’s Lien will be prior and senior to any interest or lien then held or thereafter acquired by any mortgagee or encumbrancer of such real property or the owner or purchaser of any interest therein; and (ii) Administrative Agent shall have the right to remove any Collateral from such real property at any time and without any unreasonable restraint or impediment.

4.9 Statutes. To the extent that the UCC is superceded by another statute, Debtor shall take such action as is reasonably requested by Administrative Agent to enforce, perfect, protect, implement, continue, maintain and preserve Administrative Agent’s right hereunder and under the other Loan Documents and the priority of the Administrative Agent’s lien.

4.10 Deposit Accounts. For all Deposit Accounts that Debtor now or hereafter maintains with any financial institutions other than Administrative Agent (“Third Party Bank”), Debtor shall promptly execute a Deposit Account Control Agreement in substantially the form set forth in Exhibit B or other form reasonably acceptable to Administrative Agent and shall promptly execute, and obtain the execution of, such Deposit Account Control Agreement by the respective Third Party Bank.

4.11 Securities Accounts. For all Securities Accounts that Debtor now or hereafter maintains with any institutions other than Administrative Agent (“Third Party Institution”), Debtor shall promptly execute a Securities Account Control Agreement in a form reasonably acceptable to Administrative Agent and shall promptly obtain the execution of such Securities Account Control Agreement by the respective Third Party Institution. Debtor shall not hold any assets in any Securities Account maintained by Debtor that would not be subject to Administrative Agent’s perfected security interest, unless (i) Debtor executes and causes the execution of an account control agreement such that Administrative Agent’s security interest in such assets are perfected by such agreement, or (ii) Debtor has executed such other agreements or documents as are necessary to provide and perfect a lien on such assets.

4.12 Equipment. Without limiting the generality of this Section 4, upon Administrative Agent’s request, Debtor shall provide the Administrative Agent with complete and accurate schedules containing (i) a description of each material item of Equipment; and (ii) such other information regarding the Equipment as the Administrative Agent may reasonably require.

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4.13 Letters of Credit. To the extent that Debtor holds as beneficiary any Letters of Credit, at the request of Administrative Agent, whether or not an Event of Default has occurred, Debtor will use its reasonable efforts to obtain the issuing bank’s consent to the Administrative Agent’s lien on such Letter of Credit and recognition of Administrative Agent’s right to draw on such Letter of Credit, in the place of Debtor and in accordance with the terms of such Letter of Credit, during the continuance of the Event of Default, in connection with Administrative Agent’s exercise of available remedies.

4.14 Lawsuits. To the extent the Debtor hereafter holds or acquires a cause of action for any claim in any material amount, at the request of Administrative Agent, whether or not an Event of Default has occurred, Debtor will execute such documents as Administrative Agent may request to grant and reflect Administrative Agent’s lien on such cause of action.

4.15 Inventory.

(a) Debtor shall not make any Disposition except in the ordinary course of business or as set forth in the Credit Agreement.

(b) Without limiting the generality of Section 4.4 above, Debtor shall maintain records containing entries of all material reportable transactions relating to the Inventory, including accurate records showing (i) the current Inventory stock held by Debtor; (ii) the cost and sales records of the Inventory; and (iii) the kinds, types, qualities and quantities of the Inventory.

(c) Neither Administrative Agent nor any Lender shall be directly or indirectly liable or responsible in any way or under any circumstances to Debtor or any other party (i) for the safe keeping of the Inventory; (ii) any loss of, damage to or destruction of the Inventory occurring or arising in any manner from any cause (other than loss or damage arising from Administrative Agent’s or any Lender’s gross negligence or willful misconduct); (iii) any decrease in the value of the Inventory; or (iv) any act or omission by any carrier, warehouse operator, bailee, forwarding agent, or other party dealing with all or part of the Inventory.

4.16 Accounts.

(a) Upon Administrative Agent’s request exercised no more often than three (3) times during any period of twelve (12) consecutive months, Debtor shall furnish Administrative Agent access to copies of all contracts, orders, invoices, shipping instructions, delivery receipts, bills of lading, and other similar documents for any goods, the sale or disposition of which gives rise to an Account (collectively the “Accounts Receivable Documentation”). Upon Administrative Agent’s request, Debtor shall also furnish Administrative Agent with an aged accounts receivable report. Administrative Agent shall have the right from time to time to verify the validity, amount and any other matters relating to any or all of the Accounts directly with the respective Account Debtors in any manner, in Debtor’s name.

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(b) Prior to the occurrence of an Event of Default, Debtor shall collect the Accounts, at Debtor’s sole cost and expense. Upon the occurrence and during the continuation of an Event of Default, upon the request of Administrative Agent (i) Administrative Agent shall have the exclusive right to make all collections on the Accounts and (ii) Debtor shall deliver any amounts collected on such Accounts to Administrative Agent, as directed by Administrative Agent.

(c) All checks, drafts, money orders, notes, instruments, documents, and other non-cash proceeds of the Accounts delivered to Administrative Agent in payment or on account of the Obligations shall not constitute payment except as provided in the UCC.

(d) Debtor shall at all times in all material respects perform and discharge all obligations of Debtor to each Account Debtor in accordance with the terms of all documents, contracts, invoices, and other agreements between Debtor and such Account Debtor.

(e) Without Administrative Agent’s prior written consent, Debtor shall not compromise, adjust, or grant any discount, credit, allowance, or extension of time for payment to any Account Debtors except in the ordinary course of Debtor’s business.

4.17 Further Assurances. At any time and from time to time Debtor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Administrative Agent to effect the purposes of this Security Agreement and to maintain, preserve and protect the Collateral and Administrative Agent’s and Lenders’ security interest therein.

5. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default under this Security Agreement at the option of Administrative Agent:

5.1 Breach of Security Agreement. (i) Any representation or warranty hereunder or in any Loan Document proves to have been incorrect in any material respect when made or deemed made, (ii) Debtor breaches any provision of this Security Agreement which cannot be cured or (iii) the breach by Debtor of any other provision of this Security Agreement that remains uncured for a period of thirty (30) days.

5.2 Breach of Other Agreements. The occurrence and continuance of an Event of Default under the Credit Agreement.

5.3 Lien Priority. Administrative Agent shall cease to have a valid and perfected first priority security interest upon any material item of the Collateral subject only to Priority Liens.

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5.4 Seizure of Assets. If all or any material item of the Collateral is attached, seized, subjected to a writ or distress warrant, or are levied upon and such occurrence could reasonably be expected to have a Material Adverse Effect.

6. ADMINISTRATIVE AGENT’S RIGHTS AND REMEDIES. The exercise of remedies hereunder shall be made by Administrative Agent on behalf of itself and for the ratable benefit of the Lenders upon the terms and conditions contained herein or as set forth in Section 8.3 of the Credit Agreement. If an Event of Default shall have occurred and is continuing and has not been cured or waived in accordance with the terms hereof or the terms of the Credit Agreement, Administrative Agent shall have the following rights and powers and may, at Administrative Agent’s option, without notice of its election and without demand to the extent permitted by Section 8.3 of the Credit Agreement, do any one or more of the following, all of which are hereby authorized by Debtor:

6.1 UCC Rights. Administrative Agent shall have all of the rights and remedies of a secured party under the UCC and under all other applicable laws.

6.2 Protection of Collateral. Administrative Agent may, without notice to or demand upon Debtor or any guarantor, make such payments and do such acts as Administrative Agent considers necessary or reasonable to protect its security interest in the Collateral, to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Administrative Agent appears to be prior or superior to Administrative Agent’s security interest and to pay all expenses incurred in connection therewith.

6.3 Possession of Collateral. Administrative Agent, without a breach of the peace, may enter any of the premises of Debtor and search for, take possession of, remove, keep or store any or all of the Collateral. If Administrative Agent seeks to take possession of any or all of the Collateral by court process, Debtor irrevocably and unconditionally agrees that a receiver may be appointed by a court for such purpose without regard to the adequacy of the security for the Obligations. Administrative Agent shall have the right to remain on Debtor’s premises or cause a custodian to remain thereon in exclusive control of such premises without charge for as long as Administrative Agent deems necessary in order to complete the enforcement of its rights under this Security Agreement. If Administrative Agent seeks possession of any or all of the Collateral by court process, Debtor irrevocably waives (a) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident or condition to such possession; (b) any demand for possession prior to the commencement of any suit or action to recover possession; and (c) any requirement that Administrative Agent retain possession of and not dispose of such Collateral until after trial or final judgment.

6.4 Preparation of Collateral. Administrative Agent may complete processing, manufacturing or repair all or any part of the Collateral prior to a disposition and, for such purpose and for the purpose of removal, Administrative Agent shall have the right to use Debtor’s premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge. Administrative Agent may sell, ship, reclaim, lease or otherwise dispose of all or any part of the Collateral in its condition at the time Administrative Agent obtains possession of such Collateral or after further manufacturing, processing, or repair.

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6.5 Foreclose on Collateral. Administrative Agent may sell, lease or otherwise dispose of the Collateral at either public or private sales, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Debtor’s premises) as is commercially reasonable in the opinion of Administrative Agent. It is not necessary that the Collateral be present at any such sale or that Administrative Agent have obtained possession of the Collateral.

(a) Administrative Agent shall give the Debtor and each holder of a security interest in the Collateral who has filed with Administrative Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made. The notice shall be personally delivered or mailed, postage prepaid, to Debtor as provided in Section 12.2 of this Security Agreement, at least ten (10) calendar days before the date fixed for the sale, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value or is to be sold on a recognized market. Notice to parties other than Debtor claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Administrative Agent. If the sale is to be a public sale, Administrative Agent shall also give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held.

(b) In taking such action Administrative Agent shall have a license to use any trademarks, trade names or all Intellectual Property in disposing of the assets.

6.6 Accounts. With respect to the Accounts, and without limiting Administrative Agent’s rights above:

(a) Administrative Agent may direct any or all Account Debtors to make payment directly to Administrative Agent or to a specified agent of Administrative Agent.

(b) Administrative Agent may demand, collect, receive and give receipts for any and all money and other property due or to become due in connection with the Accounts, in Administrative Agent’s or Debtor’s name.

(c) Administrative Agent may file any claim and take any other action in any court of law or equity which Administrative Agent determines to be appropriate for the purpose of collecting any or all of the Accounts; provided, however, that Administrative Agent shall not be obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any action to collect or enforce the payment of any or all of the Accounts.

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(d) Debtor, at Administrative Agent’s request, shall, and Administrative Agent, at Administrative Agent’s option may, give notice in form acceptable to Administrative Agent, to the Account Debtors: (i) of Debtor’s grant of a security interest in the Accounts to Administrative Agent; and (ii) of such additional information and instructions concerning Administrative Agent’s rights under this Security Agreement as Administrative Agent in Administrative Agent’s good faith business judgment determines to be necessary or appropriate.

(e) Debtor shall, promptly following Administrative Agent’s request, deliver to Administrative Agent the originals of all Accounts Receivable Documentation together with the originals of all instruments, chattel paper, security agreements, guaranties, and other documents and property evidencing or securing the Accounts in the same form as received by Debtor, each of which shall be properly endorsed by Debtor to Administrative Agent, with recourse.

(f) Administrative Agent shall have the right to settle, accept reduced amounts, adjust disputes and claims directly with, and give releases on behalf of Debtor to Account Debtors, upon such terms as Administrative Agent, in Administrative Agent’s good faith business judgment, determines to be appropriate.

(g) Except as otherwise provided by the UCC and except for any of the following arising from Administrative Agent’s or any Lender’s gross negligence or willful misconduct, Administrative Agent and each Lender shall not be directly or indirectly liable or responsible in any way or under any circumstances to Debtor or any other party for: (i) any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account; (ii) any act, omission, error or delay of any kind by Administrative Agent in settling, failing to settle, collecting, or failing to collect any Account, including any act or omission which results in the loss or impairment of the Debtor’s Account, including any act or omission which results in the loss or impairment of the Debtor’s rights against any third person; (iii) settling any Account for less than the full amount hereof; (iv) any failure or delay by Administrative Agent in enforcing or collecting any payment under any Account; or (v) the performance or observance of any or all of Debtor’s duties, obligations, representations, or the warranties under any other agreement or document relating to any or all of the Collateral, including the Accounts.

(h) If for any reason Debtor receives any payment in connection with any of the Accounts following the occurrence and during the continuance of an Event of Default, Debtor: (i) shall immediately pay or deliver such payment to Administrative Agent in the original form in which received by Debtor; (ii) shall endorse to Administrative Agent, with recourse, all checks, drafts, money orders, notes, and other instruments or documents representing such payment; (iii) shall not commingle such payment with any of Debtor’s other funds or property; and (iv) shall hold such payment separate and apart from Debtor’s other funds and property in an express trust for Lenders until paid or delivered to Administrative Agent.

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Security Agreement	CRS Retail Systems Inc.

6.7 Deposit and Investment Accounts. Administrative Agent may deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Deposit Account Control Agreement, Securities Account Control Agreement or similar agreement providing control of any Collateral.

6.8 Collection. Administrative Agent may take possession of and endorse and collect any or all notes, checks, drafts, money orders, or other instruments of payment relating to the Collateral (including payments made under or with respect to any policy of insurance).

6.9 Postponement. Any public sale of any or all of the Collateral may be postponed from time to time by public announcement at the time and place last scheduled for the sale.

6.10 Discharge of Other Claims. Administrative Agent’s sale or disposition of any or all of the Collateral shall transfer to the purchaser all of the Debtor’s rights in such Collateral and discharge all security interests and liens subordinate to Administrative Agent’s security interest in the Collateral, and the purchaser shall acquire such Collateral free of all such subordinate interests and liens.

6.11 Information. Without limiting the generality of this Section 6, it shall conclusively be deemed to be commercially reasonable for Administrative Agent to direct any prospective purchaser of any or all of the Collateral to Debtor to ascertain all information concerning the status of the Collateral.

6.12 Other Disposition. The Administrative Agent’s disposition of any or all of the Collateral in any manner which differs from the procedures specified above shall not be deemed to be commercially unreasonable to the extent such disposition complies with the applicable provisions of the UCC.

6.13 Judicial Action. Administrative Agent may reduce Administrative Agent’s claims for breach of any of the Obligations to judgment and foreclose or otherwise enforce its security interest in any or all of the Collateral by any available judicial procedure. If Administrative Agent has reduced its claims for breach of any of the obligations to judgment, the lien of any levy which may be made on any or all of the Collateral by virtue of any execution based upon such judgment shall relate back to the date of Administrative Agent’s perfection of its security interest in such Collateral. A judicial sale pursuant to such execution shall constitute a foreclosure of Administrative Agent’s security interest by judicial procedure, and Administrative Agent may purchase at such sale and thereafter hold the Collateral free of all rights of Debtor therein.

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6.14 Receiver. Administrative Agent may obtain the appointment of a receiver to take possession of and, at the option of Administrative Agent, to collect, sell or dispose of all or part of the Collateral.

6.15 Discharge Claims. Administrative Agent may discharge claims demands, liens, security interests, encumbrances and taxes affecting any or all of the Collateral and take such other actions as Administrative Agent determines to be necessary or appropriate to protect the Collateral and Administrative Agent’s security interest therein. Administrative Agent, without releasing Debtor or any other party from any of the Obligations, may perform any of the Obligations in such manner and to such extent as Administrative Agent determine to be necessary or appropriate to protect the Collateral and Administrative Agent’s security interest therein.

6.16 Proceeds of Sale. The proceeds of any sale or disposition of the Collateral by Administrative Agent shall be applied in the following order of priority:

(a) First, to all liabilities, obligations, costs, and expenses, including reasonable attorneys’ fees and costs, incurred by Administrative Agent in exercising any of its rights or remedies under this Security Agreement, including the costs and expenses of retaking, holding, and selling any or all of the Collateral and the costs and expenses of enforcing and collecting upon any or all of the Accounts;

(b) Second, to the payment of the Obligations in such order and amounts as Administrative Agent may determine in Administrative Agent’s discretion;

(c) Third, to (i) the satisfaction of indebtedness secured by any subordinate security interest in the Collateral if written demand therefor is received by Administrative Agent before distribution of any such proceeds; and (ii) to the satisfaction of any subordinate attachment lien or execution lien if notice of the levy of attachment or execution is received by Administrative Agent before distribution of any such proceeds. If requested by Administrative Agent the holder of a subordinate security interest in the Collateral shall furnish Administrative Agent with proof of its interest in the Collateral acceptable to Administrative Agent, and unless such holder does so, Administrative Agent shall have no obligation to comply with such holder’s demand; and

(d) Fourth, the surplus, if any, shall be paid to Debtor.

6.17 Remedies Cumulative. The remedies of Administrative Agent, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Administrative Agent, and may be exercised as often as occasion therefor shall arise. No act of omission or commission by Administrative Agent, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Administrative Agent and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

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7. LIABILITY FOR DEFICIENCY. Debtor shall at all times remain liable for any deficiency remaining on the Obligations for which Debtor is liable after any disposition of any or all of the Collateral and after Administrative Agent’s application of any proceeds to the Obligations.

8. POWER OF ATTORNEY. Debtor hereby irrevocably appoints Administrative Agent, with full power of substitution, as Debtor’s attorney-in-fact, coupled with an interest, with full power, in Administrative Agent’s own name or in the name of Debtor to do any or all of the following at any time after the occurrence and during continuation of an Event of Default:

(a) Endorse any checks, drafts, money orders, notes, and other instruments or documents representing or evidencing the Collateral, or proceeds of the Collateral;

(b) Pay or discharge claims, demands, liens, security interests, encumbrances, or taxes affecting or threatened against any or all of the Collateral;

(c) Collect or receive payment of all Accounts, General Intangibles, instruments or other Collateral;

(d) Execute any invoices relating to any Account, any draft against any Account Debtor, any notice to any Account Debtor, any proof of claim in bankruptcy, any notice of lien, claim of mechanic’s, materialman’s or other lien, or assignment or satisfaction of mechanic’s, materialman’s or other lien relating to any item of Collateral;

(e) Grant any extension of time to pay any Account, compromise claims and settle Accounts for less than face value thereof, and execute all releases and other documents in connection therewith;

(f) Commence, prosecute or defend any action or proceeding relating to any of the Collateral;

(g) Receive and open all mail addressed to Debtor and, in the exercise of such right, Administrative Agent shall have the right, in Debtor’s name, to notify the Post Office authorities to change the address for the delivery of mail addressed to Debtor to such other address as Administrative Agent may designate, including Administrative Agent’s address. Administrative Agent shall promptly turn over to Debtor all of such mail not relating to the Collateral;

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(h) Direct any financial institution which is a participant with Administrative Agent in extensions of credit to or for the benefit of Debtor, or which is an institution with which any deposit account or securities account is maintained, to pay to, Administrative Agent all monies on deposit by Debtor with said financial institution which are payable by said financial institution to Debtor, regardless of any loss of interest, charge or penalty as a result of payment before maturity;

(i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral, obtain payment of claim, and make all determinations and decisions with respect to any such policy of insurance, and endorse Debtor’s name on any check, draft, instrument or other item of payment or the proceeds of such policies of insurance;

(j) Instruct any accountant or other third person having custody or control of any books or records belonging or relating to the Collateral to give Administrative Agent full rights of access with respect thereto;

(k) Execute on behalf of Debtor any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease, as lessor or lessee, any real or personal property;

(l) Sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as though Administrative Agent were the owner thereof for all purposes; and

(m) Execute on behalf of Debtor any and all documents and instruments (including notices of assignment) required under the Federal Assignment of Claims Act for the direct payment of Accounts to Administrative Agent.

9. WAIVERS.

9.1 Application of Payments. Debtor waives the right to direct the application of any and all payments or collections at any time or times hereafter received by Administrative Agent on account of any Obligations, and Debtor agrees that Administrative Agent shall have the continuing exclusive right to apply and reapply such payments or collections to the Obligations in any manner as Administrative Agent may deem advisable.

9.2 Notices of Demand, Etc. Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guaranties at any time held by Administrative Agent on which Debtor may in anyway be liable.

9.3 Confidentiality of Accounting. Debtor waives the right to assert a confidential relationship, if any, Debtor may have with any accounting firm and/or service bureau in connection with any information requested by Administrative Agent pursuant to or in accordance with this Security Agreement, and agrees that Administrative Agent may contact directly any such accounting firm and/or service bureau in order to obtain such information.

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10. ACTIONS. Administrative Agent shall have the right, but not the obligation, to commence, appear in, or defend any action or proceeding which affects or which Administrative Agent determines may affect: (a) the Collateral; (b) Debtor’s or Administrative Agent’s rights or obligations under the Loan Documents; (c) Debtor’s or Administrative Agent’s rights under this Security Agreement; or (d) the Loans. Whether or not Debtor or Borrower is in default under the Loan Documents, Administrative Agent shall at all times have the right to take any and all actions which Administrative Agent in Administrative Agent’s good faith business judgment determines to be necessary or appropriate to protect Administrative Agent’s interest in connection with the Loans.

11. INDEMNITY. Debtor agrees to defend, indemnify and hold harmless Administrative Agent and each Lender and their respective officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party related to or in connection with the transactions contemplated by this Security Agreement, or the Collateral and (b) all losses or expenses in any way suffered, incurred or paid by Administrative Agent or any Lender as a result of or in any way arising out of, following or consequential to the transactions between Lenders and Administrative Agent and Debtor, under this Security Agreement or the Collateral (including without limitation, reasonable attorneys fees and reasonable expenses), except for losses arising from or out of Administrative Agent’s or such Lender’s gross negligence or willful misconduct.

12. MISCELLANEOUS.

12.1 Taxes and Other Expenses Regarding the Collateral. If Debtor fails to pay promptly when due to any person or entity, monies which Debtor is required to pay by reason of any provision in this Security Agreement, Administrative Agent may, but need not, pay the same and charge Debtor’s account therefor, and Debtor shall promptly reimburse Administrative Agent therefor. All such sums shall be Administrative Agent Expenses hereunder. Any payments made by Administrative Agent shall not constitute: (a) an agreement by Administrative Agent to make similar payments in the future, or (b) a waiver by Administrative Agent of any default under this Security Agreement. Administrative Agent need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of the usual official notice for the payment thereof shall he conclusive evidence that the same was validly due and owing.

12.2 Notices. Any notice, demand or request required hereunder shall be made in the, manner set forth in the Credit Agreement.

12.3 Release of Collateral. Administrative Agent shall promptly file UCC termination statements and any other instruments as necessary upon any Disposition by Debtor of any items or item of Collateral, to the extent such Disposition is permitted under the Credit Agreement.

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12.4 Termination. At such time as Debtor shall completely satisfy all of the obligations secured hereunder, Administrative Agent shall execute and deliver to Debtor all instruments as may be necessary or proper to reinvest in Debtor full title to the property assigned hereunder, subject to any disposition thereof which may have been made by Administrative Agent pursuant hereto.

12.5 Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

12.6 Amendment. This Security Agreement may be modified only by a written agreement signed by Debtor and the Administrative Agent.

12.7 Agreement Binding, Assignment. This Security Agreement shall be binding and deemed effective when executed by Debtor and Administrative Agent. This Security Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Debtor may not assign this Security Agreement or any rights hereunder without Administrative Agent’s prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Administrative Agent shall release Debtor or any guarantor from their obligations to Administrative Agent or Lenders. Administrative Agent reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, any Administrative Agent’s rights and benefits hereunder to the extent and in the manner provided for in Section 10.4 of the Credit Agreement. In connection therewith, Administrative Agent or Lenders may disclose all documents and information which Administrative Agent or any Lender now have or hereafter may have relating to Debtor or Debtor’s business, subject to Debtor’s reasonable confidentiality requirements and the provisions of Section 9.3 hereof.

12.8 Article and Section Headings. Article and section headings and article and section numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each article and section applies equally to this entire Security Agreement.

12.9 Conflict or Credit Agreement Modifications. To the extent that there is an explicit conflict between the terms of the Credit Agreement and this Security Agreement, the terms of the Credit Agreement shall control. Any future changes or modifications to the Credit Agreement shall apply to and modify this Security Agreement, to the extent that such change or modification would reasonably be construed to apply to this Security Agreement.

12.10 Construction. Neither this Security Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Administrative Agent, Lenders or Debtor, whether under any rule of construction or otherwise. On the contrary, this Security Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

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12.11 Time of Essence. Time is of the essence of each provision of this Security Agreement.

12.12 No Third Party Beneficiaries. This Security Agreement and the Loan Documents are entered into for the sole protection and benefit of Administrative Agent, any Lenders, Debtor and guarantors (if any), as applicable, and their respective permitted successors and assigns. No other Person shall have any rights or causes of action under this Security Agreement or the Loan Documents.

12.13 Performance of Covenants. Debtor shall perform all of its covenants under this Security Agreement at its sole cost and expense.

12.14 No Waiver by Administrative Agent or Lenders. No waiver by the Administrative Agent or any Lender of any of their rights or remedies in connection with the Loan Documents shall be effective unless such waiver is in writing and signed by the Administrative Agent or Lenders as required by the Credit Agreement.

12.15 Term. This Security Agreement shall continue in full force and effect as long as any of the Obligations are outstanding.

12.16 Severability. Each provision of this Security Agreement shall be severable from every other provision of this Security Agreement for the purpose of determining the legal enforceability of any specific provision.

12.17 Integration. Except as to currently existing obligations of Debtor to Lenders, all prior agreements, understandings, representations, warranties, and negotiations between the parties whether written or oral, if any, relating to the subject matter hereof are merged into this Security Agreement.

12.18 Successors. This Security Agreement shall be binding upon and inure to the benefit of Debtor, the Administrative Agent and the Lenders and their respective permitted successors and assigns.

12.19 Counterparts. This Security Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

[Signature page follows]

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Security Agreement	CRS Retail Systems Inc.

IN WITNESS WHEREOF, Debtor has executed and delivered this Security Agreement, and Administrative Agent has accepted this Security Agreement, on the date first hereinabove written.

CRS RETAIL SYSTEMS INC., a New York corporation

By:	/s/ John D. Ireland

Title:	Vice President and General Counsel

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Thomas A. Crandell

Title:	Senior Vice President

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SECURITY AGREEMENT

(Personal Property)

THIS SECURITY AGREEMENT (“Security Agreement”) is made as of March 30, 2006, by and between CRS RETAIL TECHNOLOGY GROUP, INC., a Utah corporation (“Debtor”), and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (“KeyBank” or “Administrative Agent”) for the parties identified as Lenders (together with KeyBank in its capacity as a Lender, the “Lenders”) under that certain Credit Agreement dated as of March 30, 2006 (as amended from time to time, the “Credit Agreement”) among Epicor Software Corporation (the “Borrower”), Administrative Agent and the Lenders.

RECITALS

A. Pursuant to the Credit Agreement, the Lenders shall make various advances and will provide Borrower with certain letters of credit (the “Letters of Credit”).

B. Section 4.1(a) of the Credit Agreement requires that each Guarantor execute and deliver a security agreement substantially in the form of the Security Agreement and grant to Administrative Agent, for itself and the ratable benefit of the Lenders, a security interest in its assets to secure its Obligations.

C. Debtor is a Guarantor.

D. Debtor as owner of the assets encumbered hereby, desires to enter into this Security Agreement to secure payment and performance of the Obligations under the Guaranty.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. GENERAL.

1.1 Definitions. For purposes of this Security Agreement, the following terms shall have the meanings specified below. In addition terms not defined below which are defined in Article 8 or Article 9 of the UCC or in the Credit Agreement shall have the meaning specified therein.

(a) Account Debtors. The term “Account Debtors” means all persons who now are or hereafter become in any way obligated, liable, or responsible for any payment of any kind in connection with any or all of the Accounts.

(b) Accounts. The term “Accounts” shall have the meaning provided in the UCC and shall include, without limitation, all presently existing and hereafter arising accounts (as defined in the UCC), contract rights, royalties, and other forms of obligations owing to Debtor arising out of (i) the sale or lease of goods, (ii) the sale or licensing of software,

Security Agreement	CRS Retail Technology Group, Inc.

patents, trademarks, copyrights and other intellectual property or technology, (iii) the rendering of services (whether or not earned by performance), or (iv) any credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor.

(c) Administrative Agent. The term “Administrative Agent” shall have the meaning given to such term in the preamble to this Security Agreement.

(d) Bankruptcy Code. The term “Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978 (11 U.S.C. § 101-1330) as now enacted or hereafter modified.

(e) Certificates of Ownership. The term “Certificates of Ownership” shall mean all of Debtor’s certificates of title.

(f) Collateral. The term “Collateral” shall mean the personal property assets identified as “Collateral” in Exhibit A to this Security Agreement.

(g) Copyrights. The term “Copyrights” shall have the meaning provided in the UCC and shall include, without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

(h) Debtor’s Books. The term “Debtor’s Books” shall mean all of Debtor’s books and records including, but not limited to, minute books, ledgers, records indicating, summarizing or evidencing Debtor’s assets, liabilities, the Collateral, the Obligations, and all information relating thereto; records indicating, summarizing or evidencing Debtor’s business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information.

(i) Deposit Account. The term “Deposit Accounts” shall have the meaning provided in the UCC.

(j) Dispose or Disposition. The term “Dispose” or “Disposition” shall mean any sale, lease, transfer or other disposition of the Inventory (including any sale leaseback transaction).

(k) Equipment. The term “Equipment” shall have the meaning provided in the UCC, wherever located, and shall include, without limitation, machinery, machine tools, motors, controls, attachments, parts, tools, and accessories incidental thereto, computer and office equipment, furniture, furnishings, fixtures, motor vehicles, trailers and rolling stock; and all substitutions, replacements, accessories, additions, attachments, improvements, accessions, Proceeds and products of the foregoing.

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(1) Event of Default. The term “Event of Default” shall have the meaning given to such term in Section 5 of this Security Agreement.

(m) General Intangibles. The term “General Intangibles” shall have the meaning provided in the UCC, and shall include without limitation, all interests or claims on insurance policies; all interests in any partnership; all Intellectual Property Collateral; trade names, trade name rights; trademarks, trademark rights; copyrights, patents, and all applications therefor; licenses, permits, franchises, and like privileges or rights issued by any governmental or regulatory authority; income tax refunds; customer lists; route lists, purchase orders, computer programs, computer disks, computer tapes; design rights, payments of insurance, claims and causes of action; and all guaranty claims which are not classified as supporting obligations, co-op memberships, leasehold interests in personal property, security interests or other security held by or granted to the Debtor to secure payment by an account debtor of any of the Accounts.

(n) Governmental Authority. The term “Governmental Authority” shall mean (i) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (ii) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (iii) any court, administrative tribunal or public utility.

(o) Intellectual Property Collateral. The term “Intellectual Property Collateral” shall mean all of the following assets now owned or hereafter acquired:

(i) Copyrights, Trademarks, Patents, and Mask Works;

(ii) Licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(iii) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(iv) Any and all design rights which may be available to Debtor now or hereafter existing, created, acquired or held;

(v) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(vi) All “domain names” of Debtor;

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Security Agreement	CRS Retail Technology Group, Inc.

(vii) All amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works;

(viii) All contracts and contract rights relating to any of the foregoing; and

(ix) All Proceeds of the foregoing.

(p) Inventory. The term “Inventory” shall have the meaning provided in the UCC, and shall include, without limitation, merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Debtor, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

(q) Lenders. The term “Lenders” shall have the meaning given to such term in the preamble to this Security Agreement.

(r) Lender Expenses. The term “Lender Expenses” means all costs and expenses incurred by Administrative Agent and/or the Lenders in connection with this Security Agreement or the transactions contemplated hereby, including, without limitation, (i) all costs or expenses required to be paid by Debtor under this Security Agreement which are paid or advanced by Administrative Agent and/or the Lenders; (ii) all costs or expenses required to be paid by Debtor under the Credit Agreement which are paid or advanced by Administrative Agent and/or the Lenders; (iii) taxes and insurance premiums of every nature and kind of Debtor paid by Administrative Agent and/or the Lenders; (iv) filing, recording, publication, search fees, appraiser fees, auditor fees paid or incurred by Lenders in connection with Administrative Agent’s and/or Lenders’ transactions with Debtor; (v) costs and expenses incurred by Administrative Agent and/or the Lenders in collecting or realizing upon the Collateral (with or without suit), to correct any default or enforce any provision of this Security Agreement, and costs and expenses of suit incurred by Administrative Agent and/or the Lenders in enforcing or defending this Security Agreement or any portion hereof; and (vi) reasonable attorneys’ fees and expenses incurred by Administrative Agent and/or the Lenders in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Security Agreement, any portion hereof, any agreement related hereto, or any of the transactions contemplated hereby, whether or not suit is brought, and including, but not limited to, any expenses incurred in any proceedings or case in the United States Bankruptcy Courts in enforcing or defending its rights in its collateral, under this Security Agreement or under any note or other document executed in connection with this Security Agreement.

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(s) Licenses. The term “Licenses” shall mean all licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or right.

(t) Lien. The term “Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement (including in the nature of, cash collateral accounts or security interests), encumbrance, lien (statutory or other), fixed or floating charge, or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

(u) Loan Documents. The term “Loan Documents” shall have the meaning given to such term in the Credit Agreement, including all extensions, modifications, renewals or amendments to such Loan Documents, and shall include all other documents executed in connection therewith.

(v) Mask Works. The term “Mask Works” shall have the meaning provided in the UCC and shall include without limitation all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired.

(w) Material Adverse Effect. The term “Material Adverse Effect” shall mean any set of circumstances or events which (i) has any material adverse effect upon the validity or enforceability of any Loan Document, (ii) is material and adverse to the financial condition, business, assets or operations of Debtor, or (iii) materially impairs the ability of Debtor or Borrower to perform the Obligations.

(x) Negotiable Collateral. The term “Negotiable Collateral” shall mean all of Debtor’s present and future letters of credit (of which it is a beneficiary), notes, drafts, instruments, securities, documents of title, and chattel paper.

(y) Obligations. The term “Obligations” shall have the meaning given to such term in the Credit Agreement and the Guaranty, including whether Debtor may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable, including all attorneys’ fees and costs now or hereafter payable by Debtor or the Borrower to the Administrative Agent and/or the Lenders under the Loan Documents or in connection with the collection and enforcement of such debts, obligations and liabilities. Notwithstanding anything to the contrary contained in this Security Agreement, this Security Agreement shall not secure and the term “Obligations” shall not include any debts that are or may hereafter constitute “consumer credit” which is subject to the disclosure requirements of the federal Truth-In Lending Act (15 U.S.C. Section 1601, et seq.) or any similar state law in effect from time to time, unless Administrative Agent and Debtor shall otherwise agree in a separate written agreement.

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(z) Patents. The term “Patents” shall have the meaning provided in the UCC and shall include without limitation all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

(aa) Priority Liens. The term “Priority Liens” shall mean and refer to (i) Liens on any of Debtor’s personal property the purchase price and related acquisition costs of which are financed by third-party lender as permitted by the Credit Agreement; (ii) Liens in existence on the date any asset becomes Collateral, to the extent such asset is taken, with the express written consent of Administrative Agent, subject to such Lien; (iii) Liens that are Permitted Liens that must be perfected by possession and the third-party to whom such Lien is granted has possession of the Collateral relating thereto and such third-party has not entered into any agreement altering such priority; (iv) Liens (including tax liens) in favor of any Governmental Authority which pursuant to statute or law creating such Lien and other applicable law, have priority over the Liens granted under this Security Agreement and (v) Liens set forth on Exhibit C hereto.

(bb) Proceeds. The term “Proceeds” shall have the meaning provided in the UCC and shall include without limitation whatever is received upon the sale, lease, exchange, collection or other disposition of Collateral or proceeds, including, without limitation, proceeds of insurance covering Collateral, tax refunds, and any and all accounts, notes, instruments, chattel paper, equipment, money, deposit accounts, securities accounts, goods, or other tangible and intangible property of Debtor resulting from the sale or other disposition of the Collateral, and the proceeds thereof.

(cc) Security Agreement. The term “Security Agreement” shall mean this Security Agreement, any concurrent or subsequent rider to this Security Agreement and any extensions, supplements, amendments or modifications to this Security Agreement and/or to any such rider.

(dd) Trademarks. The term “Trademarks” shall have the meaning provided in the UCC and shall include without limitation any trademarks and service marks, whether registered or not, application to register and registrations of the same and like protections, and the entire goodwill of the business of Debtor connected with and symbolized by such trademarks.

(ee) UCC. The term “UCC” shall mean the Uniform Commercial Code of the State of California, as presently in force and effect and any replacements therefore as and when such replacements become effective.

1.2 Accounting Terms. All accounting terms and computations shall be based upon generally accepted accounting principles consistently applied.

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2. SECURITY INTEREST.

2.1 Security Interest.

(a) As security for the prompt and complete payment and performance of all the Obligations, Debtor hereby grants to Administrative Agent (as Administrative Agent for itself and for the ratable benefit of the Lenders) a first priority security interest (subject to Priority Liens) in all of Debtor’s right, title interest in, to and under the Collateral described in Exhibit A. Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Collateral” shall not include (i) any General Intangibles of the Debtor (whether owned or held as licensee or lessee or otherwise) to the extent that the granting of a security interest therein would be contrary to applicable law or create a default under any agreement governing such property, right or license (but only if such restrictions are enforceable as a matter of law); or (ii) any equipment financed by another lender or lessor under documentation that prohibits the granting of a second lien thereon executed prior to the date of this Agreement or which is a Permitted Lien.

(b) Administrative Agent’s security interest in the Collateral shall attach to the Collateral without further act on the part of the Administrative Agent, Lenders or Debtor.

(c) Except for Priority Liens, in which case Administrative Agent’s security interest shall be junior to third parties holding such Priority Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, security interest in Collateral acquired after the date hereof.

2.2 Security Documents; Attorney-In-Fact.

(a) Administrative Agent may file all financing statements and continuation statements as it may deem necessary to perfect and maintain perfected Administrative Agent’s security interest. Debtor shall execute and deliver, or cause to be executed and delivered, to Administrative Agent, concurrently with Debtor’s execution of this Security Agreement, and at any time or times hereafter at the request of Administrative Agent, all documents which Administrative Agent may reasonably request, in form satisfactory to Administrative Agent, to perfect and maintain perfected Administrative Agent’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under this Security Agreement.

(b) Debtor hereby irrevocably makes, constitutes and appoints Administrative Agent to act on Debtor’s behalf as Debtor’s true and lawful attorney with power to sign the name of Debtor on any of the above-described documents or on any other similar documents which need to be executed, recorded, and/or filed in order to perfect or continue perfected Administrative Agent’s security interest in the Collateral.

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(c) The appointment of Administrative Agent as Debtor’s attorney, and each and every one of Administrative Agent’s rights and powers, being coupled with an interest, are irrevocable so long as any Obligations remain unpaid or unperformed.

3. REPRESENTATIONS AND WARRANTIES. In addition to the representations and warranties of Debtor set forth in the Credit Agreement, which are incorporated herein by reference, Debtor represents and warrants that as of the date hereof and as of the date of each Request for Extension of Credit under the Credit Agreement:

3.1 State of Incorporation: Place of Business. Debtor is a corporation validly existing and in good standing under the laws of the State of Utah; as of the date hereof, Debtor’s chief executive office and principal place of business is located at 18200 Von Karman Avenue, Suite 1000, Irvine, California 92612.

3.2 Tangible Collateral. Tangible Collateral is in good operating condition and repair, normal wear and tear excepted.

3.3 No Offsets. To the best of Debtor’s knowledge, each account, account receivable and right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising or issued) a valid, genuine and legally enforceable obligation, subject to no defense, set off or counterclaim (other than those arising in the ordinary course of business) of the account debtor or other obligor named therein or in Debtor’s records pertaining thereto as being obligated to pay such obligation.

3.4 Warranties and Representations Cumulative. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Debtor shall give, or cause to be given, to Administrative Agent, either now or hereafter.

4. COVENANTS. Debtor hereby covenants and agrees that during the term hereof and until all Obligations (other than inchoate indemnity obligations) are fully paid and performed:

4.1 Accounts.

(a) Debtor will not discount any accounts owed by customers (including, without limitation, rights to payment evidenced by chattel paper or an instrument, commercial tort claims, investment property, and letter of credit rights) or evidence of indebtedness except (i) to Administrative Agent or (ii) for such discounts as are customarily provided for prompt payment or settlement of delinquent accounts.

(b) Debtor will not sell any account (including, without limitation, Accounts, rights to payment evidenced by chattel paper or an instrument, commercial tort claims, investment property, and letter of credit rights) or evidence of indebtedness except in the ordinary course of business.

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4.2 Notifications. Debtor shall promptly notify Administrative Agent of any material loss or material damage to any material item of Collateral.

4.3 Good Repair. Debtor shall (i) maintain, preserve and protect the Collateral necessary in the operation of its business in good order and condition, subject to ordinary wear and tear in the ordinary course of business, (ii) not permit any waste of the Collateral, except where failure to do so would not reasonably be expected to have a Material Adverse Effect and (iii) keep and maintain the Collateral in material compliance with all environmental laws.

4.4 Inspection. At any time during regular business hours and as often as reasonably requested upon reasonable notice, permit Administrative Agent or any Lender, or any employee, agent or representative thereof, to examine, audit and make copies and abstracts from Debtor’s records and books of account related to the Collateral and to visit and inspect its properties and to discuss its affairs, finances and accounts with any of its officers and key employees, and, upon request, furnish promptly to Administrative Agent or any Lender true copies of all financial information and internal management reports made available to their senior management. Notwithstanding any provision of this Security Agreement to the contrary, so long as no Event of Default shall have occurred and be continuing, Debtor shall not be required to disclose, permit the inspection, examination, photocopying or making extracts of, or discuss, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, or (ii) the disclosure of which to Administrative Agent or any Lender, or their designated representative, is then prohibited by law or any agreement binding on Debtor that was not entered into by Debtor for the purpose of concealing information from Administrative Agent or Lenders. Debtor shall, however, furnish to Administrative Agent such information concerning Debtor’s intellectual property (including, without limitation, application and registration numbers for any filings in connection with such intellectual property) as is reasonably necessary to permit Administrative Agent (on behalf of itself and the other Lenders) to perfect a security interest in such intellectual property.

4.5 Reports. Upon the Administrative Agent’s request but in no event more than once in any twelve (12) consecutive months unless an Event of Default exists, Debtor shall deliver to Administrative Agent such reports and information available to Debtor’s management concerning the Collateral as Administrative Agent may reasonably request. All reports and information provided to Administrative Agent by Debtor shall be complete and accurate in all material respects at the time provided.

4.6 Delivery. Debtor shall, if Administrative Agent at any time so request (whether the request is made before or after the occurrence of an Event of Default), promptly deliver to Administrative Agent any instrument, document, chattel paper or Certificate of Ownership constituting Collateral, duly endorsed or assigned by Debtor.

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4.7 Use. Debtor shall not use or keep any Collateral, or permit it to be used or kept, negligently or for any unlawful purpose or in violation of any Laws or orders of any Governmental Authority applicable to Debtor, its assets, its business and the Collateral, the noncompliance with which would reasonably be expected to have a Material Adverse Effect.

4.8 Fixtures. Debtor shall not permit any material item of tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of Administrative Agent that: (i) Administrative Agent’s Lien will be prior and senior to any interest or lien then held or thereafter acquired by any mortgagee or encumbrancer of such real property or the owner or purchaser of any interest therein; and (ii) Administrative Agent shall have the right to remove any Collateral from such real property at any time and without any unreasonable restraint or impediment.

4.9 Statutes. To the extent that the UCC is superceded by another statute, Debtor shall take such action as is reasonably requested by Administrative Agent to enforce, perfect, protect, implement, continue, maintain and preserve Administrative Agent’s right hereunder and under the other Loan Documents and the priority of the Administrative Agent’s lien.

4.10 Deposit Accounts. For all Deposit Accounts that Debtor now or hereafter maintains with any financial institutions other than Administrative Agent (“Third Party Bank”), Debtor shall promptly execute a Deposit Account Control Agreement in substantially the form set forth in Exhibit B or other form reasonably acceptable to Administrative Agent and shall promptly execute, and obtain the execution of, such Deposit Account Control Agreement by the respective Third Party Bank.

4.11 Securities Accounts. For all Securities Accounts that Debtor now or hereafter maintains with any institutions other than Administrative Agent (“Third Party Institution”), Debtor shall promptly execute a Securities Account Control Agreement in a form reasonably acceptable to Administrative Agent and shall promptly obtain the execution of such Securities Account Control Agreement by the respective Third Party Institution. Debtor shall not hold any assets in any Securities Account maintained by Debtor that would not be subject to Administrative Agent’s perfected security interest, unless (i) Debtor executes and causes the execution of an account control agreement such that Administrative Agent’s security interest in such assets are perfected by such agreement, or (ii) Debtor has executed such other agreements or documents as are necessary to provide and perfect a lien on such assets.

4.12 Equipment. Without limiting the generality of this Section 4, upon Administrative Agent’s request, Debtor shall provide the Administrative Agent with complete and accurate schedules containing (i) a description of each material item of Equipment; and (ii) such other information regarding the Equipment as the Administrative Agent may reasonably require.

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4.13 Letters of Credit. To the extent that Debtor holds as beneficiary any Letters of Credit, at the request of Administrative Agent, whether or not an Event of Default has occurred, Debtor will use its reasonable efforts to obtain the issuing bank’s consent to the Administrative Agent’s lien on such Letter of Credit and recognition of Administrative Agent’s right to draw on such Letter of Credit, in the place of Debtor and in accordance with the terms of such Letter of Credit, during the continuance of the Event of Default, in connection with Administrative Agent’s exercise of available remedies.

4.14 Lawsuits. To the extent the Debtor hereafter holds or acquires a cause of action for any claim in any material amount, at the request of Administrative Agent, whether or not an Event of Default has occurred, Debtor will execute such documents as Administrative Agent may request to grant and reflect Administrative Agent’s lien on such cause of action.

4.15 Inventory.

(a) Debtor shall not make any Disposition except in the ordinary course of business or as set forth in the Credit Agreement.

(b) Without limiting the generality of Section 4.4 above, Debtor shall maintain records containing entries of all material reportable transactions relating to the Inventory, including accurate records showing (i) the current Inventory stock held by Debtor; (ii) the cost and sales records of the Inventory; and (iii) the kinds, types, qualities and quantities of the Inventory.

(c) Neither Administrative Agent nor any Lender shall be directly or indirectly liable or responsible in any way or under any circumstances to Debtor or any other party (i) for the safe keeping of the Inventory; (ii) any loss of, damage to or destruction of the Inventory occurring or arising in any manner from any cause (other than loss or damage arising from Administrative Agent’s or any Lender’s gross negligence or willful misconduct); (iii) any decrease in the value of the Inventory; or (iv) any act or omission by any carrier, warehouse operator, bailee, forwarding agent, or other party dealing with all or part of the Inventory.

4.16 Accounts.

(a) Upon Administrative Agent’s request exercised no more often than three (3) times during any period of twelve (12) consecutive months, Debtor shall furnish Administrative Agent access to copies of all contracts, orders, invoices, shipping instructions, delivery receipts, bills of lading, and other similar documents for any goods, the sale or disposition of which gives rise to an Account (collectively the “Accounts Receivable Documentation”). Upon Administrative Agent’s request, Debtor shall also furnish Administrative Agent with an aged accounts receivable report. Administrative Agent shall have the right from time to time to verify the validity, amount and any other matters relating to any or all of the Accounts directly with the respective Account Debtors in any manner, in Debtor’s name.

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(b) Prior to the occurrence of an Event of Default, Debtor shall collect the Accounts, at Debtor’s sole cost and expense. Upon the occurrence and during the continuation of an Event of Default, upon the request of Administrative Agent (i) Administrative Agent shall have the exclusive right to make all collections on the Accounts and (ii) Debtor shall deliver any amounts collected on such Accounts to Administrative Agent, as directed by Administrative Agent.

(c) All checks, drafts, money orders, notes, instruments, documents, and other non-cash proceeds of the Accounts delivered to Administrative Agent in payment or on account of the Obligations shall not constitute payment except as provided in the UCC.

(d) Debtor shall at all times in all material respects perform and discharge all obligations of Debtor to each Account Debtor in accordance with the terms of all documents, contracts, invoices, and other agreements between Debtor and such Account Debtor.

(e) Without Administrative Agent’s prior written consent, Debtor shall not compromise, adjust, or grant any discount, credit, allowance, or extension of time for payment to any Account Debtors except in the ordinary course of Debtor’s business.

4.17 Further Assurances. At any time and from time to time Debtor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Administrative Agent to effect the purposes of this Security Agreement and to maintain, preserve and protect the Collateral and Administrative Agent’s and Lenders’ security interest therein.

5. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default under this Security Agreement at the option of Administrative Agent:

5.1 Breach of Security Agreement. (i) Any representation or warranty hereunder or in any Loan Document proves to have been incorrect in any material respect when made or deemed made, (ii) Debtor breaches any provision of this Security Agreement which cannot be cured or (iii) the breach by Debtor of any other provision of this Security Agreement that remains uncured for a period of thirty (30) days.

5.2 Breach of Other Agreements. The occurrence and continuance of an Event of Default under the Credit Agreement.

5.3 Lien Priority. Administrative Agent shall cease to have a valid and perfected first priority security interest upon any material item of the Collateral subject only to Priority Liens.

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5.4 Seizure of Assets. If all or any material item of the Collateral is attached, seized, subjected to a writ or distress warrant, or are levied upon and such occurrence could reasonably be expected to have a Material Adverse Effect.

6. ADMINISTRATIVE AGENT’S RIGHTS AND REMEDIES. The exercise of remedies hereunder shall be made by Administrative Agent on behalf of itself and for the ratable benefit of the Lenders upon the terms and conditions contained herein or as set forth in Section 8.3 of the Credit Agreement. If an Event of Default shall have occurred and is continuing and has not been cured or waived in accordance with the terms hereof or the terms of the Credit Agreement, Administrative Agent shall have the following rights and powers and may, at Administrative Agent’s option, without notice of its election and without demand to the extent permitted by Section 8.3 of the Credit Agreement, do any one or more of the following, all of which are hereby authorized by Debtor:

6.1 UCC Rights. Administrative Agent shall have all of the rights and remedies of a secured party under the UCC and under all other applicable laws.

6.2 Protection of Collateral. Administrative Agent may, without notice to or demand upon Debtor or any guarantor, make such payments and do such acts as Administrative Agent considers necessary or reasonable to protect its security interest in the Collateral, to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Administrative Agent appears to be prior or superior to Administrative Agent’s security interest and to pay all expenses incurred in connection therewith.

6.3 Possession of Collateral. Administrative Agent, without a breach of the peace, may enter any of the premises of Debtor and search for, take possession of, remove, keep or store any or all of the Collateral. If Administrative Agent seeks to take possession of any or all of the Collateral by court process, Debtor irrevocably and unconditionally agrees that a receiver may be appointed by a court for such purpose without regard to the adequacy of the security for the Obligations. Administrative Agent shall have the right to remain on Debtor’s premises or cause a custodian to remain thereon in exclusive control of such premises without charge for as long as Administrative Agent deems necessary in order to complete the enforcement of its rights under this Security Agreement. If Administrative Agent seeks possession of any or all of the Collateral by court process, Debtor irrevocably waives (a) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident or condition to such possession; (b) any demand for possession prior to the commencement of any suit or action to recover possession; and (c) any requirement that Administrative Agent retain possession of and not dispose of such Collateral until after trial or final judgment.

6.4 Preparation of Collateral. Administrative Agent may complete processing, manufacturing or repair all or any part of the Collateral prior to a disposition and, for such purpose and for the purpose of removal, Administrative Agent shall have the right to use Debtor’s premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge. Administrative Agent may sell, ship, reclaim, lease or otherwise dispose of all or any part of the Collateral in its condition at the time Administrative Agent obtains possession of such Collateral or after further manufacturing, processing, or repair.

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6.5 Foreclose on Collateral. Administrative Agent may sell, lease or otherwise dispose of the Collateral at either public or private sales, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Debtor’s premises) as is commercially reasonable in the opinion of Administrative Agent. It is not necessary that the Collateral be present at any such sale or that Administrative Agent have obtained possession of the Collateral.

(a) Administrative Agent shall give the Debtor and each holder of a security interest in the Collateral who has filed with Administrative Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made. The notice shall be personally delivered or mailed, postage prepaid, to Debtor as provided in Section 12.2 of this Security Agreement, at least ten (10) calendar days before the date fixed for the sale, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value or is to be sold on a recognized market. Notice to parties other than Debtor claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Administrative Agent. If the sale is to be a public sale, Administrative Agent shall also give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held.

(b) In taking such action Administrative Agent shall have a license to use any trademarks, trade names or all Intellectual Property in disposing of the assets.

6.6 Accounts. With respect to the Accounts, and without limiting Administrative Agent’s rights above:

(a) Administrative Agent may direct any or all Account Debtors to make payment directly to Administrative Agent or to a specified agent of Administrative Agent.

(b) Administrative Agent may demand, collect, receive and give receipts for any and all money and other property due or to become due in connection with the Accounts, in Administrative Agent’s or Debtor’s name.

(c) Administrative Agent may file any claim and take any other action in any court of law or equity which Administrative Agent determines to be appropriate for the purpose of collecting any or all of the Accounts; provided, however, that Administrative Agent shall not be obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any action to collect or enforce the payment of any or all of the Accounts.

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(d) Debtor, at Administrative Agent’s request, shall, and Administrative Agent, at Administrative Agent’s option may, give notice in form acceptable to Administrative Agent, to the Account Debtors: (i) of Debtor’s grant of a security interest in the Accounts to Administrative Agent; and (ii) of such additional information and instructions concerning Administrative Agent’s rights under this Security Agreement as Administrative Agent in Administrative Agent’s good faith business judgment determines to be necessary or appropriate.

(e) Debtor shall, promptly following Administrative Agent’s request, deliver to Administrative Agent the originals of all Accounts Receivable Documentation together with the originals of all instruments, chattel paper, security agreements, guaranties, and other documents and property evidencing or securing the Accounts in the same form as received by Debtor, each of which shall be properly endorsed by Debtor to Administrative Agent, with recourse.

(f) Administrative Agent shall have the right to settle, accept reduced amounts, adjust disputes and claims directly with, and give releases on behalf of Debtor to Account Debtors, upon such terms as Administrative Agent, in Administrative Agent’s good faith business judgment, determines to be appropriate.

(g) Except as otherwise provided by the UCC and except for any of the following arising from Administrative Agent’s or any Lender’s gross negligence or willful misconduct, Administrative Agent and each Lender shall not be directly or indirectly liable or responsible in any way or under any circumstances to Debtor or any other party for: (i) any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account; (ii) any act, omission, error or delay of any kind by Administrative Agent in settling, failing to settle, collecting, or failing to collect any Account, including any act or omission which results in the loss or impairment of the Debtor’s Account, including any act or omission which results in the loss or impairment of the Debtor’s rights against any third person; (iii) settling any Account for less than the full amount hereof; (iv) any failure or delay by Administrative Agent in enforcing or collecting any payment under any Account; or (v) the performance or observance of any or all of Debtor’s duties, obligations, representations, or the warranties under any other agreement or document relating to any or all of the Collateral, including the Accounts.

(h) If for any reason Debtor receives any payment in connection with any of the Accounts following the occurrence and during the continuance of an Event of Default, Debtor: (i) shall immediately pay or deliver such payment to Administrative Agent in the original form in which received by Debtor; (ii) shall endorse to Administrative Agent, with recourse, all checks, drafts, money orders, notes, and other instruments or documents representing such payment; (iii) shall not commingle such payment with any of Debtor’s other funds or property; and (iv) shall hold such payment separate and apart from Debtor’s other funds and property in an express trust for Lenders until paid or delivered to Administrative Agent.

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6.7 Deposit and Investment Accounts. Administrative Agent may deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Deposit Account Control Agreement, Securities Account Control Agreement or similar agreement providing control of any Collateral.

6.8 Collection. Administrative Agent may take possession of and endorse and collect any or all notes, checks, drafts, money orders, or other instruments of payment relating to the Collateral (including payments made under or with respect to any policy of insurance).

6.9 Postponement. Any public sale of any or all of the Collateral may be postponed from time to time by public announcement at the time and place last scheduled for the sale.

6.10 Discharge of Other Claims. Administrative Agent’s sale or disposition of any or all of the Collateral shall transfer to the purchaser all of the Debtor’s rights in such Collateral and discharge all security interests and liens subordinate to Administrative Agent’s security interest in the Collateral, and the purchaser shall acquire such Collateral free of all such subordinate interests and liens.

6.11 Information. Without limiting the generality of this Section 6, it shall conclusively be deemed to be commercially reasonable for Administrative Agent to direct any prospective purchaser of any or all of the Collateral to Debtor to ascertain all information concerning the status of the Collateral.

6.12 Other Disposition. The Administrative Agent’s disposition of any or all of the Collateral in any manner which differs from the procedures specified above shall not be deemed to be commercially unreasonable to the extent such disposition complies with the applicable provisions of the UCC.

6.13 Judicial Action. Administrative Agent may reduce Administrative Agent’s claims for breach of any of the Obligations to judgment and foreclose or otherwise enforce its security interest in any or all of the Collateral by any available judicial procedure. If Administrative Agent has reduced its claims for breach of any of the obligations to judgment, the lien of any levy which may be made on any or all of the Collateral by virtue of any execution based upon such judgment shall relate back to the date of Administrative Agent’s perfection of its security interest in such Collateral. A judicial sale pursuant to such execution shall constitute a foreclosure of Administrative Agent’s security interest by judicial procedure, and Administrative Agent may purchase at such sale and thereafter hold the Collateral free of all rights of Debtor therein.

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6.14 Receiver. Administrative Agent may obtain the appointment of a receiver to take possession of and, at the option of Administrative Agent, to collect, sell or dispose of all or part of the Collateral.

6.15 Discharge Claims. Administrative Agent may discharge claims demands, liens, security interests, encumbrances and taxes affecting any or all of the Collateral and take such other actions as Administrative Agent determines to be necessary or appropriate to protect the Collateral and Administrative Agent’s security interest therein. Administrative Agent, without releasing Debtor or any other party from any of the Obligations, may perform any of the Obligations in such manner and to such extent as Administrative Agent determine to be necessary or appropriate to protect the Collateral and Administrative Agent’s security interest therein.

6.16 Proceeds of Sale. The proceeds of any sale or disposition of the Collateral by Administrative Agent shall be applied in the following order of priority:

(a) First, to all liabilities, obligations, costs, and expenses, including reasonable attorneys’ fees and costs, incurred by Administrative Agent in exercising any of its rights or remedies under this Security Agreement, including the costs and expenses of retaking, holding, and selling any or all of the Collateral and the costs and expenses of enforcing and collecting upon any or all of the Accounts;

(b) Second, to the payment of the Obligations in such order and amounts as Administrative Agent may determine in Administrative Agent’s discretion;

(c) Third, to (i) the satisfaction of indebtedness secured by any subordinate security interest in the Collateral if written demand therefor is received by Administrative Agent before distribution of any such proceeds; and (ii) to the satisfaction of any subordinate attachment lien or execution lien if notice of the levy of attachment or execution is received by Administrative Agent before distribution of any such proceeds. If requested by Administrative Agent the holder of a subordinate security interest in the Collateral shall furnish Administrative Agent with proof of its interest in the Collateral acceptable to Administrative Agent, and unless such holder does so, Administrative Agent shall have no obligation to comply with such holder’s demand; and

(d) Fourth, the surplus, if any, shall be paid to Debtor.

6.17 Remedies Cumulative. The remedies of Administrative Agent, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Administrative Agent, and may be exercised as often as occasion therefor shall arise. No act of omission or commission by Administrative Agent, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Administrative Agent and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

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7. LIABILITY FOR DEFICIENCY. Debtor shall at all times remain liable for any deficiency remaining on the Obligations for which Debtor is liable after any disposition of any or all of the Collateral and after Administrative Agent’s application of any proceeds to the Obligations.

8. POWER OF ATTORNEY. Debtor hereby irrevocably appoints Administrative Agent, with full power of substitution, as Debtor’s attorney-in-fact, coupled with an interest, with full power, in Administrative Agent’s own name or in the name of Debtor to do any or all of the following at any time after the occurrence and during continuation of an Event of Default:

(a) Endorse any checks, drafts, money orders, notes, and other instruments or documents representing or evidencing the Collateral, or proceeds of the Collateral;

(b) Pay or discharge claims, demands, liens, security interests, encumbrances, or taxes affecting or threatened against any or all of the Collateral;

(c) Collect or receive payment of all Accounts, General Intangibles, instruments or other Collateral;

(d) Execute any invoices relating to any Account, any draft against any Account Debtor, any notice to any Account Debtor, any proof of claim in bankruptcy, any notice of lien, claim of mechanic’s, materialman’s or other lien, or assignment or satisfaction of mechanic’s, materialman’s or other lien relating to any item of Collateral;

(e) Grant any extension of time to pay any Account, compromise claims and settle Accounts for less than face value thereof, and execute all releases and other documents in connection therewith;

(f) Commence, prosecute or defend any action or proceeding relating to any of the Collateral;

(g) Receive and open all mail addressed to Debtor and, in the exercise of such right, Administrative Agent shall have the right, in Debtor’s name, to notify the Post Office authorities to change the address for the delivery of mail addressed to Debtor to such other address as Administrative Agent may designate, including Administrative Agent’s address. Administrative Agent shall promptly turn over to Debtor all of such mail not relating to the Collateral;

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(h) Direct any financial institution which is a participant with Administrative Agent in extensions of credit to or for the benefit of Debtor, or which is an institution with which any deposit account or securities account is maintained, to pay to, Administrative Agent all monies on deposit by Debtor with said financial institution which are payable by said financial institution to Debtor, regardless of any loss of interest, charge or penalty as a result of payment before maturity;

(i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral, obtain payment of claim, and make all determinations and decisions with respect to any such policy of insurance, and endorse Debtor’s name on any check, draft, instrument or other item of payment or the proceeds of such policies of insurance;

(j) Instruct any accountant or other third person having custody or control of any books or records belonging or relating to the Collateral to give Administrative Agent full rights of access with respect thereto;

(k) Execute on behalf of Debtor any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease, as lessor or lessee, any real or personal property;

(l) Sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as though Administrative Agent were the owner thereof for all purposes; and

(m) Execute on behalf of Debtor any and all documents and instruments (including notices of assignment) required under the Federal Assignment of Claims Act for the direct payment of Accounts to Administrative Agent.

9. WAIVERS.

9.1 Application of Payments. Debtor waives the right to direct the application of any and all payments or collections at any time or times hereafter received by Administrative Agent on account of any Obligations, and Debtor agrees that Administrative Agent shall have the continuing exclusive right to apply and reapply such payments or collections to the Obligations in any manner as Administrative Agent may deem advisable.

9.2 Notices of Demand, Etc. Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guaranties at any time held by Administrative Agent on which Debtor may in anyway be liable.

9.3 Confidentiality of Accounting. Debtor waives the right to assert a confidential relationship, if any, Debtor may have with any accounting firm and/or service

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bureau in connection with any information requested by Administrative Agent pursuant to or in accordance with this Security Agreement, and agrees that Administrative Agent may contact directly any such accounting firm and/or service bureau in order to obtain such information.

10. ACTIONS. Administrative Agent shall have the right, but not the obligation, to commence, appear in, or defend any action or proceeding which affects or which Administrative Agent determines may affect: (a) the Collateral; (b) Debtor’s or Administrative Agent’s rights or obligations under the Loan Documents; (c) Debtor’s or Administrative Agent’s rights under this Security Agreement; or (d) the Loans. Whether or not Debtor or Borrower is in default under the Loan Documents, Administrative Agent shall at all times have the right to take any and all actions which Administrative Agent in Administrative Agent’s good faith business judgment determines to be necessary or appropriate to protect Administrative Agent’s interest in connection with the Loans.

11. INDEMNITY. Debtor agrees to defend, indemnify and hold harmless Administrative Agent and each Lender and their respective officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party related to or in connection with the transactions contemplated by this Security Agreement, or the Collateral and (b) all losses or expenses in any way suffered, incurred or paid by Administrative Agent or any Lender as a result of or in any way arising out of, following or consequential to the transactions between Lenders and Administrative Agent and Debtor, under this Security Agreement or the Collateral (including without limitation, reasonable attorneys fees and reasonable expenses), except for losses arising from or out of Administrative Agent’s or such Lender’s gross negligence or willful misconduct.

12. MISCELLANEOUS.

12.1 Taxes and Other Expenses Regarding the Collateral. If Debtor fails to pay promptly when due to any person or entity, monies which Debtor is required to pay by reason of any provision in this Security Agreement, Administrative Agent may, but need not, pay the same and charge Debtor’s account therefor, and Debtor shall promptly reimburse Administrative Agent therefor. All such sums shall be Administrative Agent Expenses hereunder. Any payments made by Administrative Agent shall not constitute: (a) an agreement by Administrative Agent to make similar payments in the future, or (b) a waiver by Administrative Agent of any default under this Security Agreement. Administrative Agent need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of the usual official notice for the payment thereof shall he conclusive evidence that the same was validly due and owing.

12.2 Notices. Any notice, demand or request required hereunder shall be made in the, manner set forth in the Credit Agreement.

12.3 Release of Collateral. Administrative Agent shall promptly file UCC termination statements and any other instruments as necessary upon any Disposition by Debtor of any items or item of Collateral, to the extent such Disposition is permitted under the Credit Agreement.

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12.4 Termination. At such time as Debtor shall completely satisfy all of the obligations secured hereunder, Administrative Agent shall execute and deliver to Debtor all instruments as may be necessary or proper to reinvest in Debtor full title to the property assigned hereunder, subject to any disposition thereof which may have been made by Administrative Agent pursuant hereto.

12.5 Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

12.6 Amendment. This Security Agreement may be modified only by a written agreement signed by Debtor and the Administrative Agent.

12.7 Agreement Binding, Assignment. This Security Agreement shall be binding and deemed effective when executed by Debtor and Administrative Agent. This Security Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Debtor may not assign this Security Agreement or any rights hereunder without Administrative Agent’s prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Administrative Agent shall release Debtor or any guarantor from their obligations to Administrative Agent or Lenders. Administrative Agent reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, any Administrative Agent’s rights and benefits hereunder to the extent and in the manner provided for in Section 10.4 of the Credit Agreement. In connection therewith, Administrative Agent or Lenders may disclose all documents and information which Administrative Agent or any Lender now have or hereafter may have relating to Debtor or Debtor’s business, subject to Debtor’s reasonable confidentiality requirements and the provisions of Section 9.3 hereof.

12.8 Article and Section Headings. Article and section headings and article and section numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each article and section applies equally to this entire Security Agreement.

12.9 Conflict or Credit Agreement Modifications. To the extent that there is an explicit conflict between the terms of the Credit Agreement and this Security Agreement, the terms of the Credit Agreement shall control. Any future changes or modifications to the Credit Agreement shall apply to and modify this Security Agreement, to the extent that such change or modification would reasonably be construed to apply to this Security Agreement.

12.10 Construction. Neither this Security Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Administrative Agent, Lenders or Debtor, whether under any rule of construction or otherwise. On the contrary, this Security Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

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12.11 Time of Essence. Time is of the essence of each provision of this Security Agreement.

12.12 No Third Party Beneficiaries. This Security Agreement and the Loan Documents are entered into for the sole protection and benefit of Administrative Agent, any Lenders, Debtor and guarantors (if any), as applicable, and their respective permitted successors and assigns. No other Person shall have any rights or causes of action under this Security Agreement or the Loan Documents.

12.13 Performance of Covenants. Debtor shall perform all of its covenants under this Security Agreement at its sole cost and expense.

12.14 No Waiver by Administrative Agent or Lenders. No waiver by the Administrative Agent or any Lender of any of their rights or remedies in connection with the Loan Documents shall be effective unless such waiver is in writing and signed by the Administrative Agent or Lenders as required by the Credit Agreement.

12.15 Term. This Security Agreement shall continue in full force and effect as long as any of the Obligations are outstanding.

12.16 Severability. Each provision of this Security Agreement shall be severable from every other provision of this Security Agreement for the purpose of determining the legal enforceability of any specific provision.

12.17 Integration. Except as to currently existing obligations of Debtor to Lenders, all prior agreements, understandings, representations, warranties, and negotiations between the parties whether written or oral, if any, relating to the subject matter hereof are merged into this Security Agreement.

12.18 Successors. This Security Agreement shall be binding upon and inure to the benefit of Debtor, the Administrative Agent and the Lenders and their respective permitted successors and assigns.

12.19 Counterparts. This Security Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

[Signature page follows]

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Security Agreement	CRS Retail Technology Group, Inc.

IN WITNESS WHEREOF, Debtor has executed and delivered this Security Agreement, and Administrative Agent has accepted this Security Agreement, on the date first hereinabove written.

CRS RETAIL TECHNOLOGY GROUP, INC., a Utah corporation

By:	/s/ John D. Ireland

Title:	Vice President and General Counsel

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Thomas A. Crandell

Title:	Senior Vice President

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SECURITY AND PLEDGE AGREEMENT

(Stock)

THIS SECURITY AND PLEDGE AGREEMENT (Stock) (this “Pledge Agreement”), is made as of March 30, 2006, by and between CRS RETAIL TECHNOLOGY GROUP, INC., a Utah corporation (“Debtor”), and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”) for all the parties identified as “Lenders” (the “Lenders”) under that certain Credit Agreement dated as of the date hereof (as amended from time to time, the “Credit Agreement”) among the Epicor Software Corporation, a Delaware corporation, as Borrower (the “Borrower”), the Administrative Agent and the Lenders party thereto.

RECITALS

A. Concurrently herewith, Debtor is entering into that certain Guaranty dated as of the date hereof hereof (as amended from time to time, the “Guaranty”) pertaining to the Obligations defined therein.

B. It is a prerequisite to the Lenders entering into the Credit Agreement that Debtor enter into this Pledge Agreement and grant to Administrative Agent, for itself and the ratable benefit of the Lenders, the security interest hereafter provided to secure the Obligations.

C. Debtor, as owner of the assets encumbered hereby, desires to enter into this Pledge Agreement to secure payment and performance of the Obligations.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. For purposes of this Pledge Agreement, the following terms shall have the meanings specified below.

1.1 Administrative Agent. The term “Administrative Agent” shall have the meaning given to such term in the preamble to this Pledge Agreement.

1.2 Bankruptcy Code. The term “Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978 (11 U.S.C. §101-1130) as amended and as hereafter modified.

1.3 Collateral. “Collateral” shall mean, collectively:

(a) All securities, warrants, assets, security entitlements, investment property and other property described in Exhibit A whether now owned or hereafter acquired; provided, that in all instances the pledge of equity interests of any Subsidiary formed in a jurisdiction other than the United States (a “Foreign Subsidiary”) shall be limited to 66.66% of such equity interests) subject to the terms and conditions as are provided in Sections 3, 4 and 8 below;

Stock Pledge Agreement	CRS Retail Technology Group, Inc.

(b) All proceeds, and revenues of or from the personal property described in Exhibit A attached hereto, all substitutions for such personal property, and all additions thereto (collectively, the “Collateral Revenues”), including (i) stock rights, rights to subscribe, liquidating dividends, stock dividends, cash dividends, interest, stock splits, warrants, options, conversion rights, puts, calls, new securities and other property to which Debtor is or may hereafter become entitled to receive on account of such personal property; and (ii) all Proceeds of such personal property which consist of accounts, contract rights, instruments, documents, chattel paper, inventory, goods, merchandise, equipment, and general intangibles as these terms are defined in the UCC; and

(c) All Collateral Records.

1.4 Collateral Records. The term “Collateral Records” shall mean all of Debtor’s existing and hereafter acquired books, records, data and other documents relating to the assets referred to in Section 1.3(a) and (b).

1.5 Event of Default. “Event of Default” shall have the meaning given to such term in Section 7 of this Pledge Agreement.

1.6 Governmental Authority. The term “Governmental Authority” shall mean (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (c) any court, administrative tribunal or public utility.

1.7 Lenders. The term “Lenders” shall have the meaning given to such term in the preamble to this Pledge Agreement.

1.8 Lender Expenses. The term “Lender Expenses” means all costs and expenses incurred by Administrative Agent or Lenders in connection with this Pledge Agreement or the Credit Agreement or the Loan Documents or the transactions contemplated thereby, including, without limitation, (i) all costs or expenses required to be paid by Debtor under this Pledge Agreement which are paid or advanced by Administrative Agent or Lenders; (ii) all costs or expenses required to be paid by Debtor under the Credit Agreement which are paid or advanced by Administrative Agent or Lenders; (iii) taxes and insurance premiums of every nature and kind of Debtor paid by Administrative Agent or Lenders; (iv) filing, recording, publication, search fees, appraiser fees, auditor fees paid or incurred by Administrative Agent or Lenders in connection with Administrative Agent’s transactions with Debtor; (v) costs and expenses incurred by Administrative Agent or Lenders in collecting or realizing upon the Collateral (with or without suit), to correct any default or enforce any provision of this Pledge Agreement, costs and expenses of suit incurred by Administrative Agent in enforcing or defending this Pledge Agreement or any portion hereof; and (vi) reasonable attorneys’ fees and expenses incurred by Administrative Agent or Lenders in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Pledge Agreement,

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any portion hereof, any agreement related hereto, or any of the transactions contemplated hereby, whether or not suit is brought, and including, but not limited to, any expenses incurred in any proceedings or case in the U.S, bankruptcy courts in enforcing or defending its rights in its collateral, under this Pledge Agreement or under any note or other document executed in connection with this Pledge Agreement.

1.9 Lien. The term “Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement (including in the nature of cash collateral accounts or security interests), encumbrance, lien (statutory or other), fixed or floating charge, or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

1.10 Obligations. The term “Obligations” shall have the meaning given to such term in the Credit Agreement and the Guaranty, and shall include all debts, obligations, and liabilities whether Debtor may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable, including all attorneys’ fees and costs now or hereafter payable by Debtor to the Lenders under the Loan Documents or in connection with the collection and enforcement of such debts, obligations and liabilities. Notwithstanding anything to the contrary contained in this Pledge Agreement, this Pledge Agreement shall not secure and the term “Obligations” shall not include any debts that are or may hereafter constitute “consumer credit” which is subject to the disclosure requirements of the federal Truth-In Lending Act (15 U.S.C. Section 1601, et seq.) or any similar state law in effect from time to time, unless Administrative Agent and Debtor shall otherwise agree in a separate written agreement.

1.11 Pledge Agreement. The term “Pledge Agreement” shall mean this Pledge Agreement, any concurrent or subsequent rider to this Pledge Agreement and any extensions, supplements, amendments or modifications to this Pledge Agreement and/or to any such rider.

1.12 Proceeds. The term “Proceeds” shall have the meaning provided in the UCC and shall include without limitation whatever is received upon the sale, lease, exchange, collection or other disposition of Collateral or proceeds, including, without limitation, proceeds of insurance covering Collateral, tax refunds, and any and all accounts, notes, instruments, chattel paper, equipment, money, deposit accounts, goods, or other tangible and intangible property of Debtor resulting from the sale or other disposition of the Collateral, and the proceeds thereof.

1.13 UCC. The term “UCC” shall mean the California Uniform Commercial Code, as amended from time to time.

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1.14 Other Terms. All terms with an initial capital letter that are used but not defined in this Pledge Agreement shall have the respective meanings given to such terms in the Credit Agreement and in Articles 8 and 9 of the UCC, respectively, as applicable.

2. GRANT OF SECURITY INTEREST IN COLLATERAL. As security for the prompt and complete payment and performance of all the Obligations, Debtor hereby grants to Administrative Agent for itself and on behalf of and for the ratable benefit of the Lenders, a first priority security interest (subject to Permitted Liens in favor of any Governmental Authority, which pursuant to the statute or law and other applicable law creating such Lien, have priority over any Lien granted in this Pledge Agreement) in all of Debtor’s right, title and interest in, to and under the Collateral.

3. DELIVERY OF COLLATERAL AND VOTING.

3.1 Collateral Delivery.

(a) Initial Delivery of Collateral. Concurrently with Debtor’s execution of this Pledge Agreement and delivery of this Pledge Agreement to the Administrative Agent, Debtor shall deliver physical possession to the Administrative Agent of every stock certificate, document, instrument and chattel paper which constitutes Collateral and obtain the fully executed Consent in the form attached hereto as Exhibit B. Any such items of Collateral that are certificated securities shall be duly endorsed in blank without restriction or with a duly executed assignment separate from certificate (stock power) duly endorsed in blank without restriction and with all necessary transfer tax stamps affixed. To the extent that Debtor delivers to Administrative Agent one or more stock certificates each of which (“Foreign Subsidiary Certificate”) reflects an equity interest in any Foreign Subsidiary in excess (“Excess Equity Interest”) of the percentage set forth in Section 1.2(c) above (“Designated Percentage Interest”), Administrative Agent will be entitled to hold such Foreign Subsidiary Certificate to reflect and perfect its security interest in 66.66% of the Equity Interest in the Foreign Subsidiary, unless and until Debtor delivers to Administrative Agent a (i) replacement certificate reflecting the Designated Percentage Interest; and (ii) an acceptable legal opinion from a law firm reasonably acceptable to Agent that the replacement certificate was properly issued and is fully paid for and properly reflects the Designated Percentage interest in the subject entity and may be delivered to Administrative Agent as collateral. (Such replacement certificates when delivered or provided herein as referred to as the “Replacement Foreign Subsidiary Certificate”).

(b) Future Delivery of Collateral. If at any time after the date of this Pledge Agreement, Debtor obtains possession of any certificate or instrument constituting or representing any item of Collateral, (i) Debtor shall immediately deliver or arrange for the immediate delivery of such certificate or instrument to Administrative Agent; (ii) to the extent such item represents a certificated security, Debtor shall duly endorse such certificate in blank without restriction or deliver a duly executed assignment separate from certificate (stock power) duly endorsed in blank without restriction and with all necessary transfer tax stamps affixed; and (iii) Debtor shall hold such Collateral separate and apart from Debtor’s other funds and property in an express trust for the benefit of the Administrative Agent until paid or delivered to the Administrative Agent.

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(c) Uncertificated Securities. If any item of Collateral is an uncertificated security, Debtor shall either (i) procure the issuance of a security certificate to represent such Collateral and endorse and deliver such certificate as required by Section 3.1(a) above; or (ii) cause the issuer thereof to register the Administrative Agent as the registered owner of such uncertificated security; or (iii) cause the issuer thereof to enter into an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Administrative Agent, the registered owner of such security, and the issuer to the effect that the issuer will comply with instructions originated by the Administrative Agent without further consent by the registered owner; or (iv) cause the security to be credited to a securities account and execute an agreement in form reasonably acceptable to Administrative Agent to permit Administrative Agent to gain control of such asset.

3.2 Control. If any Collateral is not capable of being delivered, Debtor shall deliver to Administrative Agent such financing statements or other instruments as are deemed necessary by Administrative Agent to enable it to perfect its security interest in such Collateral and obtain “control” or “possession” of such Collateral under applicable law.

3.3 Pledge under Foreign Law. To the extent that the pledge of the item of Collateral is governed by the laws of a jurisdiction other than a state of the United States, Debtor shall, in lieu of compliance with the other provisions of this Section 3, enter into such agreements and documents as are reasonably necessary to accomplish the pledge of such Collateral to Administrative Agent.

3.4 Voting. Provided that no Event of Default has occurred and is continuing, Debtor shall have the right to exercise all voting rights and other consensual rights and powers with respect to the Collateral for any purpose not inconsistent with the terms of this Pledge Agreement and the other Loan Documents; provided, however, that (a) Debtor shall not exercise any such right or power if, in Administrative Agent’s discretion, such action would have an adverse effect on the value of the Collateral or impair or otherwise adversely affect the security interest or other rights of the Administrative Agent under this Pledge Agreement; and (b) Debtor shall not be permitted to trade, invest, or sell the Financial Assets (as such term is defined in Article 8 of the UCC) without the prior written consent of the Administrative Agent.

4. DISPOSITION OF COLLATERAL REVENUES.

4.1 Delivery to Debtor; No Event of Default. Provided that no Event of Default has occurred and is continuing, the Collateral Revenues shall be retained by Debtor to the extent provided in Section 4.3 below.

4.2 Occurrence of Event of Default. If an Event of Default has occurred and is continuing, the Administrative Agent shall have the right to hold and apply the Collateral Revenues as provided below.

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4.3 Payment of Cash Dividends and Interest. Provided that no Default or Event of Default shall have occurred and be continuing, Debtor shall be entitled to receive all cash dividends and interest payable in connection with the Collateral, except for the following, which are referred to as “Liquidation Dividends,” for (a) cash dividends paid or payable in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus, or paid-in capital of the issuer of such Collateral; and (b) cash paid, payable, or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral. If at any time and for any reason Debtor receives any Collateral Revenues other than those that Debtor is entitled to receive under this Section 4.3, Debtor (i) shall immediately deliver such Collateral Revenues to the Administrative Agent in the original form received by Debtor; (ii) shall execute and deliver to the Administrative Agent such documents of transfer respecting such Collateral Revenues as the Administrative Agent may require, including an endorsement in blank of any certificate evidencing such Collateral Revenues; (iii) shall not commingle such Collateral Revenues with any of Debtor’s other funds or property; and (iv) shall hold such Collateral Revenues separate and apart from Debtor’s other funds and property in an express trust for Administrative Agent until paid or delivered to the Administrative Agent. Notwithstanding the foregoing, to the extent that the Administrative Agent holds a Foreign Subsidiary Certificate which reflects an Excess Equity Interest, Administrative Agent may receive and collect all Liquidation Dividends payable in connection with the entire Foreign Subsidiary Certificate. Administrative Agent shall refund to Debtor any Liquidation Dividends allocable to the Excess Equity Interest.

5. COVENANTS REPRESENTATIONS AND WARRANTIES.

5.1 Debtor’s Covenants. Notwithstanding anything to the contrary contained in the other Loan Documents (and subject to Section 15.11 below), Debtor hereby covenants and agrees that during the term hereof and until all Obligations are fully paid and performed:

(a) Liens. Except for the Lien provided to Administrative Agent, Debtor shall at all times keep the Collateral free of all Liens other than the security interest of the Administrative Agent or Permitted Liens in favor of any Governmental Authority which pursuant to statute or law creating such Lien and other applicable law, have priority over any Lien granted under this Pledge Agreement.

(b) Further Assurances. Debtor shall deliver to Administrative Agent promptly or ensure that Administrative Agent promptly receives (i) all Collateral that Debtor is obligated to deliver to the Administrative Agent under Section 3.1 above; (ii) all financing statements and all other documents that Administrative Agent deems necessary or desirable to evidence the transfer and pledge of the Collateral to Administrative Agent as provided in this Pledge Agreement; (iii) except as otherwise expressly provided in this Pledge Agreement, all Collateral Revenues; (iv) such specific acknowledgments, assignments, stock or bond powers, Regulation U Statement of Purpose forms, and other documents as the Administrative Agent may request relating to the Collateral; and (v) copies of records and other reports relating to the Collateral in such form and detail and at such times as the Administrative Agent may from time to time require.

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(c) Changes in Collateral. Debtor shall give prompt notice to Administrative Agent of any threatened or asserted dispute or claim with respect to the Collateral, which could reasonably be expected to materially and adversely affect the Collateral.

(d) Subsidiaries. If there is a material recapitalization or restructure or acquisition of the equity interest in any Subsidiaries of Debtor, Debtor shall take such action as is necessary so that Administrative Agent shall have and retain (i) 100% of the equity interest in all domestic Material Subsidiaries wholly-owned by Debtor and organized under the laws of the United States or any state or jurisdiction thereof, and (ii) 66.66% of the equity interests of any First Tier Foreign Subsidiary.

(e) Perfection. From time to time upon Administrative Agent’s request, Debtor (i) shall execute and deliver to Administrative Agent, and give, file or record, at Debtor’s expense, all notices and other documents that Administrative Agent deems necessary or appropriate in order for the Administrative Agent to maintain a first priority (subject to Liens (including tax liens) in favor of any Governmental Authority which pursuant to statute or law creating such Lien and other applicable law, have priority over any Lien granted under this Pledge Agreement) perfected security interest in the Collateral; and (ii) shall perform such other acts, and execute and deliver to Administrative Agent such additional assignments, agreements, instruments and other documents, as Administrative Agent may request in connection with the administration and enforcement of this Pledge Agreement or the Administrative Agent’s exercise of any or all of its rights, powers and remedies under this Pledge Agreement.

(f) Litigation Cooperation. Debtor, at its expense, shall appear in and defend any action or proceeding which may materially and adversely affect Debtor’s title to all or part of the Collateral or Administrative Agent’s security interest in the Collateral.

(g) Changes. Without prior written notice to Administrative Agent, Debtor will not change its name, mailing address, or its state of incorporation.

5.2 Debtor’s Representations. Debtor represents and warrants to Administrative Agent and Lenders as follows:

(a) Ownership of Collateral. Debtor is the sole legal and beneficial owner of the Collateral, free and clear of all Liens, except for the security interest in favor of Administrative Agent under this Pledge Agreement and Permitted Liens currently existing in favor of any foreign governmental authority, which to the best of Debtor’s knowledge do not currently exist.

(b) Status of Collateral. All of the Collateral consisting of securities has been duly and validly issued and is fully paid for and non-assessable. Except for Collateral that Debtor has previously disclosed to Agent as “restricted securities” or securities held by an

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“affiliate” (as such terms are defined in Rule 144 under the Securities Act of 1933, as amended), including Collateral consisting of the stock of any subsidiary of Debtor, or as may be specifically stated to the Agent in writing prior to the date of this Pledge Agreement, all of the Collateral is transferable without prior notice to, or approval or consent from, any person or governmental or regulatory authority, and there exists no condition or restriction or restrictive legend to or affecting the transfer of the Collateral.

(c) Authority to Pledge. Debtor has full rights and authority to pledge the Collateral in the manner hereby specified; and (except for approvals which have already been obtained) no consent of any governmental body or regulatory authority is necessary for the rights created hereunder to be valid.

(d) Continuing Warranties. Debtor’s warranties and representations set forth in this Section 5 and in any exhibit hereto shall be true and correct at the time of execution of this Pledge Agreement by Debtor and at the time Debtor requests or receives any advance under the Credit Agreement.

(e) Subsidiaries. The assets described in Exhibit A as of the time of this Pledge Agreement are all of the issued and outstanding equity interests of CRS Retail Systems, Inc.

(f) Warranties and Representations Cumulative. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Debtor shall give, or cause to be given, to Administrative Agent or Lenders, either now or hereafter.

6. DUTY OF ADMINISTRATIVE AGENT TO COOPERATE WITH READJUSTMENTS. Administrative Agent agrees to cooperate with Debtor to maintain the percentage interests set forth in 5.1(a) by adjusting the outstanding equity interests pledged hereunder in the event there is a recapitalization, restructure or acquisition of equity interests by Debtor relating to any of its Subsidiaries.

7. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default under this Pledge Agreement, at the option of the Administrative Agent.

7.1 Breach of Pledge Agreement. (i) Any representation or warranty hereunder proves to have been incorrect in any material respect when made or deemed made, (ii) Debtor breaches any provision of this Pledge Agreement which cannot be cured or (iii) the breach by Debtor of any other provision of this Pledge Agreement that remains uncured for a period of thirty (30) days.

7.2 Breach of Other Agreements. The occurrence and continuance of an Event of Default under the Credit Agreement.

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7.3 Lien Priority. Administrative Agent shall cease to have a valid and perfected first priority (subject to Permitted Liens in favor of any Governmental Authority which pursuant to statute or law creating such Lien and other applicable law, have priority over the Lien granted in this Pledge Agreement) lien upon any material item of the Collateral purported to be covered by such security interest.

7.4 Seizure of Assets. If all or any material item(s) of the Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon and such action can reasonably be expected to cause a Material Adverse Effect.

8. ADMINISTRATIVE AGENT’S RIGHTS AND REMEDIES ON DEFAULT. The exercise of remedies hereunder shall be made by Administrative Agent on behalf of itself and for the ratable benefit of the Lenders upon the terms and conditions contained herein. If an Event of Default shall have occurred and be continuing and not been cured or waived in accordance with the terms hereof or the Credit Agreement, Administrative Agent shall have the following rights and powers and may, at Administrative Agent’s option, without notice of its election and without demand to the extent permitted by Section 8.3 of the Credit Agreement, do any one or more of the following, all of which are hereby authorized by Debtor:

8.1 UCC Rights. The Administrative Agent shall have all of the rights and remedies of a secured party under the UCC and under all other applicable laws.

8.2 Acceleration. Administrative Agent may declare any or all of the Obligations to be immediately due and payable.

8.3 Extensions of Credit. Lenders may discontinue advancing money or extending credit to or for the benefit of Debtor in connection with the Credit Agreement or under any other document agreement between Administrative Agent, Lenders and Debtor.

8.4 Assembly of Collateral. The Administrative Agent may require Debtor to assemble the Collateral and make it available to the Administrative Agent at a place designated by the Administrative Agent.

8.5 Possession of Collateral. The Administrative Agent, without a breach of the peace, may enter any of the premises of Debtor and search for, take possession of, remove, keep or store any or all of the Collateral. If the Administrative Agent seeks to take possession of any or all of the Collateral by court process, Debtor irrevocably and unconditionally agrees that a receiver may be appointed by a court for such purpose without regard to the adequacy of the security for the Obligations.

8.6 Foreclose on Collateral. The Administrative Agent shall have the right to sell and dispose of the Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Administrative Agent may deem satisfactory. The Administrative Agent may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a

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type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same, absolutely free from any right or claim of whatsoever kind. The Administrative Agent is authorized, at any such sale, if it deems it advisable so to do, to restrict the prospective bidders or purchasers of any of the Collateral to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or sale of any of the Collateral. Upon any such sale the Administrative Agent shall have the right to deliver, assign, and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold free from any claim or right of whatsoever kind of Debtor or any other Person, including any equity or right of redemption of Debtor, who, to the extent permitted by law, specifically waives any now existing or hereafter acquired rights of redemption, stay or appraisal. The Administrative Agent shall give Debtor: (i) ten (10) days written notice of its intention to make any such public or private sale; or (ii) two (2) days notice of any sale at a broker’s board or on a securities exchange. Such notice, in case of a public sale, shall state the time and place fixed for such sale, and, in case of sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof being so sold, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may determine. The Administrative Agent shall not be obligated to make any such sale pursuant to any such notice. The Administrative Agent may, without notice or publication, postpone any public or private sale or cause the same to be postponed from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so postponed. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the selling price is paid by the purchaser thereof, but the Administrative Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. To the extent that Administrative Agent holds any Foreign Subsidiary Certificate which reflects an Excess Equity Interest, Administrative Agent may foreclose on such certificate in any manner permitted by applicable law or as specified in this Section 8 as regards any item of Collateral. Upon any sale of such Certificate, Administrative Agent will release to Debtor any consideration received in return for the sale of the Excess Equity Interest.

8.7 Judicial Action. The Administrative Agent, in its discretion, may proceed by a suit or suits at law or in equity to foreclose its security interests in the Collateral under a judgment or decree of a court or courts of competent jurisdiction. Debtor agrees that any disposition of Collateral by way of a private placement or other method which, in the opinion of the Administrative Agent, is required or advisable under federal and state securities laws is commercially reasonable.

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Stock Pledge Agreement	CRS Retail Technology Group, Inc.

8.8 Collateral Revenues. Debtor’s rights, if any, to receive any Collateral Revenues shall automatically cease, and all Collateral Revenues shall be paid to the Administrative Agent. Any and all Collateral Revenues received by the Administrative Agent may be retained by the Administrative Agent as additional Collateral or, in the Administrative Agent’s discretion, maybe applied toward the satisfaction of the Obligations. In such event the Administrative Agent shall have the right and power to receive, endorse and collect all checks and other orders for payment of money made payable to Debtor representing any dividend or other distribution payable or distributable in respect of any Collateral.

8.9 Information. Without limiting the generality of this Section 8, it shall conclusively be deemed to be commercially reasonable for the Administrative Agent to direct any prospective purchaser of any or all of the Collateral to Debtor to ascertain all information concerning the status of the Collateral.

8.10 Commercially Reasonable Actions by Administrative Agent. Debtor acknowledges that it may be impracticable or extremely difficult to effect a public sale of all or part of the Collateral by reason of certain restrictions contained in state and federal securities laws, as now or hereafter in effect. Because of such restrictions, and without limiting the generality of this Section 8, it shall conclusively be deemed to be commercially reasonable for the Administrative Agent to do any or all of the following:

(a) To resort to one or more private sales to a single purchaser or a restricted group of purchasers who may be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof; and

(b) To impose restrictions and conditions with respect to (i) the ability of a purchaser or bidder to bear the economic risk of an investment in the Collateral; (ii) the knowledge and experience of business and financial matters of a purchaser or bidder; (iii) the access of a purchaser or bidder to information regarding the Collateral; and (iv) such other matters as the Administrative Agent determines to be necessary or advisable to comply with any state or federal securities laws.

8.11 No Registration Required. Debtor acknowledges that some or all of the conditions and restrictions which may be imposed by the Administrative Agent pursuant to Section 8.10 above may result in reduced proceeds being received upon the sale of the Collateral than would otherwise have been obtained. The Administrative Agent shall have no obligation to delay the sale of any or all of the Collateral for the period of time necessary to permit registration by the issuer of any securities comprising the Collateral, even if such registration would be possible under applicable state and federal securities law.

8.12 Other Procedures. The Administrative Agent’s disposition of any or all of the Collateral in any manner which differs from the procedures specified in this Section 8 shall not be deemed to be commercially unreasonable.

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Stock Pledge Agreement	CRS Retail Technology Group, Inc.

8.13 Foreclosure. If the Administrative Agent has reduced its claims for breach of any of the obligations to judgment, the lien of any levy which may be made on any or all of the Collateral by virtue of any execution based upon such judgment shall relate back to the date of the Administrative Agent’s perfection of its security interest in such Collateral. A judicial sale pursuant to such execution shall constitute a foreclosure of the Administrative Agent’s security interest by judicial procedure, and the Administrative Agent may purchase at such sale and thereafter hold the Collateral free of all rights of Debtor therein.

8.14 Discharge Claims. The Administrative Agent may discharge claims, demands, liens, security interests, encumbrances and taxes affecting any or all of the Collateral and take such other actions as the Administrative Agent determines to be necessary or appropriate to protect the Collateral and the Administrative Agent’s security interest therein. The Administrative Agent, without releasing Debtor or any other Person from any of the Obligations, may perform any of the Obligations in such manner and to such extent as the Administrative Agent determines to be necessary or appropriate to protect the Collateral and the Administrative Agent’s security interest therein,

8.15 Proceeds of Sale. The proceeds of any sale or disposition of the Collateral by the Administrative Agent shall be applied in the following order of priority:

(a) First, to all liabilities, obligations, costs, and expenses, including reasonable attorneys’ fees and costs, incurred by the Administrative Agent in exercising any of its rights or remedies under this Pledge Agreement, including the costs and expenses of retaking, holding, and selling any or all of the Collateral;

(b) Second, to the payment of the Obligations in such order and amounts as the Administrative Agent may determine in its discretion as more fully set forth in the Credit Agreement;

(c) Third, to (i) the satisfaction of indebtedness secured by any subordinate security interest in the Collateral if written demand therefor is received by the Administrative Agent before distribution of any such proceeds; and (ii) to the satisfaction of any subordinate attachment lien or execution lien pursuant to subdivision (b) of Section 701.040 of the Code of Civil Procedure if notice of the levy of attachment or execution is received by the Administrative Agent before distribution of any such proceeds. If requested by the Administrative Agent, the holder of a subordinate security interest in the Collateral shall furnish the Administrative Agent with proof of its interest in the Collateral acceptable to the Administrative Agent, and unless such holder does so, the Administrative Agent shall have no obligation to comply with such holder’s demand; and

(d) Fourth, the surplus, if any, shall be paid to Debtor.

8.16 Voting Rights. The Administrative Agent may exercise any or all warrants, options, conversion rights, puts, calls, voting rights, and other rights with respect to any or all of the Collateral (collectively the “Voting and Stock Rights”) in such manner and to such

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extent as the Administrative Agent in its discretion determines to be necessary or appropriate, and Debtor’s rights and authority to exercise the Voting and Stock Rights shall automatically terminate upon the occurrence and during the continuance of an Event of Default. Notwithstanding anything to the contrary contained in this Pledge Agreement, the Administrative Agent shall have no obligation to exercise any or all Voting and Stock Rights, and the Administrative Agent shall have no liability or responsibility of any kind to Debtor or any other party for the Administrative Agent’s exercise or delay or failure to exercise any or all of the Voting and Stock Rights. In connection with the Administrative Agent’s exercise of any or all of the Voting and Stock Rights, the Administrative Agent shall have the right (a) to deposit or surrender control of any or all of the Collateral to any third Person; (b) to accept other property in exchange for the Collateral; and (c) to take such other actions as the Administrative Agent in its discretion determines to be necessary or appropriate.

9. LIABILITY FOR DEFICIENCY. Debtor shall at all times remain liable for any deficiency remaining on the Obligations, and is liable after any disposition of any or all of the Collateral and after the Administrative Agent’s application of any proceeds to the Obligations.

10. POWER OF ATTORNEY. Debtor irrevocably appoints the Administrative Agent, with full power of substitution, as Debtor’s attorney-in-fact, coupled with an interest, with full power, in the Administrative Agent’s own name or in the name of Debtor:

10.1 At any time after the occurrence and during the continuation of an Event of Default, to do any or all of the following:

(a) Endorse any checks, drafts, money orders, notes, and other instruments or documents representing or evidencing the Collateral;

(b) Pay or discharge claims, demands, liens, security interests, encumbrances, or taxes affecting or threatening the Collateral;

(c) Receive payment of all Collateral Revenues;

(d) Commence, prosecute or defend any suit, action or proceeding relating to any or all of the Collateral;

(e) Instruct any accountant or other third Person having custody or control of any Collateral Records to deliver such records to the Administrative Agent; and

(f) Sell, transfer, pledge, make any agreement with respect to, or otherwise deal with the Collateral as though the Administrative Agent were the owner thereof for all purposes.

10.2 To execute any security agreement, assignment, notice, and all other documents which the Administrative Agent, in its discretion, determines to be necessary or appropriate in order to (a) perfect or maintain the Administrative Agent’s security interest in the Collateral; (b) exercise any or all of the Administrative Agent’s rights under this Pledge Agreement; or (c) to consummate or effectuate any of the transactions contemplated by this Pledge Agreement.

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Stock Pledge Agreement	CRS Retail Technology Group, Inc.

11. WAIVERS. Debtor hereby waives presentment, demand for payment, protest, notice of demand, dishonor, protest and nonpayment, and all other notices and demands in connection with the delivery, acceptance, performance, default under, and enforcement of the Obligations. Debtor waives the right to assert any statute of limitations as a defense to the enforcement of any of the Obligations to the fullest extent permitted by law.

12. CUMULATIVE REMEDIES. The Administrative Agent’s rights and remedies under this Pledge Agreement are cumulative with and in addition to all other rights and remedies which the Administrative Agent may have in connection with the Loans. The Administrative Agent may exercise any one or more of its rights and remedies under this Pledge Agreement at the Administrative Agent’s option and in such order as the Administrative Agent may determine in its discretion. The Administrative Agent may exercise its rights under this Pledge Agreement from time to time and at such times as the Administrative Agent may determine.

13. ACTIONS. The Administrative Agent shall have the right, but not the obligation, to commence, appear in, or defend any action or proceeding which affects or which the Administrative Agent determines may affect (a) the Collateral; (b) Debtor’s or the Administrative Agent’s rights or obligations under the Loan Documents; (c) Debtor’s or the Administrative Agent’s rights under this Pledge Agreement; or (d) the Loans. Whether or not an Event of Default has occurred under any of the Loan Documents, the Administrative Agent shall at all times have the right to take any and all actions which the Administrative Agent in its discretion determines to be necessary or appropriate to protect the Administrative Agent’s interest in connection with the Loan.

14. INDEMNITY. Debtor agrees to defend, indemnify and hold harmless Administrative Agent, each Lender and their respective officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party related to or in connection with the transactions contemplated by this Pledge Agreement or the Collateral, and (b) all losses or expenses in any way suffered, incurred, or paid by Administrative Agent and any Lender as a result of or in any way arising out of, following or consequential to the transactions between Administrative Agent and Lenders and Debtor under this Pledge Agreement or the Collateral (including without limitation, reasonable attorneys fees and reasonable expenses), except for losses arising from or out of Administrative Agent’s or such Lender’s gross negligence or willful misconduct.

15. GENERAL.

15.1 Taxes and Other Expenses Regarding the Collateral. If Debtor fails to pay promptly when due to any person or entity monies which Debtor is required to pay by reason of any provision in this Pledge Agreement, Administrative Agent may, but need not, pay the same

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and charge Debtor’s account therefor, and Debtor shall promptly reimburse Administrative Agent therefor. Any payments made by Administrative Agent shall not constitute: (a) an agreement by Administrative Agent to make similar payments in the future, or (b) a waiver by Administrative Agent of any default under this Pledge Agreement. Administrative Agent need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

15.2 Notices. Any notice, demand or request required hereunder shall be made in the manner set forth in the Credit Agreement.

15.3 Release of Collateral. Administrative Agent shall promptly file UCC termination statements and any other instruments as necessary upon any Disposition by Debtor of any items or item of Collateral, to the extent such Disposition is permitted under the Credit Agreement.

15.4 Termination. At such time as Debtor shall completely satisfy all of the Obligations secured hereunder, Administrative Agent shall execute and deliver to Debtor all instruments as may be necessary or proper to reinvest in Debtor full title to the property assigned hereunder, subject to any disposition thereof which may have been made by Administrative Agent pursuant hereto.

15.5 Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

15.6 Amendment. This Pledge Agreement may be modified only by a written agreement signed by Debtor and the Administrative Agent.

15.7 Agreement Binding; Assignment. This Pledge Agreement shall be binding and deemed effective when executed by Debtor and Administrative Agent. This Pledge Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Debtor may not assign this Pledge Agreement, or any rights hereunder without Administrative Agent’s prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Administrative Agent shall release Debtor from its obligations to Administrative Agent. Administrative Agent and each Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Administrative Agent’s or such Lender’s rights and benefits hereunder to the extent and in the manner provided for in Section 10.4 of the Credit Agreement. In connection therewith, Administrative Agent may disclose all documents and information that Administrative Agent now has or hereafter may have relating to Debtor or Debtor’s business subject to Debtor’s reasonable confidentiality requirements.

15.8 Time of Essence. Time is of the essence of each provision of the Loan Documents.

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15.9 Article and Section Headings. Article and section headings and article and section numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each article and section applies equally to this entire Pledge Agreement.

15.10 Construction. Neither this Pledge Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Administrative Agent or Debtor, whether under any rule of construction or otherwise. On the contrary, this Pledge Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

15.11 Conflict or Credit Agreement Modifications. To the extent that there is an explicit conflict between the terms of the Credit Agreement and this Pledge Agreement, the terms of the Credit Agreement shall control. Any future changes or modifications to the Credit Agreement, shall apply to and modify this Pledge Agreement, to the extent that such change or modification would reasonably be construed to apply, to this Pledge Agreement.

15.12 Performance of Covenants. Debtor shall perform all of its covenants under this Pledge Agreement at its sole cost and expense.

15.13 Term. This Pledge Agreement shall continue in full force and effect as long as any of the Obligations are outstanding and until terminated by written agreement of the Administrative Agent.

15.14 Severability. Each provision of this Pledge Agreement shall be severable from every other provision of this Pledge Agreement for the purpose of determining the legal enforceability of specific provision. Without limiting the generality of the preceding sentence, if the Administrative Agent’s security interest in any part of the Collateral is held to be unlawful, void, voidable or unenforceable for any reason, such defect shall in no way affect the validity or enforceability of the remaining terms and conditions of this Pledge Agreement.

15.15 No Third Party Beneficiaries. The Loan Documents are entered into for the sole protection and benefit of Lenders, Debtor and Administrative Agent, as applicable, and their respective permitted successors and assigns. No other Person shall have any rights or causes of action under the Loan Documents.

15.16 Counterparts. This Pledge Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together shall constitute the same instrument.

15.17 No Waiver By Administrative Agent. No waiver by the Administrative Agent or any of its rights or remedies in connection with the Obligations or any of the terms and conditions of the Loan Documents shall be effective unless such waiver is in writing and signed by the Administrative Agent.

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16. AMENDMENT. This Pledge Agreement may be modified only by a written agreement signed by Debtor and Administrative Agent.

17. ADDITIONAL WAIVERS OF DEBTOR. Notwithstanding the rights given to Debtor pursuant to California Civil Code Sections 1479 and 2822 (and any amendments or successors thereto), to designate how payments will be applied, Debtor irrevocably waives such rights, and the Administrative Agent shall have the right in its discretion to determine the order and method of the application of payments received from Debtor or from the sale or disposition of the Collateral and to revise such application prospectively or retroactively at its discretion (notwithstanding any entry by the Administrative Agent on its books). Debtor waives any right to require the Administrative Agent (a) to proceed against any Person; (b) to exhaust any Collateral; or (c) to pursue any remedy in the Administrative Agent’s power in any order or whatsoever.

18. ENTIRE AGREEMENT. The Loan Documents contain the entire agreement between the Administrative Agent and Debtor concerning the subject matter of the Loan Documents and supersede all prior and contemporaneous agreements, statements, understandings, terms, conditions, representations and warranties, whether oral or written, made by the Administrative Agent or Debtor concerning the Loans.

[Signature page follows]

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All terms and conditions set forth in the Exhibits and any Addendum(s) attached to this Pledge Agreement are incorporated by this reference.

DEBTOR:

CRS RETAIL TECHNOLOGY GROUP, INC., a Utah corporation

By.	/s/ John D. Ireland

Title:	Vice President and General Counsel

ADMINISTRATIVE AGENT:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By.	/s/ Thomas A. Crandell

Title:	Senior Vice President

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SECURITY AND PLEDGE AGREEMENT

(Stock)

THIS SECURITY AND PLEDGE AGREEMENT (Stock) (this “Pledge Agreement”), is made as of March 30, 2006, by and between EPICOR SOFTWARE CORPORATION, a Delaware corporation (“Debtor”), and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”) for all the parties identified as “Lenders” (the “Lenders”) under that certain Credit Agreement dated as of the date hereof (as amended from time to time, the “Credit Agreement”) among the Debtor, as Borrower, the Administrative Agent and the Lenders party thereto.

RECITALS

A. Concurrently herewith, Debtor is entering into the Credit Agreement pursuant to which Lenders provide Debtor with a senior term loan facility and a senior revolving credit facility (including certain letters of credit, collectively, the “Facility”).

B. It is a prerequisite to the Lenders entering into the Credit Agreement that Debtor enter into this Pledge Agreement and grant to Administrative Agent, for itself and the ratable benefit of the Lenders, the security interest hereafter provided to secure the Obligations.

C. Debtor, as owner of the assets encumbered hereby, desires to enter into this Pledge Agreement to secure payment and performance of the Obligations.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. For purposes of this Pledge Agreement, the following terms shall have the meanings specified below.

1.1 Administrative Agent. The term “Administrative Agent” shall have the meaning given to such term in the preamble to this Pledge Agreement.

1.2 Bankruptcy Code. The term “Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978 (11 U.S.C. §101-1130) as amended and as hereafter modified.

1.3 Collateral. “Collateral” shall mean, collectively:

(a) All securities, warrants, assets, security entitlements, investment property and other property described in Exhibit A whether now owned or hereafter acquired; provided, that in all instances the pledge of equity interests of any Subsidiary formed in a jurisdiction other than the United States (a “Foreign Subsidiary”) shall be limited to 66.66% of such equity interests) subject to the terms and conditions as are provided in Sections 3, 4 and 8 below;

Stock Pledge Agreement	Epicor Software Corporation

(b) All proceeds, and revenues of or from the personal property described in Exhibit A attached hereto, all substitutions for such personal property, and all additions thereto (collectively, the “Collateral Revenues”), including (i) stock rights, rights to subscribe, liquidating dividends, stock dividends, cash dividends, interest, stock splits, warrants, options, conversion rights, puts, calls, new securities and other property to which Debtor is or may hereafter become entitled to receive on account of such personal property; and (ii) all Proceeds of such personal property which consist of accounts, contract rights, instruments, documents, chattel paper, inventory, goods, merchandise, equipment, and general intangibles as these terms are defined in the UCC; and

(c) All Collateral Records.

1.4 Collateral Records. The term “Collateral Records” shall mean all of Debtor’s existing and hereafter acquired books, records, data and other documents relating to the assets referred to in Section 1.3(a) and (b).

1.5 Event of Default. “Event of Default” shall have the meaning given to such term in Section 7 of this Pledge Agreement.

1.6 Governmental Authority. The term “Governmental Authority” shall mean (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (c) any court, administrative tribunal or public utility.

1.7 Lenders. The term “Lenders” shall have the meaning given to such term in the preamble to this Pledge Agreement.

1.8 Lender Expenses. The term “Lender Expenses” means all costs and expenses incurred by Administrative Agent or Lenders in connection with this Pledge Agreement or the Credit Agreement or the Loan Documents or the transactions contemplated thereby, including, without limitation, (i) all costs or expenses required to be paid by Debtor under this Pledge Agreement which are paid or advanced by Administrative Agent or Lenders; (ii) all costs or expenses required to be paid by Debtor under the Credit Agreement which are paid or advanced by Administrative Agent or Lenders; (iii) taxes and insurance premiums of every nature and kind of Debtor paid by Administrative Agent or Lenders; (iv) filing, recording, publication, search fees, appraiser fees, auditor fees paid or incurred by Administrative Agent or Lenders in connection with Administrative Agent’s transactions with Debtor; (v) costs and expenses incurred by Administrative Agent or Lenders in collecting or realizing upon the Collateral (with or without suit), to correct any default or enforce any provision of this Pledge Agreement, costs and expenses of suit incurred by Administrative Agent in enforcing or defending this Pledge Agreement or any portion hereof; and (vi) reasonable attorneys’ fees and expenses incurred by Administrative Agent or Lenders in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Pledge Agreement,

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any portion hereof, any agreement related hereto, or any of the transactions contemplated hereby, whether or not suit is brought, and including, but not limited to, any expenses incurred in any proceedings or case in the U.S, bankruptcy courts in enforcing or defending its rights in its collateral, under this Pledge Agreement or under any note or other document executed in connection with this Pledge Agreement.

1.9 Lien. The term “Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement (including in the nature of cash collateral accounts or security interests), encumbrance, lien (statutory or other), fixed or floating charge, or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

1.10 Obligations. The term “Obligations” shall have the meaning given to such term in the Credit Agreement, and shall include all debts, obligations, and liabilities whether Debtor may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable, including all attorneys’ fees and costs now or hereafter payable by Debtor to the Lenders under the Loan Documents or in connection with the collection and enforcement of such debts, obligations and liabilities. Notwithstanding anything to the contrary contained in this Pledge Agreement, this Pledge Agreement shall not secure and the term “Obligations” shall not include any debts that are or may hereafter constitute “consumer credit” which is subject to the disclosure requirements of the federal Truth-In Lending Act (15 U.S.C. Section 1601, et seq.) or any similar state law in effect from time to time, unless Administrative Agent and Debtor shall otherwise agree in a separate written agreement.

1.11 Pledge Agreement. The term “Pledge Agreement” shall mean this Pledge Agreement, any concurrent or subsequent rider to this Pledge Agreement and any extensions, supplements, amendments or modifications to this Pledge Agreement and/or to any such rider.

1.12 Proceeds. The term “Proceeds” shall have the meaning provided in the UCC and shall include without limitation whatever is received upon the sale, lease, exchange, collection or other disposition of Collateral or proceeds, including, without limitation, proceeds of insurance covering Collateral, tax refunds, and any and all accounts, notes, instruments, chattel paper, equipment, money, deposit accounts, goods, or other tangible and intangible property of Debtor resulting from the sale or other disposition of the Collateral, and the proceeds thereof.

1.13 UCC. The term “UCC” shall mean the California Uniform Commercial Code, as amended from time to time.

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1.14 Other Terms. All terms with an initial capital letter that are used but not defined in this Pledge Agreement shall have the respective meanings given to such terms in the Credit Agreement and in Articles 8 and 9 of the UCC, respectively, as applicable.

2. GRANT OF SECURITY INTEREST IN COLLATERAL. As security for the prompt and complete payment and performance of all the Obligations, Debtor hereby grants to Administrative Agent for itself and on behalf of and for the ratable benefit of the Lenders, a first priority security interest (subject to Permitted Liens in favor of any Governmental Authority, which pursuant to the statute or law and other applicable law creating such Lien, have priority over any Lien granted in this Pledge Agreement) in all of Debtor’s right, title and interest in, to and under the Collateral.

3. DELIVERY OF COLLATERAL AND VOTING.

3.1 Collateral Delivery.

(a) Initial Delivery of Collateral. Concurrently with Debtor’s execution of this Pledge Agreement and delivery of this Pledge Agreement to the Administrative Agent, Debtor shall deliver physical possession to the Administrative Agent of every stock certificate, document, instrument and chattel paper which constitutes Collateral and obtain the fully executed Consent in the form attached hereto as Exhibit B. Any such items of Collateral that are certificated securities shall be duly endorsed in blank without restriction or with a duly executed assignment separate from certificate (stock power) duly endorsed in blank without restriction and with all necessary transfer tax stamps affixed. To the extent that Debtor delivers to Administrative Agent one or more stock certificates each of which (“Foreign Subsidiary Certificate”) reflects an equity interest in any Foreign Subsidiary in excess (“Excess Equity Interest”) of the percentage set forth in Section 1.2(c) above (“Designated Percentage Interest”), Administrative Agent will be entitled to hold such Foreign Subsidiary Certificate to reflect and perfect its security interest in 66.66% of the Equity Interest in the Foreign Subsidiary, unless and until Debtor delivers to Administrative Agent a (i) replacement certificate reflecting the Designated Percentage Interest; and (ii) an acceptable legal opinion from a law firm reasonably acceptable to Agent that the replacement certificate was properly issued and is fully paid for and properly reflects the Designated Percentage interest in the subject entity and may be delivered to Administrative Agent as collateral. (Such replacement certificates when delivered or provided herein as referred to as the “Replacement Foreign Subsidiary Certificate”).

(b) Future Delivery of Collateral. If at any time after the date of this Pledge Agreement, Debtor obtains possession of any certificate or instrument constituting or representing any item of Collateral, (i) Debtor shall immediately deliver or arrange for the immediate delivery of such certificate or instrument to Administrative Agent; (ii) to the extent such item represents a certificated security, Debtor shall duly endorse such certificate in blank without restriction or deliver a duly executed assignment separate from certificate (stock power) duly endorsed in blank without restriction and with all necessary transfer tax stamps affixed; and (iii) Debtor shall hold such Collateral separate and apart from Debtor’s other funds and property in an express trust for the benefit of the Administrative Agent until paid or delivered to the Administrative Agent.

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(c) Uncertificated Securities. If any item of Collateral is an uncertificated security, Debtor shall either (i) procure the issuance of a security certificate to represent such Collateral and endorse and deliver such certificate as required by Section 3.1(a) above; or (ii) cause the issuer thereof to register the Administrative Agent as the registered owner of such uncertificated security; or (iii) cause the issuer thereof to enter into an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Administrative Agent, the registered owner of such security, and the issuer to the effect that the issuer will comply with instructions originated by the Administrative Agent without further consent by the registered owner; or (iv) cause the security to be credited to a securities account and execute an agreement in form reasonably acceptable to Administrative Agent to permit Administrative Agent to gain control of such asset.

3.2 Control. If any Collateral is not capable of being delivered, Debtor shall deliver to Administrative Agent such financing statements or other instruments as are deemed necessary by Administrative Agent to enable it to perfect its security interest in such Collateral and obtain “control” or “possession” of such Collateral under applicable law.

3.3 Pledge under Foreign Law. To the extent that the pledge of the item of Collateral is governed by the laws of a jurisdiction other than a state of the United States, Debtor shall, in lieu of compliance with the other provisions of this Section 3, enter into such agreements and documents as are reasonably necessary to accomplish the pledge of such Collateral to Administrative Agent.

3.4 Voting. Provided that no Event of Default has occurred and is continuing, Debtor shall have the right to exercise all voting rights and other consensual rights and powers with respect to the Collateral for any purpose not inconsistent with the terms of this Pledge Agreement and the other Loan Documents; provided, however, that (a) Debtor shall not exercise any such right or power if, in Administrative Agent’s discretion, such action would have an adverse effect on the value of the Collateral or impair or otherwise adversely affect the security interest or other rights of the Administrative Agent under this Pledge Agreement; and (b) Debtor shall not be permitted to trade, invest, or sell the Financial Assets (as such term is defined in Article 8 of the UCC) without the prior written consent of the Administrative Agent.

4. DISPOSITION OF COLLATERAL REVENUES.

4.1 Delivery to Debtor; No Event of Default. Provided that no Event of Default has occurred and is continuing, the Collateral Revenues shall be retained by Debtor to the extent provided in Section 4.3 below.

4.2 Occurrence of Event of Default. If an Event of Default has occurred and is continuing, the Administrative Agent shall have the right to hold and apply the Collateral Revenues as provided below.

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Stock Pledge Agreement	Epicor Software Corporation

4.3 Payment of Cash Dividends and Interest. Provided that no Default or Event of Default shall have occurred and be continuing, Debtor shall be entitled to receive all cash dividends and interest payable in connection with the Collateral, except for the following, which are referred to as “Liquidation Dividends,” for (a) cash dividends paid or payable in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus, or paid-in capital of the issuer of such Collateral; and (b) cash paid, payable, or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral. If at any time and for any reason Debtor receives any Collateral Revenues other than those that Debtor is entitled to receive under this Section 4.3, Debtor (i) shall immediately deliver such Collateral Revenues to the Administrative Agent in the original form received by Debtor; (ii) shall execute and deliver to the Administrative Agent such documents of transfer respecting such Collateral Revenues as the Administrative Agent may require, including an endorsement in blank of any certificate evidencing such Collateral Revenues; (iii) shall not commingle such Collateral Revenues with any of Debtor’s other funds or property; and (iv) shall hold such Collateral Revenues separate and apart from Debtor’s other funds and property in an express trust for Administrative Agent until paid or delivered to the Administrative Agent. Notwithstanding the foregoing, to the extent that the Administrative Agent holds a Foreign Subsidiary Certificate which reflects an Excess Equity Interest, Administrative Agent may receive and collect all Liquidation Dividends payable in connection with the entire Foreign Subsidiary Certificate. Administrative Agent shall refund to Debtor any Liquidation Dividends allocable to the Excess Equity Interest.

5. COVENANTS REPRESENTATIONS AND WARRANTIES.

5.1 Debtor’s Covenants. Notwithstanding anything to the contrary contained in the other Loan Documents (and subject to Section 15.11 below), Debtor hereby covenants and agrees that during the term hereof and until all Obligations are fully paid and performed:

(a) Liens. Except for the Lien provided to Administrative Agent, Debtor shall at all times keep the Collateral free of all Liens other than the security interest of the Administrative Agent or Permitted Liens in favor of any Governmental Authority which pursuant to statute or law creating such Lien and other applicable law, have priority over any Lien granted under this Pledge Agreement.

(b) Further Assurances. Debtor shall deliver to Administrative Agent promptly or ensure that Administrative Agent promptly receives (i) all Collateral that Debtor is obligated to deliver to the Administrative Agent under Section 3.1 above; (ii) all financing statements and all other documents that Administrative Agent deems necessary or desirable to evidence the transfer and pledge of the Collateral to Administrative Agent as provided in this Pledge Agreement; (iii) except as otherwise expressly provided in this Pledge Agreement, all Collateral Revenues; (iv) such specific acknowledgments, assignments, stock or bond powers, Regulation U Statement of Purpose forms, and other documents as the Administrative Agent may request relating to the Collateral; and (v) copies of records and other reports relating to the Collateral in such form and detail and at such times as the Administrative Agent may from time to time require.

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Stock Pledge Agreement	Epicor Software Corporation

(c) Changes in Collateral. Debtor shall give prompt notice to Administrative Agent of any threatened or asserted dispute or claim with respect to the Collateral, which could reasonably be expected to materially and adversely affect the Collateral.

(d) Subsidiaries. If there is a material recapitalization or restructure or acquisition of the equity interest in any Subsidiaries of Debtor, Debtor shall take such action as is necessary so that Administrative Agent shall have and retain (i) 100% of the equity interest in all domestic Material Subsidiaries wholly-owned by Debtor and organized under the laws of the United States or any state or jurisdiction thereof, and (ii) 66.66% of the equity interests of any First Tier Foreign Subsidiary.

(e) Perfection. From time to time upon Administrative Agent’s request, Debtor (i) shall execute and deliver to Administrative Agent, and give, file or record, at Debtor’s expense, all notices and other documents that Administrative Agent deems necessary or appropriate in order for the Administrative Agent to maintain a first priority (subject to Liens (including tax liens) in favor of any Governmental Authority which pursuant to statute or law creating such Lien and other applicable law, have priority over any Lien granted under this Pledge Agreement) perfected security interest in the Collateral; and (ii) shall perform such other acts, and execute and deliver to Administrative Agent such additional assignments, agreements, instruments and other documents, as Administrative Agent may request in connection with the administration and enforcement of this Pledge Agreement or the Administrative Agent’s exercise of any or all of its rights, powers and remedies under this Pledge Agreement.

(f) Litigation Cooperation. Debtor, at its expense, shall appear in and defend any action or proceeding which may materially and adversely affect Debtor’s title to all or part of the Collateral or Administrative Agent’s security interest in the Collateral.

(g) Changes. Without prior written notice to Administrative Agent, Debtor will not change its name, mailing address, or its state of incorporation.

5.2 Debtor’s Representations. Debtor represents and warrants to Administrative Agent and Lenders as follows:

(a) Ownership of Collateral. Debtor is the sole legal and beneficial owner of the Collateral, free and clear of all Liens, except for the security interest in favor of Administrative Agent under this Pledge Agreement and Permitted Liens currently existing in favor of any foreign governmental authority, which to the best of Debtor’s knowledge do not currently exist.

(b) Status of Collateral. All of the Collateral consisting of securities has been duly and validly issued and is fully paid for and non-assessable. Except for Collateral that Debtor has previously disclosed to Agent as “restricted securities” or securities held by an

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Stock Pledge Agreement	Epicor Software Corporation

“affiliate” (as such terms are defined in Rule 144 under the Securities Act of 1933, as amended), including Collateral consisting of the stock of any subsidiary of Debtor, or as may be specifically stated to the Agent in writing prior to the date of this Pledge Agreement, all of the Collateral is transferable without prior notice to, or approval or consent from, any person or governmental or regulatory authority, and there exists no condition or restriction or restrictive legend to or affecting the transfer of the Collateral.

(c) Authority to Pledge. Debtor has full rights and authority to pledge the Collateral in the manner hereby specified; and (except for approvals which have already been obtained) no consent of any governmental body or regulatory authority is necessary for the rights created hereunder to be valid.

(d) Continuing Warranties. Debtor’s warranties and representations set forth in this Section 5 and in any exhibit hereto shall be true and correct at the time of execution of this Pledge Agreement by Debtor and at the time Debtor requests or receives any advance under the Credit Agreement.

(e) Subsidiaries. The assets described in Exhibit A as of the time of this Pledge Agreement are all of the issued and outstanding equity interests of CRS Retail Technology Group, Inc. and Epicor Software (UK) Limited.

(f) Warranties and Representations Cumulative. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Debtor shall give, or cause to be given, to Administrative Agent or Lenders, either now or hereafter.

6. DUTY OF ADMINISTRATIVE AGENT TO COOPERATE WITH READJUSTMENTS. Administrative Agent agrees to cooperate with Debtor to maintain the percentage interests set forth in 3.1(a) by adjusting the outstanding equity interests pledged hereunder in the event there is a recapitalization, restructure or acquisition of equity interests by Debtor relating to any of its Subsidiaries.

7. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default under this Pledge Agreement, at the option of the Administrative Agent.

7.1 Breach of Pledge Agreement. (i) Any representation or warranty hereunder proves to have been incorrect in any material respect when made or deemed made, (ii) Debtor breaches any provision of this Pledge Agreement which cannot be cured or (iii) the breach by Debtor of any other provision of this Pledge Agreement that remains uncured for a period of thirty (30) days.

7.2 Breach of Other Agreements. The occurrence and continuance of an Event of Default under the Credit Agreement.

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Stock Pledge Agreement	Epicor Software Corporation

7.3 Lien Priority. Administrative Agent shall cease to have a valid and perfected first priority (subject to Permitted Liens in favor of any Governmental Authority which pursuant to statute or law creating such Lien and other applicable law, have priority over the Lien granted in this Pledge Agreement) lien upon any material item of the Collateral purported to be covered by such security interest.

7.4 Seizure of Assets. If all or any material item(s) of the Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon and such action can reasonably be expected to cause a Material Adverse Effect.

8. ADMINISTRATIVE AGENT’S RIGHTS AND REMEDIES ON DEFAULT. The exercise of remedies hereunder shall be made by Administrative Agent on behalf of itself and for the ratable benefit of the Lenders upon the terms and conditions contained herein. If an Event of Default shall have occurred and be continuing and not been cured or waived in accordance with the terms hereof or the Credit Agreement, Administrative Agent shall have the following rights and powers and may, at Administrative Agent’s option, without notice of its election and without demand to the extent permitted by Section 8.3 of the Credit Agreement, do any one or more of the following, all of which are hereby authorized by Debtor:

8.1 UCC Rights. The Administrative Agent shall have all of the rights and remedies of a secured party under the UCC and under all other applicable laws.

8.2 Acceleration. Administrative Agent may declare any or all of the Obligations to be immediately due and payable.

8.3 Extensions of Credit. Lenders may discontinue advancing money or extending credit to or for the benefit of Debtor in connection with the Credit Agreement or under any other document agreement between Administrative Agent, Lenders and Debtor.

8.4 Assembly of Collateral. The Administrative Agent may require Debtor to assemble the Collateral and make it available to the Administrative Agent at a place designated by the Administrative Agent.

8.5 Possession of Collateral. The Administrative Agent, without a breach of the peace, may enter any of the premises of Debtor and search for, take possession of, remove, keep or store any or all of the Collateral. If the Administrative Agent seeks to take possession of any or all of the Collateral by court process, Debtor irrevocably and unconditionally agrees that a receiver may be appointed by a court for such purpose without regard to the adequacy of the security for the Obligations.

8.6 Foreclose on Collateral. The Administrative Agent shall have the right to sell and dispose of the Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Administrative Agent may deem satisfactory. The Administrative Agent may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a

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Stock Pledge Agreement	Epicor Software Corporation

type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same, absolutely free from any right or claim of whatsoever kind. The Administrative Agent is authorized, at any such sale, if it deems it advisable so to do, to restrict the prospective bidders or purchasers of any of the Collateral to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or sale of any of the Collateral. Upon any such sale the Administrative Agent shall have the right to deliver, assign, and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold free from any claim or right of whatsoever kind of Debtor or any other Person, including any equity or right of redemption of Debtor, who, to the extent permitted by law, specifically waives any now existing or hereafter acquired rights of redemption, stay or appraisal. The Administrative Agent shall give Debtor: (i) ten (10) days written notice of its intention to make any such public or private sale; or (ii) two (2) days notice of any sale at a broker’s board or on a securities exchange. Such notice, in case of a public sale, shall state the time and place fixed for such sale, and, in case of sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof being so sold, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may determine. The Administrative Agent shall not be obligated to make any such sale pursuant to any such notice. The Administrative Agent may, without notice or publication, postpone any public or private sale or cause the same to be postponed from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so postponed. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the selling price is paid by the purchaser thereof, but the Administrative Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. To the extent that Administrative Agent holds any Foreign Subsidiary Certificate which reflects an Excess Equity Interest, Administrative Agent may foreclose on such certificate in any manner permitted by applicable law or as specified in this Section 8 as regards any item of Collateral. Upon any sale of such Certificate, Administrative Agent will release to Debtor any consideration received in return for the sale of the Excess Equity Interest.

8.7 Judicial Action. The Administrative Agent, in its discretion, may proceed by a suit or suits at law or in equity to foreclose its security interests in the Collateral under a judgment or decree of a court or courts of competent jurisdiction. Debtor agrees that any disposition of Collateral by way of a private placement or other method which, in the opinion of the Administrative Agent, is required or advisable under federal and state securities laws is commercially reasonable.

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Stock Pledge Agreement	Epicor Software Corporation

8.8 Collateral Revenues. Debtor’s rights, if any, to receive any Collateral Revenues shall automatically cease, and all Collateral Revenues shall be paid to the Administrative Agent. Any and all Collateral Revenues received by the Administrative Agent may be retained by the Administrative Agent as additional Collateral or, in the Administrative Agent’s discretion, maybe applied toward the satisfaction of the Obligations. In such event the Administrative Agent shall have the right and power to receive, endorse and collect all checks and other orders for payment of money made payable to Debtor representing any dividend or other distribution payable or distributable in respect of any Collateral.

8.9 Information. Without limiting the generality of this Section 8, it shall conclusively be deemed to be commercially reasonable for the Administrative Agent to direct any prospective purchaser of any or all of the Collateral to Debtor to ascertain all information concerning the status of the Collateral.

8.10 Commercially Reasonable Actions by Administrative Agent. Debtor acknowledges that it may be impracticable or extremely difficult to effect a public sale of all or part of the Collateral by reason of certain restrictions contained in state and federal securities laws, as now or hereafter in effect. Because of such restrictions, and without limiting the generality of this Section 8, it shall conclusively be deemed to be commercially reasonable for the Administrative Agent to do any or all of the following:

(a) To resort to one or more private sales to a single purchaser or a restricted group of purchasers who may be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof; and

(b) To impose restrictions and conditions with respect to (i) the ability of a purchaser or bidder to bear the economic risk of an investment in the Collateral; (ii) the knowledge and experience of business and financial matters of a purchaser or bidder; (iii) the access of a purchaser or bidder to information regarding the Collateral; and (iv) such other matters as the Administrative Agent determines to be necessary or advisable to comply with any state or federal securities laws.

8.11 No Registration Required. Debtor acknowledges that some or all of the conditions and restrictions which may be imposed by the Administrative Agent pursuant to Section 8.10 above may result in reduced proceeds being received upon the sale of the Collateral than would otherwise have been obtained. The Administrative Agent shall have no obligation to delay the sale of any or all of the Collateral for the period of time necessary to permit registration by the issuer of any securities comprising the Collateral, even if such registration would be possible under applicable state and federal securities law.

8.12 Other Procedures. The Administrative Agent’s disposition of any or all of the Collateral in any manner which differs from the procedures specified in this Section 8 shall not be deemed to be commercially unreasonable.

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Stock Pledge Agreement	Epicor Software Corporation

8.13 Foreclosure. If the Administrative Agent has reduced its claims for breach of any of the obligations to judgment, the lien of any levy which may be made on any or all of the Collateral by virtue of any execution based upon such judgment shall relate back to the date of the Administrative Agent’s perfection of its security interest in such Collateral. A judicial sale pursuant to such execution shall constitute a foreclosure of the Administrative Agent’s security interest by judicial procedure, and the Administrative Agent may purchase at such sale and thereafter hold the Collateral free of all rights of Debtor therein.

8.14 Discharge Claims. The Administrative Agent may discharge claims, demands, liens, security interests, encumbrances and taxes affecting any or all of the Collateral and take such other actions as the Administrative Agent determines to be necessary or appropriate to protect the Collateral and the Administrative Agent’s security interest therein. The Administrative Agent, without releasing Debtor or any other Person from any of the Obligations, may perform any of the Obligations in such manner and to such extent as the Administrative Agent determines to be necessary or appropriate to protect the Collateral and the Administrative Agent’s security interest therein,

8.15 Proceeds of Sale. The proceeds of any sale or disposition of the Collateral by the Administrative Agent shall be applied in the following order of priority:

(a) First, to all liabilities, obligations, costs, and expenses, including reasonable attorneys’ fees and costs, incurred by the Administrative Agent in exercising any of its rights or remedies under this Pledge Agreement, including the costs and expenses of retaking, holding, and selling any or all of the Collateral;

(b) Second, to the payment of the Obligations in such order and amounts as the Administrative Agent may determine in its discretion as more fully set forth in the Credit Agreement;

(c) Third, to (i) the satisfaction of indebtedness secured by any subordinate security interest in the Collateral if written demand therefor is received by the Administrative Agent before distribution of any such proceeds; and (ii) to the satisfaction of any subordinate attachment lien or execution lien pursuant to subdivision (b) of Section 701.040 of the Code of Civil Procedure if notice of the levy of attachment or execution is received by the Administrative Agent before distribution of any such proceeds. If requested by the Administrative Agent, the holder of a subordinate security interest in the Collateral shall furnish the Administrative Agent with proof of its interest in the Collateral acceptable to the Administrative Agent, and unless such holder does so, the Administrative Agent shall have no obligation to comply with such holder’s demand; and

(d) Fourth, the surplus, if any, shall be paid to Debtor.

8.16 Voting Rights. The Administrative Agent may exercise any or all warrants, options, conversion rights, puts, calls, voting rights, and other rights with respect to any or all of the Collateral (collectively the “Voting and Stock Rights”) in such manner and to such

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Stock Pledge Agreement	Epicor Software Corporation

extent as the Administrative Agent in its discretion determines to be necessary or appropriate, and Debtor’s rights and authority to exercise the Voting and Stock Rights shall automatically terminate upon the occurrence and during the continuance of an Event of Default. Notwithstanding anything to the contrary contained in this Pledge Agreement, the Administrative Agent shall have no obligation to exercise any or all Voting and Stock Rights, and the Administrative Agent shall have no liability or responsibility of any kind to Debtor or any other party for the Administrative Agent’s exercise or delay or failure to exercise any or all of the Voting and Stock Rights. In connection with the Administrative Agent’s exercise of any or all of the Voting and Stock Rights, the Administrative Agent shall have the right (a) to deposit or surrender control of any or all of the Collateral to any third Person; (b) to accept other property in exchange for the Collateral; and (c) to take such other actions as the Administrative Agent in its discretion determines to be necessary or appropriate.

9. LIABILITY FOR DEFICIENCY. Debtor shall at all times remain liable for any deficiency remaining on the Obligations, and is liable after any disposition of any or all of the Collateral and after the Administrative Agent’s application of any proceeds to the Obligations.

10. POWER OF ATTORNEY. Debtor irrevocably appoints the Administrative Agent, with full power of substitution, as Debtor’s attorney-in-fact, coupled with an interest, with full power, in the Administrative Agent’s own name or in the name of Debtor:

10.1 At any time after the occurrence and during the continuation of an Event of Default, to do any or all of the following:

(a) Endorse any checks, drafts, money orders, notes, and other instruments or documents representing or evidencing the Collateral;

(b) Pay or discharge claims, demands, liens, security interests, encumbrances, or taxes affecting or threatening the Collateral;

(c) Receive payment of all Collateral Revenues;

(d) Commence, prosecute or defend any suit, action or proceeding relating to any or all of the Collateral;

(e) Instruct any accountant or other third Person having custody or control of any Collateral Records to deliver such records to the Administrative Agent; and

(f) Sell, transfer, pledge, make any agreement with respect to, or otherwise deal with the Collateral as though the Administrative Agent were the owner thereof for all purposes.

10.2 To execute any security agreement, assignment, notice, and all other documents which the Administrative Agent, in its discretion, determines to be necessary or appropriate in order to (a) perfect or maintain the Administrative Agent’s security interest in the Collateral; (b) exercise any or all of the Administrative Agent’s rights under this Pledge Agreement; or (c) to consummate or effectuate any of the transactions contemplated by this Pledge Agreement.

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Stock Pledge Agreement	Epicor Software Corporation

11. WAIVERS. Debtor hereby waives presentment, demand for payment, protest, notice of demand, dishonor, protest and nonpayment, and all other notices and demands in connection with the delivery, acceptance, performance, default under, and enforcement of the Obligations. Debtor waives the right to assert any statute of limitations as a defense to the enforcement of any of the Obligations to the fullest extent permitted by law.

12. CUMULATIVE REMEDIES. The Administrative Agent’s rights and remedies under this Pledge Agreement are cumulative with and in addition to all other rights and remedies which the Administrative Agent may have in connection with the Loans. The Administrative Agent may exercise any one or more of its rights and remedies under this Pledge Agreement at the Administrative Agent’s option and in such order as the Administrative Agent may determine in its discretion. The Administrative Agent may exercise its rights under this Pledge Agreement from time to time and at such times as the Administrative Agent may determine.

13. ACTIONS. The Administrative Agent shall have the right, but not the obligation, to commence, appear in, or defend any action or proceeding which affects or which the Administrative Agent determines may affect (a) the Collateral; (b) Debtor’s or the Administrative Agent’s rights or obligations under the Loan Documents; (c) Debtor’s or the Administrative Agent’s rights under this Pledge Agreement; or (d) the Loans. Whether or not an Event of Default has occurred under any of the Loan Documents, the Administrative Agent shall at all times have the right to take any and all actions which the Administrative Agent in its discretion determines to be necessary or appropriate to protect the Administrative Agent’s interest in connection with the Loan.

14. INDEMNITY. Debtor agrees to defend, indemnify and hold harmless Administrative Agent, each Lender and their respective officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party related to or in connection with the transactions contemplated by this Pledge Agreement or the Collateral, and (b) all losses or expenses in any way suffered, incurred, or paid by Administrative Agent and any Lender as a result of or in any way arising out of, following or consequential to the transactions between Administrative Agent and Lenders and Debtor under this Pledge Agreement or the Collateral (including without limitation, reasonable attorneys fees and reasonable expenses), except for losses arising from or out of Administrative Agent’s or such Lender’s gross negligence or willful misconduct.

15. GENERAL.

15.1 Taxes and Other Expenses Regarding the Collateral. If Debtor fails to pay promptly when due to any person or entity monies which Debtor is required to pay by reason of any provision in this Pledge Agreement, Administrative Agent may, but need not, pay the same

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Stock Pledge Agreement	Epicor Software Corporation

and charge Debtor’s account therefor, and Debtor shall promptly reimburse Administrative Agent therefor. Any payments made by Administrative Agent shall not constitute: (a) an agreement by Administrative Agent to make similar payments in the future, or (b) a waiver by Administrative Agent of any default under this Pledge Agreement. Administrative Agent need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

15.2 Notices. Any notice, demand or request required hereunder shall be made in the manner set forth in the Credit Agreement.

15.3 Release of Collateral. Administrative Agent shall promptly file UCC termination statements and any other instruments as necessary upon any Disposition by Debtor of any items or item of Collateral, to the extent such Disposition is permitted under the Credit Agreement.

15.4 Termination. At such time as Debtor shall completely satisfy all of the Obligations secured hereunder, Administrative Agent shall execute and deliver to Debtor all instruments as may be necessary or proper to reinvest in Debtor full title to the property assigned hereunder, subject to any disposition thereof which may have been made by Administrative Agent pursuant hereto.

15.5 Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

15.6 Amendment. This Pledge Agreement may be modified only by a written agreement signed by Debtor and the Administrative Agent.

15.7 Agreement Binding; Assignment. This Pledge Agreement shall be binding and deemed effective when executed by Debtor and Administrative Agent. This Pledge Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Debtor may not assign this Pledge Agreement, or any rights hereunder without Administrative Agent’s prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Administrative Agent shall release Debtor from its obligations to Administrative Agent. Administrative Agent and each Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Administrative Agent’s or such Lender’s rights and benefits hereunder to the extent and in the manner provided for in Section 10.4 of the Credit Agreement. In connection therewith, Administrative Agent may disclose all documents and information that Administrative Agent now has or hereafter may have relating to Debtor or Debtor’s business subject to Debtor’s reasonable confidentiality requirements.

15.8 Time of Essence. Time is of the essence of each provision of the Loan Documents.

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Stock Pledge Agreement	Epicor Software Corporation

15.9 Article and Section Headings. Article and section headings and article and section numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each article and section applies equally to this entire Pledge Agreement.

15.10 Construction. Neither this Pledge Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Administrative Agent or Debtor, whether under any rule of construction or otherwise. On the contrary, this Pledge Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

15.11 Conflict or Credit Agreement Modifications. To the extent that there is an explicit conflict between the terms of the Credit Agreement and this Pledge Agreement, the terms of the Credit Agreement shall control. Any future changes or modifications to the Credit Agreement, shall apply to and modify this Pledge Agreement, to the extent that such change or modification would reasonably be construed to apply, to this Pledge Agreement.

15.12 Performance of Covenants. Debtor shall perform all of its covenants under this Pledge Agreement at its sole cost and expense.

15.13 Term. This Pledge Agreement shall continue in full force and effect as long as any of the Obligations are outstanding and until terminated by written agreement of the Administrative Agent.

15.14 Severability. Each provision of this Pledge Agreement shall be severable from every other provision of this Pledge Agreement for the purpose of determining the legal enforceability of specific provision. Without limiting the generality of the preceding sentence, if the Administrative Agent’s security interest in any part of the Collateral is held to be unlawful, void, voidable or unenforceable for any reason, such defect shall in no way affect the validity or enforceability of the remaining terms and conditions of this Pledge Agreement.

15.15 No Third Party Beneficiaries. The Loan Documents are entered into for the sole protection and benefit of Lenders, Debtor and Administrative Agent, as applicable, and their respective permitted successors and assigns. No other Person shall have any rights or causes of action under the Loan Documents.

15.16 Counterparts. This Pledge Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together shall constitute the same instrument.

15.17 No Waiver By Administrative Agent. No waiver by the Administrative Agent or any of its rights or remedies in connection with the Obligations or any of the terms and conditions of the Loan Documents shall be effective unless such waiver is in writing and signed by the Administrative Agent.

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Stock Pledge Agreement	Epicor Software Corporation

16. AMENDMENT. This Pledge Agreement may be modified only by a written agreement signed by Debtor and Administrative Agent.

17. ADDITIONAL WAIVERS OF DEBTOR. Notwithstanding the rights given to Debtor pursuant to California Civil Code Sections 1479 and 2822 (and any amendments or successors thereto), to designate how payments will be applied, Debtor irrevocably waives such rights, and the Administrative Agent shall have the right in its discretion to determine the order and method of the application of payments received from Debtor or from the sale or disposition of the Collateral and to revise such application prospectively or retroactively at its discretion (notwithstanding any entry by the Administrative Agent on its books). Debtor waives any right to require the Administrative Agent (a) to proceed against any Person; (b) to exhaust any Collateral; or (c) to pursue any remedy in the Administrative Agent’s power in any order or whatsoever.

18. ENTIRE AGREEMENT. The Loan Documents contain the entire agreement between the Administrative Agent and Debtor concerning the subject matter of the Loan Documents and supersede all prior and contemporaneous agreements, statements, understandings, terms, conditions, representations and warranties, whether oral or written, made by the Administrative Agent or Debtor concerning the Loans.

[Signature page follows]

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Stock Pledge Agreement	Epicor Software Corporation

All terms and conditions set forth in the Exhibits and any Addendum(s) attached to this Pledge Agreement are incorporated by this reference.

DEBTOR:

EPICOR SOFTWARE CORPORATION, a Delaware corporation

By.	/s/ Michael A. Piraino

Title:	Chief Financial Officer and Executive Vice President

ADMINISTRATIVE AGENT:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By.	/s/ Thomas A. Crandell

Title:	Senior Vice President

18

GUARANTY

Dated as of March 30, 2006

From

CRS RETAIL SYSTEMS INC.,

as Guarantor,

to

KEYBANK NATIONAL ASSOCIATION,

as Administrative Agent, Sole Book Manager,

Lender and Issuing Lender

and

THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders,

GUARANTY

This GUARANTY (this “Guaranty”), dated as of March 30, 2006 by CRS RETAIL SYSTEMS INC., a New York corporation (the “Guarantor”), in favor of each of the Lenders (as defined herein) and KEYBANK NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for itself and for the other financial institutions (collectively, the “Lenders”) which are or may become parties to the Credit Agreement dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among EPICOR SOFTWARE CORPORATION, a Delaware corporation (the “Borrower”), the Administrative Agent and the Lenders. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

WITNESSETH:

WHEREAS, the Borrower, the Administrative Agent, the Lenders and the other parties thereto have entered into the Credit Agreement;

WHEREAS, the Borrower and the Guarantor are members of a group of related entities, the success of each of which is dependent in part on the success of the other members of such group;

WHEREAS, the Guarantor expects to receive substantial direct and indirect benefits from the Loans made by each Lender to the Borrower pursuant to the Credit Agreement (which benefits are hereby acknowledged);

WHEREAS, a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement is that the Guarantor shall execute and deliver a Guaranty for the benefit of the Administrative Agent and the Lenders; and

WHEREAS, Guarantor wishes to guaranty the Borrower’s obligations to the Lenders and the Administrative Agent under and in respect of the Credit Agreement as herein provided.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Guaranty of Payment and Performance of Obligations. In consideration of the Lenders’ extending credit or otherwise in their discretion giving time, financial or banking facilities or accommodations to the Borrower, the Guarantor absolutely, irrevocably and unconditionally guarantees to the Administrative Agent and each Lender that the Borrower will duly and punctually pay or perform, at the place specified therefor, or if no place is specified, at the Administrative Agent’s head office, (i) all indebtedness, obligations and liabilities of the Borrower to any of the Lenders and

Guaranty	CRS Retail Systems, Inc.

the Administrative Agent, individually or collectively, under the Credit Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes or other instruments at any time evidencing any thereof, whether existing on the date of the Credit Agreement or this Guaranty or arising or incurred thereafter, direct or indirect, secured or unsecured, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, including all such which would become due but for the operation of the automatic stay pursuant to §362(a) of the Federal Bankruptcy Code and the operation of §§502(b) and 506(b) of the Federal Bankruptcy Code; and (ii) without limitation of the foregoing, all reasonable fees, costs and expenses incurred by the Administrative Agent and the Lenders in attempting to collect or enforce any of the foregoing (collectively the “Obligations” and individually an “Obligation”). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Borrower of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that any Lender or the Administrative Agent first attempt to collect any of the Obligations from the Borrower or resort to any security or other means of obtaining payment of any of the Obligations which any Lender or the Administrative Agent now has or may acquire after the date hereof or upon any other contingency whatsoever. Upon any Event of Default which is continuing by the Borrower in the full and punctual payment and performance of the Obligations, the liabilities and obligations of the Guarantor hereunder shall, at the option of the Administrative Agent, become forthwith due and payable to the Administrative Agent and to the Lender or Lenders owed the same without demand or notice of any nature, all of which are expressly waived by the Guarantor, except for notices required to be given to the Borrower under the Loan Documents. Payments by the Guarantor hereunder may be required by any Lender or the Administrative Agent on any number of occasions.

Section 2. Guarantor’s Further Agreements to Pay. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to each Lender and the Administrative Agent forthwith upon demand, in funds immediately available to such Lender or the Administrative Agent, all costs and expenses (including court costs and legal fees and expenses) incurred or expended by the Administrative Agent or such Lender in connection with this Guaranty and the enforcement hereof, together with interest on amounts recoverable under this Guaranty from the time after such amounts become due at the default rate of interest set forth in the Credit Agreement; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

Section 3. Payments. The Guarantor covenants and agrees that the Obligations will be paid in Dollars and otherwise strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto.

Guaranty	CRS Retail Systems, Inc.

Section 4. Taxes. All payments hereunder shall be made without any counterclaim or set-off, free and clear of, and without reduction for, any Taxes or Other Taxes, which are now or may hereafter be imposed, levied or assessed by any Governmental Authority on payments hereunder, all of which will be for the account of and paid by the Guarantor. If for any reason, any such reduction is made or any Taxes or Other Taxes are paid by the Administrative Agent or any Lender (except for taxes on income or profits of such Administrative Agent or Lender), the Guarantor agrees to pay to the Administrative Agent or such Lender such additional amounts as may be necessary to ensure that the Administrative Agent or such Lender receives the same net amount which it would have received had no reduction been made or Taxes or Other Taxes paid.

Section 5. [Intentionally Reserved].

Section 6. Liability of the Guarantor. The Administrative Agent and each Lender have and shall have the absolute right to enforce the liability of the Guarantor hereunder without resort to any other right or remedy including any right or remedy under any other guaranty, and the release or discharge of any such other guarantor of any Obligations shall not affect the continuing liability of the Guarantor hereunder that has not been released or discharged.

It is the intention and agreement of the Guarantor, the Administrative Agent and the Lenders that the obligations of the Guarantor under this Guaranty shall be valid and enforceable against the Guarantor to the maximum extent permitted by applicable law. Accordingly, if any provision of this Guaranty creating any obligation of the Guarantor in favor of the Administrative Agent and the Lenders shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantor, the Administrative Agent and the Lenders that any balance of the obligation created by such provision and all other obligations of the Guarantor to the Administrative Agent and the Lenders created by other provisions of this Guaranty shall remain valid and enforceable. Likewise, if by final order a court of competent jurisdiction shall declare any sums which the Administrative Agent or the Lenders may be otherwise entitled to collect from Guarantor under any other guaranty to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law), it is the stated intention and agreement of the Guarantor, the Administrative Agent and the Lenders that all sums not in excess of those permitted under such applicable law shall remain fully collectible by the Administrative Agent and the Lenders from the Guarantor.

Section 7. Representations and Warranties; Covenants. The Guarantor hereby makes and confirms the representations and warranties made on its behalf by the Borrower pursuant to Section V of the Credit Agreement, as if such representations and warranties were set forth herein. The Guarantor hereby agrees to perform the covenants set forth in Section VI and Section VII of the Credit Agreement (to the extent such covenants expressly apply to Guarantor) as if such covenants were set forth herein. The Guarantor acknowledges that it is, on a collective basis with the Borrower, bound by the financial covenants and other covenants set forth in the Credit Agreement. The Guarantor hereby confirms that it shall be bound by all acts or omissions of the Borrower pursuant to the Credit Agreement.

Guaranty	CRS Retail Systems, Inc.

Section 8. Effectiveness. The obligations of the Guarantor under this Guaranty shall continue in full force and effect and shall remain in operation until all of the Obligations shall have been paid in full or otherwise fully satisfied, and continue to be effective or be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of the Borrower, or otherwise, as though such payment had not been made or other satisfaction occurred. No invalidity, irregularity or unenforceability of the Obligations by reason of applicable bankruptcy laws or any other similar law, or by reason of any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations, shall impair, affect, be a defense to or claim against the obligations of Guarantor under this Guaranty.

Section 9. Freedom of Lender to Deal with Borrower and Other Parties. The Administrative Agent and each Lender shall be at liberty, without giving notice to or obtaining the assent of Guarantor and without relieving Guarantor of any liability hereunder, to deal with the Borrower and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as the Administrative Agent or such Lender in its sole discretion deems fit, and to this end the Guarantor gives to the Administrative Agent and each Lender full authority in its sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Borrower at such times, in such amounts and on such terms as the Administrative Agent or such Lender may approve, (b) vary the terms and grant extensions of any present or future indebtedness or obligation of the Borrower or of any other party to the Administrative Agent or such Lender, (c) grant time, waivers and other indulgences in respect thereto, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations which the Administrative Agent or any Lender now has or may acquire after the date hereof, (e) accept partial payments from the Borrower or any such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with the Borrower or any such other party.

Section 10. Unenforceability of Obligations Against Borrower; Invalidity of Security or Other Guaranties. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the moneys included in the Obligations have become irrecoverable from the Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if Guarantor at all times had been the principal debtor on all such Obligations. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security.

Guaranty	CRS Retail Systems, Inc.

Section 11. Waivers by Guarantor. (a) The Guarantor waives notice of acceptance hereof, notice of any action taken or omitted by the Administrative Agent or any Lender in reliance hereon, and any requirement that the Administrative Agent or any Lender be diligent or prompt in making demands hereunder, giving notice of any default by the Borrower or asserting any other rights of the Administrative Agent or any Lender hereunder. The Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses in the nature of suretyship that at any time may be available in respect of Guarantor’s obligations hereunder by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

(b) Guarantor understands and acknowledges that if Administrative Agent forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust or mortgage securing the Obligations, that foreclosure could impair or destroy any ability Guarantor may have to seek reimbursement, contribution, or indemnification from Borrower or others based on any right Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by Guarantor under this Guaranty. Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of Guarantor’s rights, if any, may entitle Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure (“CCP”) as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d. 40 (1968). By executing this Guaranty, Guarantor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that Guarantor will be fully liable under this Guaranty even though Administrative Agent may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust or mortgage securing the Obligations; (ii) agrees that Guarantor will not assert that defense in any action or proceeding Administrative Agent may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by Guarantor in this Guaranty include any right or defense Guarantor may have or be entitled to assert based upon or arising out of any one or more of CCP §§ 580a, 580b, 580d, or 726 or Section 2848 of the California Civil Code (“CC”); and (iv) acknowledges and agrees that Administrative Agent is relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration therefor.

(c) Guarantor waives any rights and defenses that are or may become available to Guarantor under CC §§2787 to 2855, inclusive. Guarantor waives the benefit of any statute of limitations affecting its liability hereunder.

Section 12. Restriction on Subrogation and Contribution Rights. Notwithstanding any other provision to the contrary contained herein or provided by applicable Law, unless and until all of the Obligations have been indefeasibly paid in full in cash and satisfied in full, the Guarantor hereby irrevocably defers and agrees not to enforce any and all rights it may have at any time (whether arising directly or indirectly,

Guaranty	CRS Retail Systems, Inc.

by operation of law or by contract) to assert any claim against the Borrower on account of payments made under this Guaranty, including, without limitation, any and all rights of or claim for subrogation, contribution, reimbursement, exoneration and indemnity, and further waives any benefit of and any right to participate in any collateral which may be held by the Administrative Agent or any Lender or any affiliate of the Administrative Agent or any Lender. In addition, the Guarantor will not claim any set-off or counterclaim against the Borrower in respect of any liability it may have to the Borrower unless and until all of the Obligations have been indefeasibly paid in full in cash and satisfied in full.

Section 13. Notices; Demands. Any demand on or notice made or required to be given pursuant to this Guaranty shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, return receipt requested, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

(a) if to the Guarantor, at

c/o Epicor Software Corporation

18200 Von Karmann Avenue

Suite 1000

Irvine, California 92612

Attention: Michael Piraino, Executive Vice President

or at such other address for notice as the Guarantor shall last have furnished in writing to the Administrative Agent;

(b) if to the Administrative Agent, at

KeyBank National Association

601 108th Avenue NE

Bellevue, Washington 98004

Attention: Thomas A. Crandell, Senior Vice President,

with a copy to,

KeyBank National Association

127 Public Square

MC OH-01-27-0847

Cleveland, Ohio 44114

Attention: Paula M. Brewer, Deal Administrator

or at such other address for notice as the Administrative Agent shall last have furnished in writing to the Guarantor; and

Guaranty	CRS Retail Systems, Inc.

(c) if to any Lender, at such Lender’s address as set forth in Schedule 10.2 to the Credit Agreement or at such other address as such Lender shall direct.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective on the terms set forth in Section 10.2 to the Credit Agreement.

Section 14. Amendments, Waivers, Etc. No provision of this Guaranty can be changed, waived, discharged or terminated except by an instrument in writing signed by the Administrative Agent and the Guarantor expressly referring to the provision of this Guaranty to which such instrument relates; and no such waiver shall extend to, affect or impair any right with respect to any Obligation which is not expressly dealt with therein. No course of dealing or delay or omission on the part of the Administrative Agent or the Lenders or any of them in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

Section 15. Further Assurances. The Guarantor shall, at its sole cost and expense, execute and deliver such further acts and documents as the Administrative Agent from time to time may reasonably request in order to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Administrative Agent and the Lenders hereunder.

Section 16. Governing Law. (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) THE GUARANTOR AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. GUARANTOR, ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR OTHER DOCUMENT RELATED HERETO. GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

Guaranty	CRS Retail Systems, Inc.

Section 17. Miscellaneous Provisions.

(a) This Guaranty shall inure to the benefit of the Administrative Agent, each Lender and their respective successors in title and assigns permitted under the Credit Agreement, and shall be binding on the Guarantor and the Guarantor’s successors in title, assigns and legal representatives.

(b) The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions.

(c) Captions are for ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

Section 17. WAIVER OF JURY TRIAL. GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY AND ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE GUARNTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

[Remainder of Page Intentionally Left Blank]

Guaranty	CRS Retail Systems, Inc.

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date first above written.

CRS RETAIL SYSTEMS INC.

By:	/s/ John D. Ireland

Name:	John D. Ireland

Title:	Vice President and General Counsel

GUARANTY

Dated as of March 30, 2006

From

CRS RETAIL TECHNOLOGY GROUP, INC.,

as Guarantor,

to

KEYBANK NATIONAL ASSOCIATION,

as Administrative Agent, Sole Book Manager,

Lender and Issuing Lender

and

THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders,

GUARANTY

This GUARANTY (this “Guaranty”), dated as of March 30, 2006 by CRS RETAIL TECHNOLOGY GROUP, INC., a Utah corporation (the “Guarantor”), in favor of each of the Lenders (as defined herein) and KEYBANK NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for itself and for the other financial institutions (collectively, the “Lenders”) which are or may become parties to the Credit Agreement dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among EPICOR SOFTWARE CORPORATION, a Delaware corporation (the “Borrower”), the Administrative Agent and the Lenders. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

WITNESSETH:

WHEREAS, the Borrower, the Administrative Agent, the Lenders and the other parties thereto have entered into the Credit Agreement;

WHEREAS, the Borrower and the Guarantor are members of a group of related entities, the success of each of which is dependent in part on the success of the other members of such group;

WHEREAS, the Guarantor expects to receive substantial direct and indirect benefits from the Loans made by each Lender to the Borrower pursuant to the Credit Agreement (which benefits are hereby acknowledged);

WHEREAS, a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement is that the Guarantor shall execute and deliver a Guaranty for the benefit of the Administrative Agent and the Lenders; and

WHEREAS, Guarantor wishes to guaranty the Borrower’s obligations to the Lenders and the Administrative Agent under and in respect of the Credit Agreement as herein provided.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Guaranty of Payment and Performance of Obligations. In consideration of the Lenders’ extending credit or otherwise in their discretion giving time, financial or banking facilities or accommodations to the Borrower, the Guarantor absolutely, irrevocably and unconditionally guarantees to the Administrative Agent and each Lender that the Borrower will duly and punctually pay or perform, at the place specified therefor, or if no place is specified, at the Administrative Agent’s head office, (i) all indebtedness, obligations and liabilities of the Borrower to any of the Lenders and

Guaranty	CRS Retail Technology Group, Inc.

the Administrative Agent, individually or collectively, under the Credit Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes or other instruments at any time evidencing any thereof, whether existing on the date of the Credit Agreement or this Guaranty or arising or incurred thereafter, direct or indirect, secured or unsecured, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, including all such which would become due but for the operation of the automatic stay pursuant to §362(a) of the Federal Bankruptcy Code and the operation of §§502(b) and 506(b) of the Federal Bankruptcy Code; and (ii) without limitation of the foregoing, all reasonable fees, costs and expenses incurred by the Administrative Agent and the Lenders in attempting to collect or enforce any of the foregoing (collectively the “Obligations” and individually an “Obligation”). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Borrower of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that any Lender or the Administrative Agent first attempt to collect any of the Obligations from the Borrower or resort to any security or other means of obtaining payment of any of the Obligations which any Lender or the Administrative Agent now has or may acquire after the date hereof or upon any other contingency whatsoever. Upon any Event of Default which is continuing by the Borrower in the full and punctual payment and performance of the Obligations, the liabilities and obligations of the Guarantor hereunder shall, at the option of the Administrative Agent, become forthwith due and payable to the Administrative Agent and to the Lender or Lenders owed the same without demand or notice of any nature, all of which are expressly waived by the Guarantor, except for notices required to be given to the Borrower under the Loan Documents. Payments by the Guarantor hereunder may be required by any Lender or the Administrative Agent on any number of occasions.

Section 2. Guarantor’s Further Agreements to Pay. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to each Lender and the Administrative Agent forthwith upon demand, in funds immediately available to such Lender or the Administrative Agent, all costs and expenses (including court costs and legal fees and expenses) incurred or expended by the Administrative Agent or such Lender in connection with this Guaranty and the enforcement hereof, together with interest on amounts recoverable under this Guaranty from the time after such amounts become due at the default rate of interest set forth in the Credit Agreement; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

Section 3. Payments. The Guarantor covenants and agrees that the Obligations will be paid in Dollars and otherwise strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto.

Guaranty	CRS Retail Technology Group, Inc.

Section 4. Taxes. All payments hereunder shall be made without any counterclaim or set-off, free and clear of, and without reduction for, any Taxes or Other Taxes, which are now or may hereafter be imposed, levied or assessed by any Governmental Authority on payments hereunder, all of which will be for the account of and paid by the Guarantor. If for any reason, any such reduction is made or any Taxes or Other Taxes are paid by the Administrative Agent or any Lender (except for taxes on income or profits of such Administrative Agent or Lender), the Guarantor agrees to pay to the Administrative Agent or such Lender such additional amounts as may be necessary to ensure that the Administrative Agent or such Lender receives the same net amount which it would have received had no reduction been made or Taxes or Other Taxes paid.

Section 5. [Intentionally Reserved].

Section 6. Liability of the Guarantor. The Administrative Agent and each Lender have and shall have the absolute right to enforce the liability of the Guarantor hereunder without resort to any other right or remedy including any right or remedy under any other guaranty, and the release or discharge of any such other guarantor of any Obligations shall not affect the continuing liability of the Guarantor hereunder that has not been released or discharged.

It is the intention and agreement of the Guarantor, the Administrative Agent and the Lenders that the obligations of the Guarantor under this Guaranty shall be valid and enforceable against the Guarantor to the maximum extent permitted by applicable law. Accordingly, if any provision of this Guaranty creating any obligation of the Guarantor in favor of the Administrative Agent and the Lenders shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantor, the Administrative Agent and the Lenders that any balance of the obligation created by such provision and all other obligations of the Guarantor to the Administrative Agent and the Lenders created by other provisions of this Guaranty shall remain valid and enforceable. Likewise, if by final order a court of competent jurisdiction shall declare any sums which the Administrative Agent or the Lenders may be otherwise entitled to collect from Guarantor under any other guaranty to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law), it is the stated intention and agreement of the Guarantor, the Administrative Agent and the Lenders that all sums not in excess of those permitted under such applicable law shall remain fully collectible by the Administrative Agent and the Lenders from the Guarantor.

Section 7. Representations and Warranties; Covenants. The Guarantor hereby makes and confirms the representations and warranties made on its behalf by the Borrower pursuant to Section V of the Credit Agreement, as if such representations and warranties were set forth herein. The Guarantor hereby agrees to perform the covenants set forth in Section VI and Section VII of the Credit Agreement (to the extent such covenants expressly apply to Guarantor) as if such covenants were set forth herein. The Guarantor acknowledges that it is, on a collective basis with the Borrower, bound by the financial covenants and other covenants set forth in the Credit Agreement. The Guarantor hereby confirms that it shall be bound by all acts or omissions of the Borrower pursuant to the Credit Agreement.

Guaranty	CRS Retail Technology Group, Inc.

Section 8. Effectiveness. The obligations of the Guarantor under this Guaranty shall continue in full force and effect and shall remain in operation until all of the Obligations shall have been paid in full or otherwise fully satisfied, and continue to be effective or be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of the Borrower, or otherwise, as though such payment had not been made or other satisfaction occurred. No invalidity, irregularity or unenforceability of the Obligations by reason of applicable bankruptcy laws or any other similar law, or by reason of any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations, shall impair, affect, be a defense to or claim against the obligations of Guarantor under this Guaranty.

Section 9. Freedom of Lender to Deal with Borrower and Other Parties. The Administrative Agent and each Lender shall be at liberty, without giving notice to or obtaining the assent of Guarantor and without relieving Guarantor of any liability hereunder, to deal with the Borrower and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as the Administrative Agent or such Lender in its sole discretion deems fit, and to this end the Guarantor gives to the Administrative Agent and each Lender full authority in its sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Borrower at such times, in such amounts and on such terms as the Administrative Agent or such Lender may approve, (b) vary the terms and grant extensions of any present or future indebtedness or obligation of the Borrower or of any other party to the Administrative Agent or such Lender, (c) grant time, waivers and other indulgences in respect thereto, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations which the Administrative Agent or any Lender now has or may acquire after the date hereof, (e) accept partial payments from the Borrower or any such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with the Borrower or any such other party.

Section 10. Unenforceability of Obligations Against Borrower; Invalidity of Security or Other Guaranties. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the moneys included in the Obligations have become irrecoverable from the Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if Guarantor at all times had been the principal debtor on all such Obligations. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security.

Guaranty	CRS Retail Technology Group, Inc.

Section 11. Waivers by Guarantor. (a) The Guarantor waives notice of acceptance hereof, notice of any action taken or omitted by the Administrative Agent or any Lender in reliance hereon, and any requirement that the Administrative Agent or any Lender be diligent or prompt in making demands hereunder, giving notice of any default by the Borrower or asserting any other rights of the Administrative Agent or any Lender hereunder. The Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses in the nature of suretyship that at any time may be available in respect of Guarantor’s obligations hereunder by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

(b) Guarantor understands and acknowledges that if Administrative Agent forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust or mortgage securing the Obligations, that foreclosure could impair or destroy any ability Guarantor may have to seek reimbursement, contribution, or indemnification from Borrower or others based on any right Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by Guarantor under this Guaranty. Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of Guarantor’s rights, if any, may entitle Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure (“CCP”) as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d. 40 (1968). By executing this Guaranty, Guarantor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that Guarantor will be fully liable under this Guaranty even though Administrative Agent may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust or mortgage securing the Obligations; (ii) agrees that Guarantor will not assert that defense in any action or proceeding Administrative Agent may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by Guarantor in this Guaranty include any right or defense Guarantor may have or be entitled to assert based upon or arising out of any one or more of CCP §§ 580a, 580b, 580d, or 726 or Section 2848 of the California Civil Code (“CC”); and (iv) acknowledges and agrees that Administrative Agent is relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration therefor.

(c) Guarantor waives any rights and defenses that are or may become available to Guarantor under CC §§2787 to 2855, inclusive. Guarantor waives the benefit of any statute of limitations affecting its liability hereunder.

Section 12. Restriction on Subrogation and Contribution Rights. Notwithstanding any other provision to the contrary contained herein or provided by applicable Law, unless and until all of the Obligations have been indefeasibly paid in full in cash and satisfied in full, the Guarantor hereby irrevocably defers and agrees not to enforce any and all rights it may have at any time (whether arising directly or indirectly,

Guaranty	CRS Retail Technology Group, Inc.

by operation of law or by contract) to assert any claim against the Borrower on account of payments made under this Guaranty, including, without limitation, any and all rights of or claim for subrogation, contribution, reimbursement, exoneration and indemnity, and further waives any benefit of and any right to participate in any collateral which may be held by the Administrative Agent or any Lender or any affiliate of the Administrative Agent or any Lender. In addition, the Guarantor will not claim any set-off or counterclaim against the Borrower in respect of any liability it may have to the Borrower unless and until all of the Obligations have been indefeasibly paid in full in cash and satisfied in full.

Section 13. Notices; Demands. Any demand on or notice made or required to be given pursuant to this Guaranty shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, return receipt requested, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

(a) if to the Guarantor, at

c/o Epicor Software Corporation

18200 Von Karmann Avenue

Suite 1000

Irvine, California 92612

Attention: Michael Piraino, Executive Vice President

or at such other address for notice as the Guarantor shall last have furnished in writing to the Administrative Agent;

(b) if to the Administrative Agent, at

KeyBank National Association

601 108th Avenue NE

Bellevue, Washington 98004

Attention: Thomas A. Crandell, Senior Vice President,

with a copy to,

KeyBank National Association

127 Public Square

MC OH-01-27-0847

Cleveland, Ohio 44114

Attention: Paula M. Brewer, Deal Administrator

or at such other address for notice as the Administrative Agent shall last have furnished in writing to the Guarantor; and

Guaranty	CRS Retail Technology Group, Inc.

(c) if to any Lender, at such Lender’s address as set forth in Schedule 10.2 to the Credit Agreement or at such other address as such Lender shall direct.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective on the terms set forth in Section 10.2 to the Credit Agreement.

Section 14. Amendments, Waivers, Etc. No provision of this Guaranty can be changed, waived, discharged or terminated except by an instrument in writing signed by the Administrative Agent and the Guarantor expressly referring to the provision of this Guaranty to which such instrument relates; and no such waiver shall extend to, affect or impair any right with respect to any Obligation which is not expressly dealt with therein. No course of dealing or delay or omission on the part of the Administrative Agent or the Lenders or any of them in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

Section 15. Further Assurances. The Guarantor shall, at its sole cost and expense, execute and deliver such further acts and documents as the Administrative Agent from time to time may reasonably request in order to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Administrative Agent and the Lenders hereunder.

Section 16. Governing Law. (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) THE GUARANTOR AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. GUARANTOR, ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR OTHER DOCUMENT RELATED HERETO. GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

Guaranty	CRS Retail Technology Group, Inc.

Section 17. Miscellaneous Provisions.

(a) This Guaranty shall inure to the benefit of the Administrative Agent, each Lender and their respective successors in title and assigns permitted under the Credit Agreement, and shall be binding on the Guarantor and the Guarantor’s successors in title, assigns and legal representatives.

(b) The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions.

(c) Captions are for ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

Section 17. WAIVER OF JURY TRIAL. GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY AND ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE GUARNTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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Guaranty	CRS Retail Technology Group, Inc.

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date first above written.

CRS RETAIL TECHNOLOGY GROUP, INC.

By:	/s/ John D. Ireland

Name:	John D. Ireland

Title:	Vice President and General Counsel